Exhibit 4.1

                                CREDIT AGREEMENT

                                   dated as of
                                November 30, 2007


                                      Among


                             ESCO TECHNOLOGIES INC.,
                                  as Borrower,


                     THE LENDING INSTITUTIONS NAMED HEREIN,
                                   as Lenders,

                                       and

                               NATIONAL CITY BANK,
                  as an LC Issuer, Swing Line Lender and as the
            Lead Arranger, Administrative Agent and Syndication Agent




                         $330,000,000 Revolving Facility

ARTICLE I.            DEFINITIONS AND TERMS..................................1

Section 1.01          Certain Defined Terms..       .........................1

Section 1.02          Computation of Time Periods...........................25

Section 1.03          Accounting Terms......................................25

Section 1.04          Terms Generally.......................................25

Section 1.05          Currency Equivalents..................................26

ARTICLE II.           THE TERMS OF THE CREDIT FACILITY......................26

Section 2.01          Establishment of the Credit Facility..................26

Section 2.02          Revolving Facility....................................26

Section 2.03          [Intentionally Omitted.]..............................27

Section 2.04          Swing Line Facility...................................27

Section 2.05          Letters of Credit.....................................28

Section 2.06          Notice of Borrowing...................................32

Section 2.07          Funding Obligations; Disbursement of Funds............33

Section 2.08          Evidence of Obligations.. ............................34

Section 2.09          Interest; Default Rate................................35

Section 2.10          Conversion and Continuation of Loans..................36

Section 2.11          Fees..................................................37

Section 2.12          Termination and Reduction of Revolving Commitments....38

Section 2.13          Voluntary and Mandatory Prepayments of Loans..........38

Section 2.14          Method and Place of Payment...........................41

ARTICLE III.          INCREASED COSTS, ILLEGALITY AND TAXES.................42

Section 3.01          Increased Costs, Illegality, etc......................42

Section 3.02          Breakage Compensation.................................44

Section 3.03          Net Payments..........................................44

Section 3.04          Increased Costs to LC Issuers.........................46

Section 3.05          Change of Lending Office; Replacement of Lenders......46

ARTICLE IV.           CONDITIONS PRECEDENT..................................47

Section 4.01          Conditions Precedent at Closing Date..................47

Section 4.02          Conditions Precedent to All Credit Events.............50

ARTICLE V.            REPRESENTATIONS AND WARRANTIES........................50

Section 5.01          Corporate Status......................................51

Section 5.02          Corporate Power and Authority.........................51

Section 5.03          No Violation..........................................51

Section 5.04          Governmental Approvals................................51

Section 5.05          Litigation............................................51

Section 5.06          Use of Proceeds; Margin Regulations...................52

Section 5.07          Financial Statements..................................52

Section 5.08          Solvency..............................................53

Section 5.09          No Material Adverse Change............................53

Section 5.10          Tax Returns and Payments..............................53

Section 5.11          Title to Properties, etc..............................53

Section 5.12          Lawful Operations, etc................................54

Section 5.13          Environmental Matters.................................54

Section 5.14          Compliance with ERISA.................................54

Section 5.15          Intellectual Property, etc............................55

Section 5.16          Investment Company Act, etc...........................55

Section 5.17          Insurance.............................................55

Section 5.18          Burdensome Contracts; Labor Relations.................55

Section 5.19          Security Interests....................................55

Section 5.20          True and Complete Disclosure..........................56

Section 5.21          Defaults..............................................56

Section 5.22          Capitalization........................................56

Section 5.23          Representation and Warranties in Purchase Agreement
                       Documentation.........                        .......56

Section 5.24          Anti-Terrorism Law Compliance.........................57

ARTICLE VI.           AFFIRMATIVE COVENANTS.................................57

Section 6.01          Reporting Requirements................................57

Section 6.02          Books, Records and Inspections........................60

Section 6.03          Insurance.............................................60

Section 6.04          Payment of Taxes and Claims...........................60

Section 6.05          Corporate Franchises..................................61

Section 6.06          Good Repair...........................................61

Section 6.07          Compliance with Statutes, etc.........................61

Section 6.08          Compliance with Environmental Laws.. .................61

Section 6.09          Certain Subsidiaries to Join in Subsidiary Guaranty...62

Section 6.10          Additional Security; Further Assurances...............62

Section 6.11          Most Favored Covenant Status..........................62

Section 6.12          Senior Debt...........................................63

Section 6.13          Amendment, Modification or Termination of Material
                       Contracts.................                       ....63

Section 6.14          Performance of Material Contracts.....................63

ARTICLE VII.          NEGATIVE COVENANTS....................................63

Section 7.01          Changes in Business....... ...........................63

Section 7.02          Consolidation, Merger, Acquisitions, Asset Sales, etc..63

Section 7.03          Liens.................................................64

Section 7.04          Indebtedness..........................................65

Section 7.05          Investments and Guaranty Obligations..................65

Section 7.06          Restricted Payments...................................66

Section 7.07          Financial Covenants...................................67

Section 7.08          Limitation on Certain Restrictive Agreements..........67

Section 7.09          Transactions with Affiliates..........................67

Section 7.10          Plan Terminations, Minimum Funding, etc...............68

Section 7.11          Hedge Agreements......................................68

Section 7.12          Amendments to Acquisition Documentation...............68

Section 7.13          Anti-Terrorism Laws...................................68

ARTICLE VIII.         EVENTS OF DEFAULT.....................................69

Section 8.01          Events of Default.....................................69

Section 8.02          Remedies..............................................70

Section 8.03          Application of Certain Payments and Proceeds..........71

ARTICLE IX.           THE ADMINISTRATIVE AGENT..............................71

Section 9.01          Appointment...........................................71

Section 9.02          Delegation of Duties..................................72

Section 9.03          Exculpatory Provisions................................72

Section 9.04          Reliance by Administrative Agent......................72

Section 9.05          Notice of Default.....................................73

Section 9.06          Non-Reliance..........................................73

Section 9.07          No Reliance on Administrative Agent's Customer
                       Identification Program......                   ......73

Section 9.08          USA Patriot Act.......................................74

Section 9.09          Indemnification.......................................74

Section 9.10          The Administrative Agent in Individual Capacity.......74

Section 9.11          Successor Administrative Agent........................74

Section 9.12          Other Agents..........................................75

ARTICLE X.            GUARANTY..............................................75

Section 10.01         Guaranty by the Borrower..............................75

Section 10.02         Additional Undertaking................................75

Section 10.03         Guaranty Unconditional..... ..........................76

Section 10.04         Borrower Obligations to Remain in Effect; Restoration.76

Section 10.05         Waiver of Acceptance, etc. ...........................77

Section 10.06         Subrogation...........................................77

Section 10.07         Effect of Stay........................................77

ARTICLE XI.           MISCELLANEOUS.........................................77

Section 11.01         Payment of Expenses etc...............................77

Section 11.02         Indemnification.......................................77

Section 11.03         Right of Setoff.......................................78

Section 11.04         Equalization..........................................78

Section 11.05         Notices...............................................79

Section 11.06         Successors and Assigns................................80

Section 11.07         No Waiver; Remedies Cumulative........................82

Section 11.08         Governing Law; Submission to Jurisdiction; Venue; Waiver
                        of Jury Trial.......                            ....82

Section 11.09         Counterparts..........................................83

Section 11.10         Integration...........................................83

Section 11.11         Headings Descriptive..................................84

Section 11.12         Amendment or Waiver...................................84

Section 11.13         Survival of Indemnities...............................86

Section 11.14         Domicile of Loans.....................................86

Section 11.15         Confidentiality.......................................87

Section 11.16         Limitations on Liability of the LC Issuers............87

Section 11.17         General Limitation of Liability.......................88

Section 11.18         No Duty...............................................88

Section 11.19         Lenders and Agent Not Fiduciary to Borrower, etc......88

Section 11.20         Survival of Representations and Warranties.. .........88

Section 11.21         Severability..........................................88

Section 11.22         Independence of Covenants.............................89

Section 11.23         Interest Rate Limitation..............................89

Section 11.24         Judgment Currency.....................................89

Section 11.25         USA Patriot Act.......................................89



                                    EXHIBITS

         Exhibit A-1       Form of Revolving Facility Note
         Exhibit A-2       Form of Swing Line Note
         Exhibit B-1       Form of Notice of Borrowing
         Exhibit B-2       Form of Notice of Continuation or Conversion
         Exhibit B-3       Form of LC Request
         Exhibit C-1       Form of Subsidiary Guaranty
         Exhibit C-2       Form of Pledge Agreement
         Exhibit D         Form of Assignment Agreement
         Exhibit E         Form of Compliance Certificate
         Exhibit F         Form of Closing Certificate
         Exhibit G         Form of Solvency Certificate

     THIS CREDIT AGREEMENT is entered into as of November 30, 2007, among the following: (i) ESCO TECHNOLOGIES INC., a Missouri corporation (the "Borrower");
(ii) the lenders from time to time party hereto (each a "Lender" and collectively, the "Lenders"); and (iii) NATIONAL CITY BANK, as the lead arranger, sole bookrunner and administrative agent (the "Administrative Agent"), as the Swing Line Lender (as hereinafter defined), an LC Issuer (as hereafter defined) and as the syndication agent (the "Syndication Agent").

                                    RECITALS:

     (1)......The Borrower has requested that the Lenders, the Swing Line Lender and each LC Issuer extend credit to the Borrower to finance the acquisition of Doble Engineering Company, a Massachusetts corporation ("Doble"), to provide working capital, to finance capital expenditures, stock repurchases and other general corporate purposes, including the payment of fees and expenses.

     (2)......Subject to and upon the terms and conditions set forth herein, the
Lenders, the Swing Line Lender and each LC Issuer are willing to extend credit and make available to the Borrower the credit facility provided for herein for the foregoing purposes.

                                   AGREEMENT:

     In consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE I.........

                              DEFINITIONS AND TERMS

Section  1.01......Certain  Defined Terms.  As used herein,  the following terms shall have the meanings herein specified unless the context otherwise requires:

          "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of any Person, or any business or division of any Person, (ii) the acquisition or ownership of in excess of 50% of the Equity Interest of any Person, or (iii) the acquisition of another Person by a merger, consolidation, amalgamation or any other combination with such Person.

          "Acquisition Agreements" means, collectively, the Purchase Agreement and each Permitted Acquisition Agreement.

          "Acquisition   Documentation"   means,   collectively,   the  Purchase
     Agreement Documentation and all Permitted Acquisition Documentation.

          "Adjusted Eurodollar Rate" means with respect to each Interest Period for a Eurodollar Loan, (i) the rate per annum equal to the offered rate appearing on the applicable electronic page of Reuters (or on the appropriate page of any successor to or substitute for such service, or, if such rate is not available, on the appropriate page of any generally recognized financial information service, as selected by the Administrative Agent from time to time) that displays an average British Bankers
     Association  Interest  Settlement Rate at approximately  11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period, for deposits in Dollars with a maturity comparable to such Interest Period, divided (and rounded to the nearest 1/100th of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, however, that if the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the average (rounded to the nearest 1/100th of 1%) of the rates per annum at which deposits in Dollars in an amount equal to the amount of such Eurodollar Loan are offered to major banks in the London interbank market at approximately 11:00 A.M. (London time), two Business Days prior to the commencement of such Interest Period, for contracts that would be entered into at the commencement of such Interest Period for the same duration as such Interest Period.

          "Adjusted Foreign Currency Rate" means with respect to each Interest Period for any Foreign Currency Loan, (i) the rate per annum equal to the offered rate appearing on the applicable electronic page of Reuters (or on the appropriate page of any successor to or substitute for such service, or, if such rate is not available, on the appropriate page of any generally recognized financial information service, as selected by the Administrative Agent from time to time) that displays an average British Bankers Acceptance Interest Settlement Rate at approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period for deposits in the applicable Designated Foreign Currency with a maturity comparable to such Interest Period, divided (and rounded to the nearest 1/100th of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, however, that if the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the average (rounded to the nearest 1/100th of 1%) of the rates per annum at which deposits in an amount equal to the amount of such Foreign Currency Loan in the applicable Designated Foreign Currency are offered to major banks in the London interbank market at approximately 11:00 A.M. (London time), two Business Days prior to the commencement of such Interest Period, for contracts that would be entered into at the commencement of such Interest Period for the same duration as such Interest Period.

          "Administrative Agent" has the meaning provided in the first paragraph of this Agreement and includes any successor to the Administrative Agent appointed pursuant to Section 9.11.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person, or, in the case of any Lender that is an investment fund, the investment advisor thereof and any investment fund having the same investment advisor. A Person shall be deemed to control a second Person if such first Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such second Person or (ii) to direct or cause the direction of the management and policies of such second Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall in any event be considered an Affiliate of the Borrower or any of its Subsidiaries.

          "Aggregate  Credit Facility  Exposure"  means, at any time, the sum of
     (i) the Aggregate Revolving Facility Exposure at such time; (ii) the principal amount of Swing Loans outstanding at such time; and (iii) aggregate principal amount of the Incremental Loans, if any, constituting Term Loans outstanding at such time.

          "Aggregate Revolving Facility Exposure" means, at any time, the sum of
     (i) the Dollar Equivalent of the principal amounts of all Revolving Loans made by all Lenders and outstanding at such time and (ii) the Dollar Equivalent of the aggregate amount of the LC Outstandings at such time.

          "Agreement" means this Credit Agreement, as the same may from time to time be amended, restated, supplemented or otherwise modified.

          "Anti-Terrorism Law" means the USA Patriot Act or any other law pertaining to the prevention of future acts of terrorism, in each case as such law may be amended from time to time.

         "Applicable Facility Fee Rate" means:

          (i)......On   the  Closing  Date  and  thereafter   until  changed  in
     accordance with the provisions set forth in this definition, the Applicable Facility Fee Rate shall be determined in accordance with the matrix set forth below on the basis of the Borrower's Leverage Ratio as of September 30, 2007 (on a combined pro forma basis, giving effect to the Acquisition of Doble and the transaction contemplated hereby, as certified by the Chief Financial Officer or the Treasurer of the Borrower and computed in a manner acceptable to the Administrative Agent), which on the Closing Date is 25.0 basis points;

          (ii).....Commencing  with the fiscal  quarter of the Borrower ended on
     December 31, 2007, and continuing with each fiscal quarter thereafter, the Administrative Agent shall determine the Applicable Facility Fee Rate in accordance with the following matrix, based on the Leverage Ratio:

     --------------------------------------------------------------------------

          Leverage Ratio                         Applicable Facility Fee Rate
     --------------------------------------------------------------------------
     --------------------------------------------------------------------------
     Greater than or equal to 3.00 to 1.00                     25.0 bps
     --------------------------------------------------------------------------
     --------------------------------------------------------------------------
     Greater than or equal to 2.50 to 1.00, but less           25.0 bps
     than 3.00 to 1.00
     --------------------------------------------------------------------------
     --------------------------------------------------------------------------
     Greater than or equal to 2.00 to 1.00, but less           20.0 bps
     than 2.50 to 1.00
     --------------------------------------------------------------------------
     --------------------------------------------------------------------------
     Greater than or equal to 1.50 to 1.00, but less           17.5 bps
     than 2.00 to 1.00
     --------------------------------------------------------------------------
     --------------------------------------------------------------------------
     Less than 1.50 to 1.00                                    15.0 bps
     --------------------------------------------------------------------------

          (iii)....Changes  in the  Applicable  Facility  Fee  Rate  based  upon changes in the Leverage Ratio shall become effective on the first Business Day of the month following the receipt by the Administrative Agent pursuant to Section 6.01(a) or Section 6.01(b), as the case may be, of the financial statements of the Borrower for the Testing Period most recently ended, accompanied by a Compliance Certificate required pursuant to Section 6.01(c) or, in the case of the fourth quarter, the Compliance Certificate required pursuant to Section 6.01(c), demonstrating the computation of the Leverage Ratio; provided, however, that in the event that the annual financial statements delivered pursuant to Section 6.01(a) indicate a greater Applicable Facility Fee Rate than indicated by the quarterly Compliance Certificate delivered pursuant to Section 6.01(c) for the fourth quarter of any fiscal year, then the Applicable Facility Fee Rate shall be calculated with retroactive effect to the date changed (or maintained) pursuant hereto as the basis of such quarterly financial statements and the Borrower shall promptly remit such difference to the Administrative Agent. Notwithstanding the foregoing, during any period when (A) the Borrower has failed to timely deliver its consolidated financial statements referred to in Section 6.01(a) or Section 6.01(b), accompanied by a Compliance Certificate required pursuant to Section 6.01(c), or, in the case of the fourth quarter, the Compliance Certificate required pursuant to Section 6.01(c) or (B) an Event of Default has occurred and is continuing, the Applicable Facility Fee Rate shall be the highest number of basis points indicated therefor in the above matrix, regardless of the Leverage Ratio at such time. The above matrix does not modify or waive, in any respect, the rights of the Administrative Agent and the Lenders to charge any default rate of interest or any of the other rights and remedies of the Administrative Agent and the Lenders hereunder.

          (iv).....In the event that any financial statement or certificate,  as applicable, delivered pursuant to Section 6.01(a), (b) or (c) is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable
     Facility Fee Rate for any period (an "Applicable Period") than the Applicable Facility Fee Rate actually applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Administrative Agent a corrected certificate for such Applicable Period, (ii) the Applicable Facility Fee Rate shall be determined as if such corrected, higher Applicable Facility Fee Rate were applicable for such Applicable Period, and (iii) the Borrower shall immediately pay to the Administrative Agent the accrued additional Facility Fee owing as a result of such higher Applicable Facility Fee Rate for such Applicable Period.

          "Applicable Lending Office" means, with respect to each Lender, the office designated by such Lender to the Administrative Agent as such Lender's lending office for all purposes of this Agreement. A lender may have a different Applicable Lending Office for Base Rate Loans, Eurodollar Loans and Foreign Currency Loans.

          "Applicable Margin" means:

          (i)......On  the  Closing  Date  and  thereafter,   until  changed  in
     accordance with the following provisions, the Applicable Margin shall be determined in accordance with the matrix set forth below on the basis of the Borrower's Leverage Ratio as of September 30, 2007 (on a combined pro forma basis, giving effect to the Acquisition of Doble and the transaction contemplated hereby, as certified by the Chief Financial Officer or the Treasurer of the Borrower and computed in a manner acceptable to the Administrative Agent), which on the Closing Date is 0.0 basis points for Base Rate Loans and 100.00 basis points for Fixed Rate Loans;

          (ii).....Commencing  with the fiscal  quarter of the Borrower ended on
     December 31, 2007, and continuing with each fiscal quarter thereafter, the Administrative Agent shall determine the Applicable Margin in accordance with the following matrix, based on the Leverage Ratio:

-------------------------------------------------------------------------------

                                                             Applicable Margin
Leverage Ratio                           Applicable Margin     for Fixed Rate
                                        for Base Rate Loans         Loans
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Greater than or equal to 3.00 to 1.00        0.0 bps               100.0 bps
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Greater than or equal to 2.50 to 1.00,       0.0 bps                75.0 bps
but less than 3.00 to 1.00
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Greater than or equal to 2.00 to 1.00,       0.0 bps                67.5 bps
but less than 2.50 to 1.00
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Greater than or equal to 1.50 to 1.00,       0.0 bps                57.5 bps
but less than 2.00 to 1.00
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Less than 1.50 to 1.00                       0.0 bps                47.5 bps
-------------------------------------------------------------------------------

          (iii)....Changes  in the  Applicable  Margin based upon changes in the
     Leverage Ratio shall become effective on the first Business Day of the month following the receipt by the Administrative Agent pursuant to Section 6.01(a) or Section 6.01(b) of the financial statements of the Borrower for the Testing Period most recently ended, accompanied by a Compliance Certificate in accordance with Section 6.01(c) or, in the case of the fourth quarter, the Compliance Certificate required pursuant to Section 6.01(c), demonstrating the computation of the Leverage Ratio; provided, however, that in the event that the annual financial statements delivered pursuant to Section 6.01(a) indicate a greater Applicable Margin than indicated by the Compliance Certificate delivered pursuant to Section
     6.01(c) for the fourth quarter of any fiscal year, then the Applicable Margin shall be calculated with retroactive effect to the date changed (or maintained) pursuant hereto as the basis of such quarterly financial statements and the Borrower shall promptly remit such difference to the Administrative Agent. Notwithstanding the foregoing provisions, during any period when (A) the Borrower has failed to timely deliver its consolidated financial statements referred to in Section 6.01(a) or Section 6.01(b), accompanied by a Compliance Certificate in accordance with Section 6.01(c), or, in the case of the fourth quarter, the Compliance Certificate required pursuant to Section 6.01(c) or (B) an Event of Default has occurred and is continuing, the Applicable Margin shall be the highest number of basis points indicated therefor in the above matrix, regardless of the Leverage Ratio at such time. The above matrix does not modify or waive, in any respect, the rights of the Administrative Agent and the Lenders to charge any default rate of interest or any of the other rights and remedies of the Administrative Agent and the Lenders hereunder.

          (iv).....In the event that any financial statement or certificate,  as applicable, delivered pursuant to Section 6.01(a), (b) or (c) is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an "Affected Period") than the Applicable Margin actually applied for such Affected Period, then (i) the Borrower shall immediately deliver to the Administrative Agent a corrected certificate for such Affected Period, (ii) the Applicable Margin shall be determined as if such corrected, higher Applicable Margin were applicable for such Affected Period, and (iii) the Borrower shall immediately pay to the Administrative Agent the accrued additional interest owing as a result of such higher Applicable Margin for such Affected Period.

          "Approved Bank" has the meaning provided in subpart (ii) of the definition of "Cash Equivalents."

          "Approved Fund" means a fund that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit and that is administered or managed by a Lender or an Affiliate of a Lender.

          "Asset Sale" means the sale, lease, transfer or other disposition (including by means of Sale and Lease-Back Transactions, and by means of mergers, consolidations, amalgamations and liquidations of a corporation, partnership or limited liability company of the interests therein of the Borrower or any Subsidiary) by the Borrower or any Subsidiary to any Person of any of the Borrower's or such Subsidiary's respective assets, provided that the term Asset Sale specifically excludes (i) any sales, transfers or other dispositions of inventory, or obsolete, worn-out or excess furniture, fixtures, equipment or other property, real or personal, tangible or intangible, in each case in the ordinary course of business, and (ii) the actual or constructive total loss of any property or the use thereof resulting from any Event of Loss.

          "Assignment Agreement" means an Assignment Agreement substantially in the form of Exhibit D hereto.

          "Authorized Officer" means (i) with respect to the Borrower, any of the following officers: the Chairman, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Treasury Manager, the General Counsel or the Controller, and (ii) with respect to any Subsidiary of the Borrower, the President, any Vice President, the Chief Financial Officer or the Treasurer of such Subsidiary, or, in the case of any of the foregoing, such other Person as is authorized in writing to act on behalf of the Borrower or such Subsidiary and is acceptable to the Administrative Agent. Unless otherwise qualified, all references herein to an Authorized Officer shall refer to an Authorized Officer of the Borrower.

          "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto, as hereafter amended.

          "Base Rate" means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greater of (i) the rate of interest established by National City Bank, from time to time, as its "prime rate," whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit; or (ii) the Federal Funds Effective Rate in effect from time to time, determined one Business Day in arrears, plus 1/2 of 1% per annum.

          "Base Rate Loan" means any Loan bearing interest at a rate based upon the Base Rate in effect from time to time.

          "Benefited Creditors" means, with respect to the Borrower Guaranteed Obligations pursuant to Article X, each of the Administrative Agent, the Lenders, each LC Issuer and the Swing Line Lender and each Designated Hedge Creditor, and the respective successors and assigns of each of the foregoing.

          "Borrower" has the meaning specified in the first paragraph of this Agreement.

          "Borrower Guaranteed Obligations" has the meaning provided in Section 10.01.

          "Borrowing" means a Revolving Borrowing or the incurrence of a Swing Loan, and includes the incurrence of any Incremental Loan.

          "Business Day" means (i) any day other than Saturday, Sunday or any other day on which commercial banks in Cleveland, Ohio are authorized or required by law to close and (ii) with respect to any matters relating to
     (A) Eurodollar Loans, any day on which dealings in U.S. Dollars are carried on in the London interbank market, and (B) Foreign Currency Loans, any day on which commercial banks are open for international business (including the clearing of currency transfers in the relevant Designated Foreign Currency) in the principal financial center of the home country of the applicable Designated Foreign Currency.

          "Capital Distribution" means a payment made, liability incurred or other consideration given for the purchase, acquisition, repurchase, redemption or retirement of any Equity Interest of the Borrower or any of its Subsidiaries or as a dividend, return of capital or other distribution in respect of any such Person's Equity Interest.

          "Capital Lease" as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, should be accounted for as a capital lease on the balance sheet of that Person.

          "Capitalized Lease Obligations" means all obligations under Capital Leases of the Borrower or any of its Subsidiaries, without duplication, in each case taken at the amount thereof accounted for as liabilities identified as "capital lease obligations" (or any similar words) on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

          "Cash Dividend" means a Capital Distribution of the Borrower payable in cash to the shareholders of the Borrower with respect to any class or series of Equity Interest of the Borrower.

          "Cash Equivalents" means any of the following:

               (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

               (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Lender, (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (z) any bank (or the parent company of such bank) whose short-term commercial paper rating from S&P is at least A-1, A-2 or the equivalent thereof or from Moody's is at least P-1, P-2 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than 180 days from the date of acquisition;

               (iii) commercial paper issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long-term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within 180 days after the date of acquisition;

               (iv) fully collateralized repurchase agreements entered into with any Lender or Approved Bank having a term of not more than 30 days and covering securities described in clause (i) above;

               (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above;

               (vi) investments in money market funds access to which is provided as part of "sweep" accounts maintained with a Lender or an Approved Bank;

               (vii)  investments in industrial  development  revenue bonds that
          (A) "re-set" interest rates not less frequently than quarterly, (B) are entitled to the benefit of a remarketing arrangement with an established broker dealer, and (C) are supported by a direct pay letter of credit covering principal and accrued interest that is issued by an Approved Bank; and

               (viii)  investments  in  pooled  funds  or  investment   accounts
          consisting of investments of the nature described in the foregoing clause (vii).

          "Cash Proceeds" means, with respect to (i) any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrower or any Subsidiary from such Asset Sale, and (ii) any Event of Loss, the aggregate cash payments, including all insurance proceeds and proceeds of any award for condemnation or taking, received in connection with such Event of Loss.

          "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. 9601 et seq.

          "Change in Control" means

          (i) the acquisition of, or, if earlier, the shareholder or director approval of the acquisition of, ownership or voting control, directly or indirectly, beneficially or of record, on or after the Closing Date, by any Person or group (within the meaning of Rule 13d-3 of the SEC under the 1934 Act, as then in effect), of shares representing more than 30% of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of the Borrower;

          (ii) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither

               (A)  nominated  by the Board of Directors of the Borrower nor

               (B) appointed by directors so nominated;  or

          (iii) the occurrence of a change in control, or other similar provision, under or with respect to any Material Indebtedness Agreement.

          "Charges" has the meaning provided in Section 11.23.

          "CIP Regulations" has the meaning provided in Section 9.07.

          "Claims" has the meaning set forth in the definition of "Environmental Claims."

          "Closing Date" means November 30, 2007.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code as in effect at the Closing Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" means the "Pledged Collateral" as defined in the Pledge Agreement, together with any other collateral covered by any Security Document.

          "Commitment"   means  with  respect  to  each  Lender,  its  Revolving
     Commitment, if any, and any "Commitment" to make Incremental Loans by such Lender in accordance with the provisions of Section 11.12(e).

          "Commitment Letter" has the meaning provided in Section 11.10.

          "Commodities Hedge Agreement" means a commodities contract purchased by the Borrower or any of its Subsidiaries in the ordinary course of business, and not for speculative purposes, with respect to raw materials necessary to the manufacturing or production of goods in connection with the business of the Borrower and its Subsidiaries.

          "Compliance Certificate" has the meaning provided in Section 6.01(c).

          "Confidential   Information"  has  the  meaning  provided  in  Section
     11.15(b).

          "Consideration" means, in connection with an Acquisition, the aggregate consideration paid, including borrowed funds, cash, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent), the payment of consulting fees (excluding any fees payable to any investment banker in connection with such Acquisition) or fees for a covenant not to compete and any other consideration paid for the purchase.

          "Consolidated Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) made by the Borrower and its Subsidiaries to acquire or lease (pursuant to a Capital Lease) fixed or capital assets, or additions to equipment (including replacements, capitalized repairs and improvements during such period).

          "Consolidated Depreciation and Amortization Expense" means, for any period, all depreciation and amortization expenses of the Borrower and its Subsidiaries, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

          "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period, plus

               (i)  the  sum  of  the  amounts  for  such  period   included  in
          determining such Consolidated Net Income of

                    (A) Consolidated Interest Expense,

                    (B) Consolidated Income Tax Expense,

                    (C) Consolidated Depreciation and Amortization Expense, and

                    (D)   extraordinary,   non-recurring   non-cash  losses  and
               charges, less

               (ii) gains on sales of assets and other extraordinary gains and other non-recurring non-cash gains, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; provided, however, that Consolidated EBITDA for any Testing Period shall (y) include the EBITDA for any Person or business unit that has been acquired by the Borrower or any of its Subsidiaries for any portion of such Testing Period prior to the date of acquisition, so long as such EBITDA has been verified by appropriate audited financial statements or other financial statements acceptable to the Administrative Agent and (z) exclude the EBITDA for any Person or business unit that has been disposed of by the Borrower or any of its Subsidiaries, for the portion of such Testing Period prior to the date of disposition.

          "Consolidated Income Tax Expense" means, for any period, all provisions for taxes based on the net income of the Borrower or any of its Subsidiaries (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" means, for any period, total interest expense (including, without limitation, that which is capitalized and that which is attributable to Capital Leases or Synthetic Leases) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries.

          "Consolidated Net Income" means for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

          "Consolidated Net Worth" means at any time, all amounts that, in conformity with GAAP, would be included under the caption "total stockholders' equity" (or any like caption) on a consolidated balance sheet of the Borrower at such time.

          "Consolidated Tangible Assets" means all assets of the Borrower and its Subsidiaries less goodwill and less intangible assets, all on a consolidated basis and determined in conformity with GAAP.

          "Consolidated Total Debt" means the sum (without duplication) of all Indebtedness of the Borrower and of its Subsidiaries, all as determined on a consolidated basis.

          "Continue,"   "Continuation"   and   "Continued"   each  refers  to  a
     continuation of a Fixed Rate Loan for an additional Interest Period as provided in Section 2.10.

          "Convert," "Conversion" and "Converted" each refers to a conversion of Loans of one Type into Loans of another Type.

          "Credit Event" means the making of any Borrowing, any Conversion or Continuation, or any LC Issuance.

          "Credit Facility" means the credit facility established under this Agreement pursuant to which

          (i) the Lenders shall make Revolving Loans to the Borrower, and shall participate in LC Issuances, under the Revolving Facility pursuant to the Revolving Commitment of each such Lender,

          (ii) the Swing Line Lender shall make Swing Loans to the Borrower under the Swing Line Facility pursuant to the Swing Line Commitment, and
     (iii) each LC Issuer shall issue Letters of Credit for the account of the LC Obligors in accordance with the terms of this Agreement, and includes any Incremental Loans established in accordance with the provisions of
     Section 11.12(e).

          "Credit Facility Exposure" means, for any Lender at any time, the Dollar Equivalent of the sum of

          (i) such Lender's  Revolving  Facility Exposure at such time,

          (ii) in the case of the Swing Line Lender, the principal amount of Swing Loans outstanding at such time, and

          (iii) the outstanding aggregate principal amount of the Incremental Loans, if any, constituting Term Loans made by such Lender, if any.

          "Credit Party" means the Borrower or any Domestic Subsidiary.

          "Default" means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

          "Default  Rate"  means,  for any day,

          (i) with respect to any Loan, a rate per annum equal to 2% per annum above the interest rate that is or would be applicable from time to time to such Loan pursuant to Section 2.09(a)(i), and

          (ii) with respect to any other amount, a rate per annum equal to 2% per annum above the rate that would be applicable to Revolving Loans that are Base Rate Loans pursuant to Section 2.09(a)(i).

          "Designated Foreign Currency" means Euros, Canadian Dollars, British pounds, Australian dollars, or any other currency (other than Dollars) approved in writing by the Lenders and that is freely traded and exchangeable into Dollars.

          "Designated Hedge Agreement" means any Hedge Agreement (other than a Commodities Hedge Agreement) to which the Borrower or any of its Subsidiaries is a party and as to which a Lender or any of its Affiliates is a counterparty that, pursuant to a written instrument signed by the Administrative Agent, has been designated as a Designated Hedge Agreement so that the Borrower's or such Subsidiary's counterparty's credit exposure thereunder will be entitled to share in the benefits of the Subsidiary Guaranty and the Security Documents to the extent the Subsidiary Guaranty and such Security Documents provide guarantees or security for creditors of the Borrower or any Subsidiary under Designated Hedge Agreements.

          "Designated Hedge Creditor" means each Lender or Affiliate of a Lender that participates as a counterparty to any Credit Party pursuant to any Designated Hedge Agreement with such Lender or Affiliate of such Lender.

          "Doble" has the meaning provided in the Recitals.

          "Dollars," "U.S. Dollars" and the sign "$" each means lawful money of the United States.

          "Dollar  Equivalent" means,

          (i) with respect to any amount denominated in Dollars, such amount and

          (ii) with respect to a Foreign Currency Loan to be made, the Dollar equivalent of the amount of such Foreign Currency Loan, determined by the Administrative Agent on the basis of its spot rate at approximately 11:00 A.M. London time on the date two Business Days before the date such Foreign Currency Loan is to be made, for the purchase of the relevant Designated Foreign Currency with Dollars for delivery on the date such Foreign Currency Loan is to be made,

          (iii) with respect to any Letter of Credit to be issued in any Designated Foreign Currency, the Dollar equivalent of the Stated Amount of such Letter of Credit, determined by the applicable LC Issuer on the basis of its spot rate at approximately 11:00 A.M. London time on the date two Business Days before the issuance of such Letter of Credit, for the purchase of the relevant Designated Foreign Currency with Dollars for delivery on such date of issuance, and

          (iv) with respect to any other amount not denominated in Dollars, and with respect to Foreign Currency Loans and Letters of Credit issued in any Designated Foreign Currency at any other time, the Dollar equivalent of such amount, Foreign Currency Loan or Letter of Credit, as the case may be, determined by the Administrative Agent on the basis of its spot rate at approximately 11:00 A.M. London time on the date for which the Dollar equivalent amount of such amount, Foreign Currency Loan or Letter of Credit, as the case may be, is being determined, for the purchase of the relevant Designated Foreign Currency with Dollars for delivery on such date.

          "Domestic Credit Party" means the Borrower or any Domestic Subsidiary.

          "Domestic Subsidiary" means any Subsidiary organized under the laws of the United States of America, any State thereof, or the District of Columbia.

          "EBITDA" means, with respect to any Person for any period, the net income for such Person for such period plus the sum of the amounts for such period included in determining such net income in respect of (i) interest expense, (ii) income tax expense, and (iii) depreciation and amortization expense, in each case as determined in accordance with GAAP.

          "Eligible Assignee" means (i) a Lender, (ii) an Affiliate of a Lender,
     (iii) an Approved Fund, and (iv) any other Person (other than a natural Person) approved by (A) the Administrative Agent, (B) each LC Issuer, and
     (C) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided, however, that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

          "Environmental Claims" means any and all global, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such law (hereafter "Claims"), including, without limitation, (i) any and all Claims by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the storage, treatment or Release (as defined in CERCLA) of any Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any binding and enforceable judicial or global interpretation thereof, including any judicial or global order, consent, decree or judgment issued to or rendered against the Borrower or any of its Subsidiaries relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq.; the Clean Air Act, 42 U.S.C. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. 11001 et seq., the Hazardous Material Transportation Act, 49 U.S.C. 5101 et seq. and the Occupational Safety and Health Act, 29 U.S.C. 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

          "Equity Interest" means with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting) of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) or any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, but in no event will Equity Interest include any debt securities convertible or exchangeable into equity unless and until actually converted or exchanged.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Closing Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" means each Person (as defined in Section 3(9) of ERISA), which together with the Borrower or a Subsidiary of the Borrower, would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) or 4001(b)(i) of ERISA or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such Person.

          "Eurodollar Loan" means each Loan bearing interest at a rate based upon the Adjusted Eurodollar Rate.

          "Event of Default" has the meaning provided in Section 8.01.

          "Event of Loss" means, with respect to any property, (i) the actual or constructive total loss of such property or the use thereof, resulting from destruction, damage beyond repair, or the rendition of such property permanently unfit for normal use from any casualty or similar occurrence whatsoever, (ii) the destruction or damage of a portion of such property from any casualty or similar occurrence whatsoever under circumstances in which such damage cannot reasonably be expected to be repaired, or such property cannot reasonably be expected to be restored to its condition immediately prior to such destruction or damage, within 90 days after the occurrence of such destruction or damage, (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, any property, or (iv) in the case of any property located upon a leasehold, the termination or expiration of such leasehold.

          "Existing Letter of Credit" means each of the letters of credit set forth on Schedule 3 hereto, provided that the issuer of such letters of credit is or becomes a Lender hereunder and whereupon each such letter of credit shall be deemed a Letter of Credit hereunder for all purposes of this Agreement and the parties hereto agree that the terms of this Agreement shall apply to such Letters of Credit, superseding any other agreement theretofore applicable to them to the extent inconsistent with the terms hereof.

          "Facility Fee" has the meaning provided in Section 2.11(a).

          "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fee Letter" means the Fee Letter dated as of October 17, 2007 between the Borrower and the Administrative Agent.

          "Fees"  means all  amounts  payable  pursuant  to, or  referred to in,
     Section 2.11.

         "Financial Projections" has the meaning provided in Section 5.07(b).

          "Fixed Rate Loan" means any Eurodollar Loan or Foreign Currency Loan.

          "Foreign Currency Exposure" means, at any time, the portion of the Aggregate Revolving Facility Exposure at such time that is denominated in any Designated Foreign Currency.

          "Foreign Currency Loan" means each Revolving Loan denominated in a Designated Foreign Currency and bearing interest at a rate based upon the Adjusted Foreign Currency Rate.

          "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, global tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or global powers or functions of or pertaining to government.

          "Guaranty Obligations" means as to any Person (without duplication) any obligation of such Person guaranteeing any Indebtedness ("primary Indebtedness") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefor, (ii) to advance or supply funds for the purchase or payment of any such primary Indebtedness or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness, or (iv) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof, provided, however, that the definition of Guaranty Obligation shall not include (i) endorsements of instruments for deposit or collection in the ordinary course of business, and (ii) any obligations of such Person guaranteeing the performance of any other Person with respect to obligations that do not constitute Indebtedness. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

          "Hazardous Materials" means (i) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect, under any applicable Environmental Law.

          "Hedge Agreement" means (i) any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar interest rate management agreement or arrangement, (ii) any currency swap or option agreement, foreign exchange contract, forward currency purchase agreement or similar currency management agreement or arrangement or (iii) any Commodities Hedge Agreement.

          "Incremental  Loans" has the  meaning  provided in the  provisions  of
     Section 11.12(e).

          "Indebtedness" of any Person means without duplication (i) all indebtedness of such Person for borrowed money; (ii) all bonds, notes, debentures and similar debt securities of such Person; (iii) the deferred purchase price of capital assets or services that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person;
     (iv) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder; (v) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances; (vi) all indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed; (vii) all Capitalized Lease Obligations of such Person; (viii) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all Synthetic Leases of such Person; (ix) all obligations of such Person with respect to asset securitization financing; (x) all obligations of such Person under a "take or pay" contractual arrangement or other similar obligations; (xi) all net obligations of such Person under Hedge Agreements; (xii) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts; and (xiii) all Guaranty Obligations of such Person; provided, however, that
     (y) neither trade payables, deferred revenue, taxes nor other similar accrued expenses, in each case arising in the ordinary course of business, shall constitute Indebtedness; and (z) the Indebtedness of any Person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such Person is a general partner) to the extent such Person is liable thereon as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such Person is not liable thereon.

         "Indemnitees" has the meaning provided in Section 11.02.

          "Insolvency Event" means, with respect to any Person, (i) the commencement of a voluntary case by such Person under the Bankruptcy Code or the seeking of relief by such Person under any bankruptcy or insolvency or analogous law in any jurisdiction outside of the United States; (ii) the commencement of an involuntary case against such Person under the Bankruptcy Code and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of such Person; (iv) such Person commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "conservator") of such Person or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Person;
     (v) any such proceeding of the type set forth in clause (iv) above is commenced against such Person to the extent such proceeding is consented to by such Person or remains undismissed for a period of 60 days; (vi) such Person is adjudicated insolvent or bankrupt; (vii) any order of relief or other order approving any such case or proceeding is entered; (viii) such Person suffers any appointment of any conservator or the like for it or any substantial part of its property that continues undischarged or unstayed for a period of 60 days; (ix) such Person makes a general assignment for the benefit of creditors or generally does not pay its debts as such debts become due; or (x) any corporate (or similar organizational) action is taken by such Person for the purpose of effecting any of the foregoing.

          "Interest  Coverage Ratio" means, for any Testing Period, the ratio of
     (i) Consolidated EBITDA to (ii) Consolidated Interest Expense.

          "Interest Period" means, with respect to each Fixed Rate Loan, a period of one, two, three or six months, as selected by the Borrower; provided, however, that (i) the initial Interest Period for any Borrowing of such Fixed Rate Loan shall commence on the date of such Borrowing (the date of a Borrowing resulting from a Conversion or Continuation shall be the date of such Conversion or Continuation) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires; (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (iv) no Interest Period for any Fixed Rate Loan may be selected that would end after the Revolving Facility Termination Date or the termination date applicable to any Incremental Loans, as the case may be; and (v) if, upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Fixed Rate Loans as provided above, the Borrower shall be deemed to have elected to Convert such Borrowing to Base Rate Loans effective as of the expiration date of such current Interest Period or, in the case of any Foreign Currency Loan, the Borrower shall be required to repay the same in full.

          "Investment"  means  (i) any  direct  or  indirect  purchase  or other acquisition  by a  Person  of any  Equity  Interest  of any  other  Person;
     (ii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand) or extension of credit to, guarantee or assumption of debt or purchase or other acquisition of any other Indebtedness of, any Person by any other Person; or (iii) the purchase, acquisition or investment of or in any stocks, bonds, mutual funds, notes, debentures or other securities, or any deposit account, certificate of deposit or other investment of any kind.

          "Judgment Amount" has the meaning provided in Section 11.24.

          "LC Commitment Amount" means $25,000,000 or the Dollar Equivalent thereof in Designated Foreign Currency.

          "LC Documents" means, with respect to any Letter of Credit, any documents executed in connection with such Letter of Credit, including the Letter of Credit itself.

          "LC Fee" means any of the fees payable  pursuant to Section 2.11(b) or
     Section 2.11(c) in respect of Letters of Credit.

          "LC Issuance" means the issuance of any Letter of Credit by any LC Issuer for the account of an LC Obligor in accordance with the terms of this Agreement, and shall include any amendment thereto that increases the Stated Amount thereof or extends the expiry date of such Letter of Credit.

          "LC Issuer" means National City Bank or any of its Affiliates, or such other Lender that is requested by the Borrower and agrees to be an LC Issuer hereunder and is approved by the Administrative Agent, it being understood that the issuer of the Existing Letters of Credit is approved by the Administrative Agent provided that such issuer is or becomes a Lender hereunder.

          "LC Obligor" means, with respect to each LC Issuance, the Borrower or the Subsidiary Guarantor for whose account such Letter of Credit is issued.

          "LC Outstandings" means, at any time, the sum, without duplication, of
     (i) the Dollar Equivalent of the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the Dollar Equivalent of the aggregate amount of all Unpaid Drawings with respect to Letters of Credit.

          "LC Participant" has the meaning provided in Section 2.05(g)(i).

          "LC Participation" has the meaning provided in Section 2.05(g).

          "LC Request" has the meaning provided in Section 2.05(b).

          "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Lender" and "Lenders" have the meaning provided in the first paragraph of this Agreement and includes any other Person that becomes a party hereto pursuant to an Assignment Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment Agreement. Unless the context otherwise requires, the term "Lenders" includes the Swing Line Lender.

          "Lender Register" has the meaning provided in Section 2.08(b).

          "Letter of Credit" means any Standby Letter of Credit issued by any LC Issuer under this Agreement pursuant to Section 2.05 for the account of any LC Obligor and includes any Existing Letter of Credit deemed issued pursuant to this Agreement.

          "Leverage Ratio" means, for any Testing Period, the ratio of (i) Consolidated Total Debt to (ii) Consolidated EBITDA.

          "Lien" means any mortgage, pledge, security interest, hypothecation, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

          "Loan" means any Revolving Loan, Incremental Loan or Swing Loan.

          "Loan Documents" means this Agreement, the Notes, the Subsidiary Guaranty, the Security Documents, the Post-Closing Agreement, the Fee Letter and each Letter of Credit and each other LC Document.

          "Loan Policy" has the meaning provided in Section 6.10(c).

          "Loss" has the meaning provided in Section 11.24.

          "Margin Stock" has the meaning provided in Regulation U.

          "Material Adverse Effect" means any or all of the following: (i) any material adverse effect on the business, operations, property, assets, liabilities, financial or other condition or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole; (ii) any material adverse effect on the ability of the Borrower or any other Credit Party to perform its obligations under any of the Loan Documents to which it is a party; (iii) any material adverse effect on the ability of the Borrower and its Subsidiaries, taken as a whole, to pay their liabilities and obligations as they mature or become due; or (iv) any material adverse effect on the validity, effectiveness or enforceability, as against any Credit Party, of any of the Loan Documents to which it is a party.

          "Material Contract" means with respect to any Person, each contract, agreement or instrument a default or breach of which could reasonably be expected to have a Material Adverse Effect.

          "Material Domestic Subsidiary" means any Domestic Subsidiary that constitutes a Material Subsidiary.

          "Material Foreign Subsidiary" means any Foreign Subsidiary that constitutes a Material Subsidiary.

          "Material Indebtedness" means, as to the Borrower or any of its Subsidiaries, any particular Indebtedness of the Borrower or such Subsidiary (including any Guaranty Obligations) in excess of the aggregate principal amount of $5,000,000 (or the Dollar Equivalent thereof).

          "Material Indebtedness Agreement" means any agreement governing or evidencing any Material Indebtedness.

          "Material Subsidiary" means any Subsidiary that has assets with an aggregate book value which at any time exceeds 2.5% of Consolidated Tangible Assets at such time, provided however that in no event shall Subsidiaries that are not Material Subsidiaries have, in the aggregate, tangible assets in excess of 10% of Consolidated Tangible Assets at any time, and the Borrower shall include such Subsidiaries as Material Subsidiaries notwithstanding the foregoing.

          "Maximum Foreign Currency Exposure Amount" means the Dollar Equivalent of $50,000,000 as such amount may be reduced pursuant to Section 2.12.

          "Maximum Rate" has the meaning provided in Section 11.23.

          "Minimum Borrowing Amount" means (i) with respect to any Base Rate Loan, $1,000,000 (or the Dollar Equivalent thereof in any Designated Foreign Currency), with minimum increments thereafter of $100,000 (or the Dollar Equivalent thereof in any Designated Foreign Currency), (ii) with respect to any Eurodollar Loan or Foreign Currency Loan, $5,000,000 (or the Dollar Equivalent thereof in any Designated Foreign Currency), with minimum increments thereafter of $1,000,000 (or the Dollar Equivalent thereof in any Designated Foreign Currency), and (iii) with respect to Swing Loans, $100,000, with minimum increments thereafter of $50,000.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Multi-Employer  Plan"  means a  multi-employer  plan,  as  defined in
     Section 4001(a)(3) of ERISA to which the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" means an employee benefit plan, other than a Multi-Employer Plan, to which the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate, and one or more employers other than the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

          "Net Cash Proceeds" means, with respect to (i) any Asset Sale, the Cash Proceeds resulting therefrom net of (A) reasonable and customary expenses of sale incurred in connection with such Asset Sale, and other reasonable and customary fees and expenses incurred, and all state and local taxes paid or reasonably estimated to be payable by such person as a consequence of such Asset Sale and the payment of principal, premium and interest of Indebtedness (other than the Obligations) secured by the asset which is the subject of the Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale, and (B) incremental federal, state and local income taxes paid or payable as a result thereof; and (ii) any Event of Loss, the Cash Proceeds resulting therefrom net of (A) reasonable and customary expenses incurred in connection with such Event of Loss, and local taxes paid or reasonably estimated to be payable by such person as a consequence of such Event of Loss and the payment of principal, premium and interest of Indebtedness (other than the Obligations) secured by the asset which is the subject of the Event of Loss and required to be, and which is, repaid under the terms thereof as a result of such Event of Loss, and (B) incremental federal, state and local income taxes paid or payable as a result thereof.

          "1934 Act" means the Securities Exchange Act of 1934, as amended.

          "Note" means a Revolving Facility Note, a Term Note or a Swing Line Note, as applicable.

          "Notice of Borrowing" has the meaning provided in Section 2.06(b).

          "Notice of  Continuation  or Conversion"  has the meaning  provided in
     Section 2.10(b).

          "Notice of Swing Loan Refunding" has the meaning provided in Section 2.04(b).

          "Notice Office" means the office of the Administrative Agent at National City Center, 629 Euclid Avenue, Cleveland, Ohio 44114, Attention:
     Agency Services Group (facsimile: (216) 222-0212), or such other office as the Administrative Agent may designate in writing to the Borrower from time to time.

          "Obligations" means all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by the Borrower or any other Credit Party to the Administrative Agent, any Lender, the Swing Line Lender or any LC Issuer pursuant to the terms of this Agreement or any other Loan Document (including, but not limited to, interest and fees that accrue after the commencement by or against any Credit Party of any insolvency proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy
     Code).

          "Operating Lease" as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that Person.

          "Organizational Documents" means, with respect to any Person (other than an individual), such Person's Articles (Certificate) of Incorporation, or equivalent formation documents, and Regulations (Bylaws), or equivalent governing documents, and, in the case of any partnership, includes any partnership agreement and any amendments to any of the foregoing.

          "Original Due Date" has the meaning provided in Section 11.24.

          "Payment Office" means the office of the Administrative Agent at National City Center, 629 Euclid Avenue, Cleveland, Ohio 44114, Attention:
     Agency Services Group (facsimile: (216) 222-0012), or such other office(s), as the Administrative Agent may designate to the Borrower in writing from time to time.

          "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Permitted Acquisition" means any Acquisition as to which all of the following conditions are satisfied:

               (i) such Acquisition involves a line or lines of business that is or are complementary to the lines of business in which the Borrower and its Subsidiaries, considered as an entirety, are engaged on the Closing Date;

               (ii) if the Leverage Ratio, either before or after giving pro forma effect to such Acquisition, is greater than 2.75 to 1.00, then the aggregate Consideration for such Acquisition shall not exceed $30,000,000;

               (iii) no Default or Event of Default shall exist prior to or immediately after giving effect to such Acquisition;

               (iv) such Acquisition shall be consensual and have been approved by the board of directors (or similar governing body) of the Person that is the subject of the Acquisition prior to its consummation;

               (v) the Borrower would, after giving effect to such Acquisition, on a pro forma basis (as determined in accordance with subpart (vi) below), be in compliance with the financial covenants contained in
          Section 7.07; and

               (vi) at least five Business Days prior to the consummation of any such Acquisition, the Borrower shall have delivered to the Administrative Agent and the Lenders (A) a certificate of an Authorized Officer demonstrating, in reasonable detail, the computation of the financial covenants referred to in Section 7.07 on a pro forma basis, such pro forma ratios being determined as if (y) such Acquisition had been completed at the beginning of the most recent Testing Period for which financial information for the Borrower and the business or Person to be acquired, is available, and (z) any such Indebtedness, or other Indebtedness incurred to finance such Acquisition, had been outstanding for such entire Testing Period, and
          (B) historical financial statements relating to the business or Person to be acquired and such other information as the Administrative Agent may reasonably request.

          "Permitted Acquisition Agreement" means each stock purchase agreement, asset purchase agreement or other agreement entered into by the Borrower or any of its Subsidiaries in connection with any Permitted Acquisition, in each case as amended, supplemented or otherwise modified from time to time in accordance with Section 7.02(c).

          "Permitted Acquisition Documentation" means, collectively, each Permitted Acquisition Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements (including without limitation all non-competition agreements) affecting the terms thereof or entered into in connection therewith, in each case as amended, supplemented or otherwise modified from time to time in accordance with Section 7.02(c).

          "Permitted Creditor Investment" means any securities (whether debt or equity) received by the Borrower or any of its Subsidiaries in connection with the bankruptcy or reorganization of any customer or supplier of the Borrower or any such Subsidiary and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business.

          "Permitted Foreign Subsidiary Loans and Investments" means (i) loans and investments by a Credit Party to or in a Foreign Subsidiary made on or after the Closing Date in the ordinary course of business, so long as the aggregate amount of all such loans and investments by all Credit Parties does not, at any time, exceed (A) $20,000,000, minus (B) the Dollar Equivalent of the amount of Indebtedness of Foreign Subsidiaries guaranteed by the Credit Parties pursuant to subpart (ii) of this definition; and
     (ii) loans to a Foreign Subsidiary by any Person (other than the Borrower or any of its Subsidiaries), and any guaranty of such loans by a Credit Party, so long as the aggregate principal amount of all such loans does not at any time exceed $20,000,000.

          "Permitted Lien" means any Lien permitted by Section 7.03.

          "Person"  means any  individual,  partnership,  joint  venture,  firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" means any Multi-Employer Plan or Single-Employer Plan.

          "Pledge Agreement" means a Pledge Agreement substantially in the form of Exhibit C-2 hereto or otherwise in form and substance reasonably satisfactory to the Administrative Agent.

          "Post-Closing Agreement" means the Post-Closing Agreement dated the date hereof between the Borrower and the Administrative Agent.

          "Prepayment" has the meaning provided in Section 2.13(e).

          "primary Indebtedness" has the meaning provided in the definition of "Guaranty Obligations."

          "primary obligor" has the meaning provided in the definition of "Guaranty Obligations."

          "Prohibited Transaction" means a transaction with respect to a Plan that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

          "Purchase Agreement" means Stock Purchase and Sale Agreement, dated as November 6, 2007, by and among ESCO Technologies Holding Inc., a Delaware corporation, the Borrower, Doble and the stockholders of Doble.

          "Purchase Agreement Documentation" means, collectively, the Purchase Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements (including without limitation all non-competition agreements) affecting the terms thereof or entered into in connection therewith, in each case as amended, supplemented or otherwise modified from time to time in accordance with Section 7.12.

          "Purchase Date" has the meaning provided in Section 2.04(c).

          "Quoted Rate" means, with respect to any Swing Loan, the interest rate quoted to the Borrower by the Swing Line Lender and agreed to by the Borrower as being the interest rate applicable to such Swing Loan.

          "RCRA" means the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. 6901 et seq.

          "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "Related Parties" means, with respect to any Person, such Person's Affiliates and the directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

          "Reportable Event" means an event described in Section 4043 of ERISA or the regulations thereunder with respect to a Plan, other than those events as to which the notice requirement is waived under subsection .22, .23, .25, .27, .28, .29, .30, .31, .32, .34, .35, .62, .63, .64, .65 or .67
     of PBGC Regulation Section 4043.

          "Repurchase" means any redemption, purchase or other acquisition or retirement for value of any Equity Interests.

          "Required Lenders" means Lenders whose Credit Facility Exposure and Unused Revolving Commitments constitute more than 50% of the sum of the Aggregate Credit Facility Exposure and the Unused Total Revolving Commitment.

          "Restricted Payment" means any Capital Distribution.

          "Revolving Borrowing" means the incurrence of Revolving Loans consisting of one Type of Revolving Loan by the Borrower from all of the Lenders having Revolving Commitments in respect thereof on a pro rata basis on a given date (or resulting from Conversions or Continuations on a given date) in the same currency, having in the case of any Fixed Rate Loans the same Interest Period.

          "Revolving Commitment" means, with respect to each Lender, the amount set forth opposite such Lender's name in Schedule 1 hereto as its "Revolving Commitment," or by an amendment to this Agreement pursuant to
     Section 11.12(e), or in the case of any Lender that becomes a party hereto pursuant to an Assignment Agreement, the amount set forth in such Assignment Agreement, as such commitment may be reduced from time to time pursuant to Section 2.12(c) or adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 11.06.

          "Revolving  Facility"  means the  credit  facility  established  under
     Section 2.02 pursuant to the Revolving Commitment of each Lender, including any increase thereto with respect to any Incremental Loans established pursuant to Section 11.12(e).

          "Revolving Facility Availability Period" means the period from the Closing Date until the Revolving Facility Termination Date.

          "Revolving Facility Exposure" means, for any Lender at any time, the Dollar Equivalent of the sum of (i) the principal amount of Revolving Loans made by such Lender and outstanding at such time, and (ii) such Lender's share of the LC Outstandings at such time.

          "Revolving Facility Note" means a promissory note substantially in the form of Exhibit A-1 hereto.

          "Revolving Facility Percentage" means, at any time for any Lender, the percentage obtained by dividing such Lender's Revolving Commitment by the Total Revolving Commitment, provided, however, that if the Total Revolving Commitment has been terminated, the Revolving Facility Percentage for each Lender shall be determined by dividing such Lender's Revolving Commitment immediately prior to such termination by the Total Revolving Commitment immediately prior to such termination. The Revolving Facility Percentage of each Lender as of the Closing Date is set forth on Schedule 1 hereto.

          "Revolving Facility Termination Date" means the earlier of (i) November 30, 2012, or (ii) the date that the Commitments have been terminated pursuant to Section 8.02.

          "Revolving Loan" means, with respect to each Lender, any loan made by such Lender pursuant to Section 2.02 or by an amendment to this Agreement pursuant to the provisions of Section 11.12(e).

          "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of the Borrower of any property (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between the Borrower and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person.

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and its successors.

          "SEC" means the United States Securities and Exchange Commission.

          "SEC Regulation D" means Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

          "Secured Creditors" has the meaning provided in the Pledge Agreement.

          "Security Documents" means the Pledge Agreement, any UCC financing statement and any document pursuant to which any Lien is granted or perfected by any Credit Party to the Administrative Agent as security for any of the Obligations.

          "Single  Employer  Plan" means a single  employer  plan, as defined in
     Section 4001(a)(15) of ERISA, to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

          "Standard Permitted Lien" means any of the following: (i) Liens for taxes not yet delinquent or Liens for taxes, assessments or governmental charges being contested in good faith and by appropriate proceedings for which adequate reserves in accordance with GAAP have been established; (ii) Liens in respect of property or assets imposed by law that were incurred in the ordinary course of business, such as carriers', suppliers', warehousemen's, materialmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, that do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries and do not secure any Indebtedness; (iii) Liens created by this Agreement or the other Loan Documents; (iv) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.01(g); (v) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance and other types of social security, and mechanic's Liens, carrier's Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, surety, appeal, customs, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements; (vi) leases or subleases granted in the ordinary course of business to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement; (vii) easements, rights-of-way, zoning or other restrictions, charges, encumbrances, defects in title, prior rights of other persons, and obligations contained in similar instruments, in each case that do not secure Indebtedness and do not involve, and are not likely to involve at any future time, either individually or in the aggregate, (A) a substantial and prolonged interruption or disruption of the business activities of the Borrower and its Subsidiaries considered as an entirety, or (B) a Material Adverse Effect; (viii) Liens arising from the rights of lessors under leases (including financing statements regarding property subject to lease) not in violation of the requirements of this Agreement, provided that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor); and (ix) rights of consignors of goods, whether or not perfected by the filing of a financing statement under the UCC.

          "Standby Letter of Credit" means any standby letter of credit issued for the purpose of supporting workers compensation, liability insurance, releases of contract retention obligations, contract performance guarantee requirements and other bonding obligations or for other lawful purposes.

          "Stated Amount" of each Letter of Credit shall mean the maximum amount available to be drawn thereunder (regardless of whether any conditions or other requirements for drawing could then be met).

          "Subsidiary" of any Person means (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary Voting Power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have Voting Power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, owns more than 50% of the Equity Interests of such Person at the time or in which such Person, one or more other Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, has the power to direct the policies, management and affairs thereof. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower and includes Doble and its Subsidiaries.

          "Subsidiary  Guarantor" means (i) any Material Domestic  Subsidiary or
     (ii) any Domestic Subsidiary that owns a Material Foreign Subsidiary, in either case that is or hereafter becomes or is required to become a party to the Subsidiary Guaranty. Schedule 2 hereto lists each Subsidiary Guarantor and each other Subsidiary as of the Closing Date.

          "Subsidiary Guaranty" has the meaning provided in Section 4.01(iii).

          "Swing Line Commitment" means (i) for the period commencing on the Closing Date through December 7, 2007, $330,000,000, and (ii) thereafter, $10,000,000.

          "Swing Line  Facility"  means the credit  facility  established  under
     Section  2.04  pursuant  to the Swing  Line  Commitment  of the Swing  Line
     Lender.

          "Swing Line Lender" means National City Bank.

          "Swing Line Note" means a promissory note substantially in the form of Exhibit A-2 hereto.

          "Swing Line Participation Amount" has the meaning provided in Section 2.04(c).

          "Swing Loan" means any loan made by the Swing Line Lender under the Swing Line Facility pursuant to Section 2.04.

          "Swing Loan Maturity Date" means, with respect to any Swing Loan, the earlier of (i) the last Business Day of each month, and (ii) the Revolving Facility Termination Date.

          "Swing  Loan  Participation"  has  the  meaning  provided  in  Section
     2.04(c).

          "Syndication Agent" has the meaning provided in the first paragraph of this Agreement.

          "Synthetic Lease" means any lease (i) that is accounted for by the lessee as an Operating Lease, and (ii) under which the lessee is intended to be the "owner" of the leased property for federal income tax purposes.

          "Tangible Net Worth" means all assets of the Borrower and its Subsidiaries less goodwill, less intangible assets and less total liabilities, all on a consolidated basis and determined in conformity with GAAP.

          "Taxes" has the meaning provided in Section 3.03(a).

          "Term Loan" means any Incremental Loan made as a term loan pursuant to the provisions Section 11.12(e).

          "Testing Period" means a single period consisting of the four consecutive fiscal quarters of the Borrower then last ended (whether or not such quarters are all within the same fiscal year), except that if a particular provision of this Agreement indicates that a Testing Period shall be of a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters then last ended that are so indicated in such provision.

          "Total Credit Facility Amount" means the Total Revolving Commitment and any Incremented Loans made pursuant to the provisions of Section 11.12(e). As of the Closing Date, the Dollar Equivalent of the Total Credit Facility Amount is $330,000,000.

          "Total Revolving Commitment" means the sum of the Revolving Commitments of the Lenders as the same may be decreased pursuant to Section 2.12(c) hereof. As of the Closing Date, the amount of the Total Revolving Commitment is $330,000,000.

          "Type" means any type of Loan determined with respect to the interest option and currency denomination applicable thereto, which in each case shall be a Base Rate Loan, a Eurodollar Loan or a Foreign Currency Loan.

          "UCC" means the Uniform Commercial Code as in effect from time to time. Unless otherwise specified, the UCC shall refer to the UCC as in effect in the State of New York.

          "Unfunded Benefit Liabilities" of any Plan means the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

          "United States" and "U.S." each means United States of America.

          "Unpaid Drawing" means, with respect to any Letter of Credit, the aggregate Dollar or Dollar Equivalent amount, as applicable, of the draws made on such Letter of Credit that have not been reimbursed by the Borrower or the applicable LC Obligor or converted to a Revolving Loan pursuant to
     Section 2.05(f)(i), and, in each case, all interest that accrues thereon pursuant to this Agreement.

          "Unused Revolving Commitment" means, for any Lender at any time, the excess of (i) such Lender's Revolving Commitment at such time over (ii) such Lender's Revolving Facility Exposure at such time.

          "Unused Total Revolving  Commitment" means, at any time, the excess of
     (i) the Total Revolving Commitment at such time over (ii) the Aggregate Revolving Facility Exposure at such time.

          "USA Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001.

          "Voting  Power"  means,  with  respect to any  Person,  the  exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a
     Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

Section 1.02 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each means "to but excluding" and the word "through" means "through and including."

Section 1.03 Accounting Terms. Except as otherwise specifically provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

Section 1.04 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits to, this Agreement, (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all Real Property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing, and (f) any reference to a statute, rule or regulation is to that statute, rule or regulation as now enacted or as the same may from time to time be amended, re-enacted or expressly replaced.

Section 1.05 Currency Equivalents. Except as otherwise specified herein, all references herein or in any other Loan Document to a dollar amount shall mean such amount in U.S. Dollars or, if the context so requires, the Dollar
Equivalent of such amount in any Designated Foreign Currency. The Dollar Equivalent of any amount shall be determined in accordance with the definition of "Dollar Equivalent"; provided, however, that notwithstanding the foregoing or anything elsewhere in this Agreement to the contrary, in calculating the Dollar Equivalent of any amount for purposes of determining (i) the Borrower's obligation to prepay Loans or cash collateralize Letters of Credit pursuant to
Section 2.13(c), or (ii) the Borrower's ability to request additional Loans or Letters of Credit pursuant to the Commitments, the Administrative Agent may, in the case of either of the foregoing, in its discretion, calculate the Dollar Equivalent of such amount on any Business Day selected by the Administrative Agent.

ARTICLE II.

                        THE TERMS OF THE CREDIT FACILITY

Section 2.01 Establishment of the Credit Facility. On the Closing Date, and subject to and upon the terms and conditions set forth in this Agreement and the other Loan Documents, the Administrative Agent, the Lenders, the Swing Line Lender and each LC Issuer agree to establish the Credit Facility for the benefit of the Borrower; provided, however, that at no time will (i) the Aggregate Credit Facility Exposure exceed the Total Credit Facility Amount, or (ii) the Credit Facility Exposure of any Lender exceed the aggregate amount of such Lender's Commitment.

Section 2.02 Revolving Facility. During the Revolving Facility Availability Period, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a Revolving Loan or Revolving Loans to the Borrower from time to time pursuant to such Lender's Revolving Commitment, which Revolving Loans (i) may, except as set forth herein, at the option of the Borrower, be incurred and maintained as, or Converted into, Revolving Loans that are Base Rate Loans, Eurodollar Loans or Foreign Currency Loans, in each case denominated in Dollars or a Designated Foreign Currency, provided that all Revolving Loans made as part of the same Revolving Borrowing shall consist of Revolving Loans of the same Type; (ii) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; and (iii) shall not be made if, after giving effect to any such Revolving Loan, (A) the Revolving Facility Exposure of any Lender would exceed such Lender's Revolving Commitment, (B) the Aggregate Revolving Facility Exposure plus the principal amount of Swing Loans would exceed the Total Revolving Commitment, (C) in the case of Revolving Loans to be made as Foreign Currency Loans, the Foreign Currency Exposure would exceed the Maximum Foreign Currency Exposure Amount, or (D) the Borrower would be required to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.13(c). The Revolving Loans to be made by each Lender will be made by such Lender on a pro rata basis based upon such Lender's Revolving Facility Percentage of each Revolving Borrowing, in each case in accordance with Section 2.07 hereof.

Section 2.03 [Intentionally Omitted.]

Section 2.04 Swing Line Facility.

(a) Swing Loans. During the Revolving Facility Availability Period, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make a Swing Loan or Swing Loans to the Borrower from time to time, which Swing Loans (i) shall be payable on the Swing Loan Maturity Date applicable to each such Swing Loan; (ii) shall be made only in U.S. Dollars; (iii) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; (iv) may only be made if after giving effect thereto (A) the aggregate principal amount of Swing Loans outstanding does not exceed the Swing Line Commitment, and (B) the Aggregate Revolving Facility Exposure plus the principal amount of Swing Loans would not exceed the Total Revolving Commitment; (v) shall not be made if, after giving effect thereto, the Borrower would be required to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.13(c) hereof; and
(vi) shall not be made if the proceeds thereof would be used to repay, in whole or in part, any outstanding Swing Loan.

(b) Swing Loan Refunding. The Swing Line Lender may at any time, in its sole and absolute discretion, direct that the Swing Loans owing to it be refunded by delivering a notice to such effect to the Administrative Agent, specifying the aggregate principal amount thereof (a "Notice of Swing Loan Refunding"). Promptly upon receipt of a Notice of Swing Loan Refunding, the Administrative Agent shall give notice of the contents thereof to the Lenders with Revolving Commitments and, unless an Event of Default specified in Section 8.01(h) in respect of the Borrower has occurred, the Borrower. Each such Notice of Swing Loan Refunding shall be deemed to constitute delivery by the Borrower of a Notice of Borrowing requesting Revolving Loans consisting of Base Rate Loans in the amount of the Swing Loans to which it relates. Each Lender with a Revolving Commitment (including the Swing Line Lender) hereby unconditionally agrees (notwithstanding that any of the conditions specified in Section 4.02 or elsewhere in this Agreement shall not have been satisfied, but subject to the provisions of paragraph (d) below) to make a Revolving Loan to the Borrower in the amount of such Lender's Revolving Facility Percentage of the aggregate amount of the Swing Loans to which such Notice of Swing Loan Refunding relates. Each such Lender shall make the amount of such Revolving Loan available to the Administrative Agent in immediately available funds at the Payment Office not later than 2:00 P.M. (local time at the Payment Office), if such notice is received by such Lender prior to 11:00 A.M. (local time at its Domestic Lending Office), or not later than 2:00 P.M. (local time at the Payment Office) on the next Business Day, if such notice is received by such Lender after such time. The proceeds of such Revolving Loans shall be made immediately available to the Swing Line Lender and applied by it to repay the principal amount of the Swing Loans to which such Notice of Swing Loan Refunding relates.

(c) Swing Loan Participation. If prior to the time a Revolving Loan would otherwise have been made as provided above as a consequence of a Notice of Swing Loan Refunding, any of the events specified in Section 8.01(h) shall have occurred in respect of the Borrower or one or more of the Lenders with Revolving Commitments shall determine that it is legally prohibited from making a Revolving Loan under such circumstances, each Lender (other than the Swing Line Lender), or each Lender (other than such Swing Line Lender) so prohibited, as the case may be, shall, on the date such Revolving Loan would have been made by it (the "Purchase Date"), purchase an undivided participating interest (a "Swing Loan Participation") in the outstanding Swing Loans to which such Notice of Swing Loan Refunding relates, in an amount (the "Swing Loan Participation Amount") equal to such Lender's Revolving Facility Percentage of such outstanding Swing Loans. On the Purchase Date, each such Lender or each such Lender so prohibited, as the case may be, shall pay to the Swing Line Lender, in immediately available funds, such Lender's Swing Loan Participation Amount, and promptly upon receipt thereof the Swing Line Lender shall, if requested by such other Lender, deliver to such Lender a participation certificate, dated the date of the Swing Line Lender's receipt of the funds from, and evidencing such Lender's Swing Loan Participation in, such Swing Loans and its Swing Loan Participation Amount in respect thereof. If any amount required to be paid by a Lender to the Swing Line Lender pursuant to the above provisions in respect of any Swing Loan Participation is not paid on the date such payment is due, such Lender shall pay to the Swing Line Lender on demand interest on the amount not so paid at the overnight Federal Funds Effective Rate from the due date until such amount is paid in full. Whenever, at any time after the Swing Line Lender has received from any other Lender such Lender's Swing Loan Participation Amount, the Swing Line Lender receives any payment from or on behalf of the Borrower on account of the related Swing Loans, the Swing Line Lender will promptly distribute to such Lender its ratable share of such amount based on its Revolving Facility Percentage of such amount on such date on account of its Swing Loan Participation (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that if such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

(d) Obligations Unconditional. Each Lender's obligation to make Revolving Loans pursuant to Section 2.04(b) and/or to purchase Swing Loan Participations in connection with a Notice of Swing Loan Refunding shall be subject to the conditions that (i) such Lender shall have received a Notice of Swing Loan Refunding complying with the provisions hereof and (ii) at the time the Swing Loans that are the subject of such Notice of Swing Loan Refunding were made, the Swing Line Lender making the same had no actual written notice from another Lender that an Event of Default had occurred and was continuing, but otherwise shall be absolute and unconditional, shall be solely for the benefit of the Swing Line Lender that gives such Notice of Swing Loan Refunding, and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against any other Lender, any Credit Party, or any other Person, or any Credit Party may have against any Lender or other Person, as the case may be, for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default; (C) any event or circumstance involving a Material Adverse Effect;
(D) any breach of any Loan Document by any party thereto; or (E) any other circumstance, happening or event, whether or not similar to any of the foregoing.

Section 2.05 Letters of Credit.

(a) LC Issuances. During the Revolving Facility Availability Period, the Borrower may request an LC Issuer at any time and from time to time to issue, for the account of the Borrower or any Subsidiary Guarantor, and subject to and upon the terms and conditions herein set forth, each LC Issuer agrees to issue from time to time Letters of Credit denominated and payable in Dollars or any Designated Foreign Currency and in each case in such form as may be approved by such LC Issuer and the Administrative Agent; provided, however, that notwithstanding the foregoing, no LC Issuance shall be made if, after giving effect thereto, (i) the LC Outstandings would exceed the LC Commitment Amount,
(ii) the Revolving Facility Exposure of any Lender would exceed such Lender's Revolving Commitment, (iii) the Aggregate Revolving Facility Exposure plus the principal amount of Swing Loans outstanding would exceed the Total Revolving Commitment, (iv) the Foreign Currency Exposure would exceed the Maximum Foreign Currency Exposure Amount, or (v) the Borrower would be required to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.13(c) hereof. Subject to Section 2.05(c) below, each Letter of Credit shall have an expiry date (including any renewal periods) occurring not later than the earlier of (y) one year from the date of issuance thereof, or (z) 30 Business Days prior to the Revolving Facility Termination Date.

(b) LC Requests. Whenever the Borrower desires that a Letter of Credit be issued for its account or the account of any eligible LC Obligor, the Borrower shall give the Administrative Agent and the applicable LC Issuer written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) which, if in the form of written notice, shall be substantially in the form of Exhibit B-3 (each such request, a "LC Request"), or transmit by electronic communication (if arrangements for doing so have been approved by the applicable LC Issuer), prior to 11:00 A.M. (local time at the Notice Office) at least three Business Days (or such shorter period as may be acceptable to the relevant LC Issuer) prior to the proposed date of issuance (which shall be a Business Day), which LC Request shall include such supporting documents that such LC Issuer customarily requires in connection therewith (including, in the case of a Letter of Credit for an account party other than the Borrower, an application for, and if applicable a reimbursement agreement with respect to, such Letter of Credit). In the event of any inconsistency between any of the terms or provisions of any LC Document and the terms and provisions of this Agreement respecting Letters of Credit, the terms and provisions of this Agreement shall control.

(c) Auto-Renewal Letters of Credit. If an LC Obligor so requests in any applicable LC Request, each LC Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions; provided, however, that any Letter of Credit that has automatic renewal provisions must permit such LC Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Once any such Letter of Credit that has automatic renewal provisions has been issued, the Lenders shall be deemed to have authorized (but may not require) such LC Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than 30 Business Days prior to the Revolving Facility Termination Date; provided, however, that such LC Issuer shall not permit any such renewal if (i) such LC Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (ii) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the date that such LC Issuer is permitted to send a notice of non-renewal from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(d) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the applicable LC Issuer and the applicable LC Obligor, when a Letter of Credit is issued, the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Standby Letter of Credit.

(e) Notice of LC Issuance. Each LC Issuer shall, on the date of each LC Issuance by it, give the Administrative Agent, each applicable Lender and the Borrower written notice of such LC Issuance, accompanied by a copy to the Administrative Agent of the Letter of Credit or Letters of Credit issued by it. Each LC Issuer shall provide to the Administrative Agent a quarterly (or monthly if requested by any applicable Lender) summary describing each Letter of Credit issued by such LC Issuer and then outstanding and an identification for the relevant period of the daily aggregate LC Outstandings represented by Letters of Credit issued by such LC Issuer.

(f) Reimbursement Obligations.

(i) The Borrower hereby agrees to reimburse (or cause any LC Obligor for whose account a Letter of Credit was issued to reimburse) each LC Issuer, by making payment directly to such LC Issuer in immediately available funds at the payment office of such LC Issuer, for any Unpaid Drawing with respect to any Letter of Credit immediately after, and in any event on the date on which, such LC Issuer notifies the Borrower (or any such other LC Obligor for whose account such Letter of Credit was issued) of such payment or disbursement (which notice to the Borrower (or such other LC Obligor) shall be delivered reasonably promptly after any such payment or disbursement), such payment to be made in Dollars or in the applicable Designated Foreign Currency in which such Letter of Credit is denominated, with interest on the amount so paid or disbursed by such LC Issuer, to the extent not reimbursed prior to 1:00 P.M. (local time at the payment office of the applicable LC Issuer) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such LC Issuer is reimbursed therefor at a rate per annum that shall be the rate then applicable to Revolving Loans pursuant to Section 2.09(a)(i) that are Base Rate Loans or, if not reimbursed on the date of such payment or disbursement, at the Default Rate, any such interest also to be payable on demand. If by 11:00 A.M. on the Business Day immediately following notice to it of its obligation to make reimbursement in respect of an Unpaid Drawing, the Borrower or the relevant LC Obligor has not made such reimbursement out of its available cash on hand or, in the case of the Borrower, a contemporaneous Borrowing hereunder (if such Borrowing is otherwise available to the Borrower), (x) the Borrower will in each case be deemed to have given a Notice of Borrowing for Revolving Loans that are Base Rate Loans in an aggregate Dollar Equivalent principal amount sufficient to reimburse such Unpaid Drawing (and the Administrative Agent shall promptly give notice to the Lenders of such deemed Notice of Borrowing), (y) the Lenders shall, unless they are legally prohibited from doing so, make the Revolving Loans contemplated by such deemed Notice of Borrowing (which Revolving Loans shall be considered made under Section 2.02), and (z) the proceeds of such Revolving Loans shall be disbursed directly to the applicable LC Issuer to the extent necessary to effect such reimbursement and repayment of the Unpaid Drawing, with any excess proceeds to be made available to the Borrower in accordance with the applicable provisions of this Agreement.

(ii) Obligations Absolute. Each LC Obligor's obligation under this Section to reimburse each LC Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that such LC Obligor may have or have had against such LC Issuer, the Administrative Agent or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that no LC Obligor shall be obligated to reimburse an LC Issuer for any wrongful payment made by such LC Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such LC Issuer.

(g)  LC Participations.

(i) Immediately upon each LC Issuance, the LC Issuer of such Letter of Credit shall be deemed to have sold and transferred to each Lender with a Revolving Commitment, and each such Lender (each an "LC Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such LC Issuer, without recourse or warranty, an undivided interest and participation (an "LC Participation"), to the extent of such Lender's Revolving Facility Percentage of the Stated Amount of such Letter of Credit in effect at such time of issuance, in such Letter of Credit, each substitute Letter of Credit, each drawing made thereunder, the obligations of any LC Obligor under this Agreement with respect thereto (although LC Fees relating thereto shall be payable directly to the Administrative Agent for the account of the Lenders as provided in Section 2.11 and the LC Participants shall have no right to receive any portion of any fees of the nature contemplated by Section 2.11(c) or Section 2.11(e)), the obligations of any LC Obligor under any LC Documents pertaining thereto, and any security for, or guaranty pertaining to, any of the foregoing.

(ii) In determining whether to pay under any Letter of Credit, an LC Issuer shall not have any obligation relative to the LC Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an LC Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such LC Issuer any resulting liability.

(iii) If an LC Issuer makes any payment under any Letter of Credit and the applicable LC Obligor shall not have reimbursed such amount in full to such LC Issuer pursuant to Section 2.05(f), such LC Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each LC Participant of such failure, and each LC Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such LC Issuer, the amount of such LC Participant's Revolving Facility Percentage of such payment in Dollars or in the applicable Designated Foreign Currency in which such Letter of Credit is denominated and in same-day funds; provided, however, that no LC Participant shall be obligated to pay to the Administrative Agent its Revolving Facility Percentage of such unreimbursed amount for any wrongful payment made by such LC Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such LC Issuer. If the Administrative Agent so notifies any LC Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (local time at its Notice Office) on any Business Day, such LC Participant shall make available to the Administrative Agent for the account of the relevant LC Issuer such LC Participant's Revolving Facility Percentage of the amount of such payment on such Business Day in same-day funds. If and to the extent such LC Participant shall not have so made its Revolving Facility Percentage of the amount of such payment available to the Administrative Agent for the account of the relevant LC Issuer, such LC Participant agrees to pay to the Administrative Agent for the account of such LC Issuer, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such LC Issuer at the Federal Funds Effective Rate. The failure of any LC Participant to make available to the Administrative Agent for the account of the relevant LC Issuer its Revolving Facility Percentage of any payment under any Letter of Credit shall not relieve any other LC Participant of its obligation hereunder to make available to the Administrative Agent for the account of such LC Issuer its Revolving Facility Percentage of any payment under any Letter of Credit on the date required, as specified above, but no LC Participant shall be responsible for the failure of any other LC Participant to make available to the Administrative Agent for the account of such LC Issuer such other LC Participant's Revolving Facility Percentage of any such payment.

(iv) Whenever an LC Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such LC Issuer any payments from the LC Participants pursuant to subpart (iii) above, such LC Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each LC Participant that has paid its Revolving Facility Percentage thereof, in same-day funds, an amount equal to such LC Participant's Revolving Facility Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective LC Participations, as and to the extent so received.

(v) The obligations of the LC Participants to make payments to the Administrative Agent for the account of each LC Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(B) the existence of any claim, set-off defense or other right that any LC Obligor may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any LC Issuer, any Lender, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the applicable LC Obligor and the beneficiary named in any such Letter of Credit), other than any claim that the applicable LC Obligor may have against any applicable LC Issuer for gross negligence or willful misconduct of such LC Issuer in making payment under any applicable Letter of Credit;

(C) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

(E)  the occurrence of any Default or Event of Default.

(vi) To the extent any LC Issuer is not indemnified by the Borrower or any LC Obligor, the LC Participants will reimburse and indemnify such LC Issuer, in proportion to their respective Revolving Facility Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature that may be imposed on, asserted against or incurred by such LC Issuer in performing its respective duties in any way related to or arising out of LC Issuances by it; provided, however, that no LC
     Participants shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements resulting from such LC Issuer's gross negligence or willful misconduct.

Section 2.06 Notice of Borrowing.

(a) Time of Notice. Each Borrowing of a Loan (other than a Continuation or Conversion) shall be made upon notice in the form provided for below which shall be provided by the Borrower to the Administrative Agent at its Notice Office not later than (i) in the case of each Borrowing of a Fixed Rate Loan, 11:00 A.M. (local time at its Notice Office) at least three Business Days' prior to the date of such Borrowing, (ii) in the case of each Borrowing of a Base Rate Loan, prior to 11:00 A.M. (local time at its Notice Office) on the proposed date of such Borrowing, and (iii) in the case of any Borrowing under the Swing Line Facility, prior to 1:00 P.M. (local time at its Notice Office) on the proposed date of such Borrowing.

(b) Notice of Borrowing. Each request for a Borrowing (other than a Continuation or Conversion) shall be made by an Authorized Officer of the Borrower by delivering written notice of such request substantially in the form of Exhibit B-1 hereto (each such notice, a "Notice of Borrowing") or by telephone (to be confirmed immediately in writing by delivery by an Authorized Officer of the Borrower of a Notice of Borrowing), and in any event each such request shall be irrevocable and shall specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of the Borrowing (which shall be a Business Day),
     (iii) the Type of Loans such Borrowing will consist of, and (iv) if applicable, the initial Interest Period, the Swing Loan Maturity Date (which shall be less than 30 days) and Designated Foreign Currency applicable thereto. Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower entitled to give telephonic notices under this Agreement on behalf of the Borrower. In each such case, the Administrative Agent's record of the terms of such telephonic notice shall be conclusive absent manifest error.

(c) Minimum Borrowing Amount. The aggregate principal amount of each Borrowing by the Borrower shall not be less than the Minimum Borrowing Amount.

(d) Maximum Borrowings. More than one Borrowing may be incurred by the Borrower on any day; provided, however, that (i) if there are two or more Borrowings on a single day by the Borrower that consist of Fixed Rate Loans, each such Borrowing shall have a different initial Interest Period, and (ii) at no time shall there be more than eight (8) Borrowings of Fixed Rate Loans outstanding hereunder.

Section 2.07 Funding Obligations; Disbursement of Funds.

(a) Several Nature of Funding Obligations. The Commitments of each Lender hereunder and the obligation of each Lender to make Loans, acquire and fund Swing Loan Participations, and LC Participations, as the case may be, are several and not joint obligations. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans or fund any participation hereunder and each Lender shall be obligated to make the Loans provided to be made by it and fund its participations required to be funded by it hereunder, regardless of the failure of any other Lender to fulfill any of its Commitments hereunder. Nothing herein and no subsequent termination of the Commitments pursuant to Section 2.12 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder and in existence from time to time or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

(b) Borrowings Pro Rata. Except with respect to the making of Swing Loans by the Swing Line Lender, all Loans hereunder shall be made as follows: all Revolving Loans made, and LC Participations acquired by each Lender, shall be made or acquired, as the case may be, on a pro rata basis based upon each Lender's Revolving Facility Percentage of the amount of such Revolving Borrowing or Letter of Credit in effect on the date the applicable Revolving Borrowing is to be made or the Letter of Credit is to be issued.

(c) Notice to Lenders. The Administrative Agent shall promptly give each Lender, as applicable, written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, or Conversion or Continuation thereof, and LC Issuance, and of such Lender's proportionate share thereof or participation therein and of the other matters covered by the Notice of Borrowing, Notice of Continuation or Conversion, or LC Request, as the case may be, relating thereto.

(d)  Funding of Loans.

     (i) Loans Generally. No later than 2:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Borrowing, each Lender will make available its amount, if any, of each Borrowing requested to be made on such date to the Administrative Agent at the Payment Office in Dollars or the applicable Designated Foreign Currency and in immediately available funds and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received.

     (ii) Swing Loans. No later than 2:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Borrowing, the Swing Line Lender will make available to the Borrower by depositing to its account at the Payment Office (or such other account as the Borrower shall specify) the aggregate of Swing Loans requested in such Notice of Borrowing.

(e) Advance Funding. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made the same available to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount plus an administrative fee of $200 from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a rate per annum equal to (i) if paid by such Lender, the overnight Federal Funds Effective Rate or (ii) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 2.09, for the respective Loans (but without any requirement to pay any amounts in respect thereof pursuant to Section 3.02).

Section 2.08 Evidence of Obligations.

(a) Loan Accounts of Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Obligations of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) Loan Accounts of Administrative Agent; Lender Register. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan and Borrowing made hereunder, the Type thereof, the currency in which such Loan is denominated, the Interest Period and applicable interest rate and, in the case of a Swing Loan, the Swing Loan Maturity Date applicable thereto, (ii) the amount and other details with respect to each Letter of Credit issued hereunder, (iii) the amount of any principal due and payable or to become due and payable from the Borrower to each Lender hereunder, (iv) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof, and (v) the other details relating to the Loans, Letters of Credit and other Obligations. In addition, the Administrative Agent shall maintain a register (the "Lender Register") on or in which it will record the names and addresses of the Lenders, and the Commitments from time to time of each of the Lenders. The Administrative Agent will make the Lender Register available to any Lender or the Borrower upon its request.

(c) Effect of Loan Accounts, etc. The entries made in the accounts maintained pursuant to Section 2.08(b) shall be prima facie evidence of the existence and amounts of the Obligations recorded therein; provided, that the failure of the Administrative Agent to maintain such accounts or any error (other than manifest error) therein shall not in any manner affect the obligation of any Credit Party to repay or prepay the Loans or the other Obligations in accordance with the terms of this Agreement.

(d) Notes. Upon request of any Lender or the Swing Line Lender, the Borrower will execute and deliver to such Lender or the Swing Line Lender, as the case may be, (i) a Revolving Facility Note with blanks appropriately completed in conformity herewith to evidence the Borrower's obligation to pay the principal of, and interest on, the Revolving Loans made to it by such Lender, and (ii) a Swing Line Note with blanks appropriately completed in conformity herewith to evidence the Borrower's obligation to pay the principal of, and interest on, the Swing Loans made to it by the Swing Line Lender; provided, however, that the decision of any Lender or the Swing Line Lender to not request a Note shall in no way detract from the Borrower's obligation to repay the Loans and other amounts owing by the Borrower to such Lender or the Swing Line Lender.

Section 2.09 Interest; Default Rate.

(a) Interest on Revolving Loans. The outstanding principal amount of each Revolving Loan made by each Lender shall bear interest at a fluctuating rate per annum that shall at all times be equal to (i) during such periods as such Revolving Loan is a Base Rate Loan, the Base Rate plus the Applicable Margin in effect from time to time, (ii) during such periods as such Revolving Loan is a Eurodollar Loan, the relevant Adjusted Eurodollar Rate for such Eurodollar Loan for the applicable Interest Period plus the Applicable Margin in effect from time to time, and (iii) during such periods as a Revolving Loan is a Foreign Currency Loan, the relevant Adjusted Foreign Currency Rate for such Foreign Currency Loan for the applicable Interest Period plus the Applicable Margin in effect from time to time.

(b)  [Intentionally Omitted.]

(c) Interest on Swing Loans. The outstanding principal amount of each Swing Loan shall bear interest from the date of the Borrowing at a rate per annum that shall be equal to the Quoted Rate applicable thereto.

(d) Default Interest. Notwithstanding the above provisions, if an Event of Default is in existence, upon written notice by the Administrative Agent (which notice the Administrative Agent shall give at the direction of the Required Lenders), (i) all outstanding amounts of principal and, to the extent permitted by law, all overdue interest, in respect of each Loan shall bear interest, payable on demand, at a rate per annum equal to the Default Rate, and (ii) the LC Fees shall be increased by an additional 2% per annum in excess of the LC Fees otherwise applicable thereto. In addition, if any amount (other than amounts as to which the foregoing subparts (i) and (ii) are applicable) payable by the Borrower under the Loan Documents is not paid when due, upon written notice by the Administrative Agent (which notice the Administrative Agent shall give at the direction of the Required Lenders), such amount shall bear interest, payable on demand, at a rate per annum equal to the Default Rate.

(e) Accrual and Payment of Interest. Interest shall accrue from and including the date of any Borrowing to but excluding the date of any prepayment or repayment thereof and shall be payable by the Borrower: (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each Fixed Rate Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the dates that are successively three months after the commencement of such Interest Period, (iii) in respect of any Swing Loan, quarterly in arrears on the last Business Day of each March, June, September and December, and (iv) in respect of all Loans, other than Revolving Loans accruing interest at a Base Rate, on any repayment, prepayment or Conversion (on the amount repaid, prepaid or Converted), at maturity (whether by acceleration or otherwise), and, after such maturity or, in the case of any interest payable pursuant to Section 2.09(c), on demand.

(f) Computations of Interest. All computations of interest on Fixed Rate Loans and Swing Loans hereunder shall be made on the actual number of days elapsed over a year of 360 days. All computations of interest on Base Rate Loans and Unpaid Drawings hereunder shall be made on the actual number of days elapsed over a year of 365 or 366 days, as applicable.

(g) Information as to Interest Rates. The Administrative Agent, upon determining the interest rate for any Borrowing, shall promptly notify the Borrower and the Lenders thereof. Any changes in the Applicable Margin shall be determined by the Administrative Agent in accordance with the provisions set forth in the definition of "Applicable Margin" and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent shall be conclusive and binding absent manifest error.

Section 2.10 Conversion and Continuation of Loans.

(a) Conversion and Continuation of Revolving Loans. The Borrower shall have the right, subject to the terms and conditions of this Agreement, to (i) Convert all or a portion of the outstanding principal amount of Loans of one Type made to it into a Borrowing or Borrowings of another Type of Loans that can be made to it pursuant to this Agreement and (ii) Continue a Borrowing of Eurodollar Loans or Foreign Currency Loans, as the case may be, at the end of the applicable Interest Period as a new Borrowing of Eurodollar Loans or Foreign Currency Loans (in the same Designated Foreign Currency as the original Foreign Currency Loan) with a new Interest Period; provided, however, that (A) no Foreign Currency Loan may be Converted into a Base Rate Loan, Eurodollar Loan or a Foreign Currency Loan that is denominated in a different Designated Foreign Currency, (B) any Conversion of Eurodollar Loans into Base Rate Loans shall be made on, and only on, the last day of an Interest Period for such Eurodollar Loans, (C) at the election of the Required Lenders, no Eurodollar Loan may be Continued as a Eurodollar Loan if an Event of Default shall have occurred and be continuing at such time (and shall be deemed to have been Converted to a Base Rate Loan at the end of the applicable Interest Period, and (D) at the election of the Required Lenders, no Foreign Currency Loan shall be Continued as a Foreign Currency Loan if an Event of Default shall have occurred and be continuing at such time (and shall be deemed to have been converted into a Base Rate Loan denominated in Dollars).

(b) Notice of Continuation and Conversion. Each Continuation or Conversion of a Loan shall be made upon notice in the form provided for below provided by the Borrower to the Administrative Agent at its Notice Office not later than (i) in the case of each Continuation of or Conversion into a Fixed Rate Loan, prior to 11:00 A.M. (local time at its Notice Office) at least three Business Days' prior to the date of such Continuation or Conversion, and (ii) in the case of each Conversion to a Base Rate Loan, prior to 11:00 A.M. (local time at its Notice Office) on the proposed date of such Conversion. Each such request shall be made by an Authorized Officer of the Borrower delivering written notice of such request substantially in the form of Exhibit B-2 hereto (each such notice, a "Notice of Continuation or Conversion") or by telephone (to be confirmed immediately in writing by delivery by an Authorized Officer of the Borrower of a Notice of Continuation or Conversion), and in any event each such request shall be irrevocable and shall specify (A) the Borrowings to be Continued or Converted, (B) the date of the Continuation or Conversion (which shall be a Business Day), and (C) the Interest Period or, in the case of a Continuation, the new Interest Period. Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower entitled to give telephonic notices under this Agreement on behalf of the Borrower. In each such case, the Administrative Agent's record of the terms of such telephonic notice shall be conclusive absent manifest error.

Section 2.11 Fees.

(a) Facility Fees. The Borrower agrees to pay to the Administrative Agent, for the ratable benefit of each Lender based upon each such Lender's Revolving Facility Percentage, as consideration for the Revolving Commitments of the Lenders, facility fees (the "Facility Fees") for the period from the Closing Date to, but not including, the Revolving Facility Termination Date, computed for each day at a rate per annum equal to (i) the Applicable Facility Fee Rate in effect on such day times (ii) the Total Revolving Commitment in effect on such day. Accrued Facility Fees shall be due and payable in arrears on the last Business Day of each March, June, September and December and on the Revolving Facility Termination Date.

(b) LC Fees. The Borrower agrees to pay to the Administrative Agent, for the ratable benefit of each Lender with a Revolving Commitment based upon each such Lender's Revolving Facility Percentage, a fee in respect of each Letter of Credit issued hereunder that is a Standby Letter of Credit for the period from the date of issuance of such Letter of Credit until the expiration date thereof (including any extensions of such expiration date that may be made at the election of the account party or the beneficiary), computed for each day at a rate per annum equal to (A) the Applicable Margin for Revolving Loans that are Eurodollar Loans in effect on such day times (B) the Stated Amount of such Letter of Credit on such day. The foregoing fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Facility Termination Date.

(c) Fronting Fees. The Borrower agrees to pay directly to each LC Issuer, for its own account, a fee in respect of each Letter of Credit issued by it, computed at the rate of 1/8th of 1% per annum on the Stated Amount thereof for the period from the date of issuance (or increase, renewal or extension) to the expiration date thereof (including any extensions of such expiration date which may be made at the election of the beneficiary thereof). The foregoing fees shall be payable annually in advance on the date of issuance and each anniversary thereof and on the Revolving Facility Termination Date.

(d) Additional Charges of LC Issuer. The Borrower agrees to pay directly to each LC Issuer upon each LC Issuance, drawing under, or amendment, extension, renewal or transfer of, a Letter of Credit issued by it such amount as shall at the time of such LC Issuance, drawing under, amendment, extension, renewal or transfer be the processing charge that such LC Issuer is customarily charging for issuances of, drawings under or amendments, extensions, renewals or transfers of, letters of credit issued by it. (e) Administrative Agent Fees. The Borrower shall pay to the Administrative Agent, on the Closing Date and thereafter, for its own account, the fees set forth in the Fee Letter.

(f) Computations and Determination of Fees. Any changes in the Facility Commitment Fee Rate shall be determined by the Administrative Agent in accordance with the provisions set forth in the definition of "Applicable Facility Fee Rate" and the Administrative Agent will promptly provide notice of such determination to the Borrower and the Lenders. Any such determination by the Administrative Agent shall be conclusive and binding absent manifest error. All computations of Facility Fees, LC Fees and other Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

Section 2.12 Termination and Reduction of Revolving Commitments.

(a) Mandatory Termination of Revolving Commitments. All of the Revolving Commitments shall terminate on the Revolving Facility Termination Date.

(b) Mandatory Reduction of Revolving Commitments. On the date that any prepayment is to be made pursuant to Section 2.13(c) (v), (vi), (vii) or
     (viii), then on such date the Total Revolving Commitment shall be permanently reduced on such date in an amount equal to the amount of such required prepayment and any such reduction shall apply to proportionately (based on each Lender's Revolving Facility Percentage) and permanently reduce the Revolving Commitment of each Lender; provided, that, notwithstanding the foregoing, this Section 2.12(b) shall not require the Total Revolving Commitment to be reduced to less than $250,000,000 solely by operation of this provision.

(c) Voluntary Termination of the Total Revolving Commitment. Upon at least three Business Days' prior irrevocable written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right to terminate in whole the Total Revolving Commitment, provided that (i) all outstanding Revolving Loans and Unpaid Drawings are contemporaneously prepaid in accordance with
     Section 2.13 and (ii) either there are no outstanding Letters of Credit or the Borrower shall contemporaneously cause all outstanding Letters of Credit to be surrendered for cancellation (any such Letters of Credit to be replaced by letters of credit issued by other financial institutions acceptable to each LC Issuer and the Revolving Lenders), provided further, that a notice of termination of the Total Revolving Commitment may state that such notice is conditioned on the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(d) Partial Reduction of Total Revolving Commitment. Upon at least three Business Days' prior irrevocable written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right to partially and permanently reduce the Unused Total Revolving Commitment; provided, however, that (i) any such reduction shall apply to proportionately (based on each Lender's Revolving Facility Percentage) and permanently reduce the Revolving Commitment of each Lender, (ii) such reduction shall apply to proportionately and permanently reduce the LC Commitment Amount and the Maximum Foreign Currency Exposure Amount, but only to the extent that the Unused Total Revolving Commitment would be reduced below any such limits,
     (iii) no such reduction shall be permitted if the Borrower would be required to make a mandatory prepayment of Loans or cash collateralize Letters of Credit pursuant to Section 2.13, and (iv) any partial reduction shall be in the amount of at least $5,000,000 (or, if greater, in integral multiples of $1,000,000).

Section 2.13 Voluntary and Mandatory Prepayments of Loans.

(a) Voluntary Prepayments. The Borrower shall have the right to prepay any of the Loans owing by it, in whole or in part, without premium or penalty, except as specified in subparts (d) and (e) below, from time to time. The Borrower shall give the Administrative Agent at the Notice Office written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of its intent to prepay the Loans, the amount of such prepayment and (in the case of Fixed Rate Loans) the specific Borrowing(s) pursuant to which the prepayment is to be made, which notice shall be received by the Administrative Agent by
     (y) 11:00 A.M. (local time at the Notice Office) three Business Days prior to the date of such prepayment, in the case of any prepayment of Fixed Rate Loans, or (z) 11:00 A.M. (local time at the Notice Office) one Business Day prior to the date of such prepayment, in the case of any prepayment of Base Rate Loans, and which notice shall promptly be transmitted by the Administrative Agent to each of the affected Lenders, provided that:

     (i) each partial prepayment shall be in an aggregate principal amount of at least (A) in the case of any prepayment of a Fixed Rate Loan, $5,000,000 (or, if less, the full amount of such Borrowing) or the Dollar Equivalent thereof, or an integral multiple of $1,000,000 or the Dollar Equivalent thereof in excess thereof, (B) in the case of any prepayment of a Base Rate Loan, $1,000,000 (or, if less, the full amount of such Borrowing) or the Dollar Equivalent thereof, or an integral multiple of $100,000 or the Dollar Equivalent thereof in excess thereof, and (C) in the case of any prepayment of a Swing Loan, in the full amount thereof; and

     (ii) no partial prepayment of any Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of such Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto.

(b)  [Intentionally Omitted.]

(c) Mandatory Payments. The Loans shall be subject to mandatory repayment or prepayment (in the case of any partial prepayment conforming to the requirements as to the amounts of partial prepayments set forth in Section 2.13(a) above), and the LC Outstandings shall be subject to cash collateralization requirements, in accordance with the following provisions:

     (i) Revolving Facility Termination Date. The entire principal amount of all outstanding Revolving Loans shall be repaid in full on the Revolving Facility Termination Date.

     (ii) Loans Exceed the Commitments. If on any date (after giving effect to any other payments on such date) (A) the Aggregate Credit Facility Exposure exceeds the Total Credit Facility Amount, (B) the Revolving Facility Exposure of any Lender exceeds such Lender's Revolving Commitment, (C) the Aggregate Revolving Facility Exposure plus the principal amount of Swing Loans exceeds the Total Revolving Commitment, (D) the Foreign Currency Exposure exceeds the Maximum Foreign Currency Exposure Amount, or (E) the aggregate principal amount of Swing Loans outstanding exceeds the Swing Line Commitment, then, in the case of each of the foregoing, the Borrower shall, on such day, prepay on such date the principal amount of Loans and, after Loans have been paid in full, Unpaid Drawings, in an aggregate amount at least equal to such excess.

     (iii) LC Outstandings Exceed LC Commitment If on any date the LC Outstandings exceed the LC Commitment Amount, then the applicable LC Obligor or the Borrower shall, on such day, pay to the Administrative Agent an amount in cash equal to such excess and the Administrative Agent shall hold such payment as security for the reimbursement obligations of the applicable LC Obligors hereunder in respect of
          Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent, each LC Issuer and the Borrower (which shall permit certain investments in Cash Equivalents satisfactory to the
          Administrative  Agent,  each LC  Issuer  and the  Borrower  until  the proceeds are applied to any Unpaid Drawings or to any other Obligations in accordance with any such cash collateral agreement).

     (iv) [Intentionally Omitted.]

     (v) Certain Proceeds of Asset Sales. If during any fiscal year of the Borrower, the Borrower and its Subsidiaries have received cumulative Net Cash Proceeds during such fiscal year from one or more Asset Sales of at least $10,000,000, not later than the third Business Day following the date of receipt of any Cash Proceeds in excess of such amount, an amount equal to 100% of the Net Cash Proceeds then received in excess of such amount from any Asset Sale shall be applied as a mandatory prepayment of the Loans in accordance with Section 2.13(d) below.

     (vi) Certain Proceeds of Equity Sales. Not later than the Business Day following the date of the receipt by any Credit Party or any of its Subsidiaries of the cash proceeds (net of underwriting discounts and commissions, placement agent fees and other customary fees and costs associated therewith) from any sale or issuance by the Borrower or any of its Subsidiaries of its own equity securities as the case may be, after the Closing Date (other than (A) any sale or issuance to management, employees (or key employees) or directors pursuant to stock option or similar plans for the benefit of management, employees (or key employees) or directors generally or (B) the issuance or sale of any equity Interests by any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower), the Borrower will make a prepayment of the Loans in an amount equal to 50% of such net proceeds in accordance with Section 2.13(d) below.

     (vii) Certain Proceeds of Indebtedness. Not later than the Business Day following the date of the receipt by any Credit Party of the cash proceeds (net of underwriting discounts and commissions, placement agent fees and other customary fees and costs associated therewith) from any sale or issuance of any Indebtedness (other than any Indebtedness incurred pursuant to Sections 7.04(a) through 7.04(h)) after the Closing Date, the Borrower will make a prepayment of the Loans in an amount equal to 100% of such net proceeds in accordance with Section 2.13(d) below.

     (viii) Certain Proceeds of an Event of Loss. If during any fiscal year of the Borrower, any Credit Party has received cumulative Cash Proceeds during such fiscal year from one or more Events of Loss of at least $5,000,000, not later than the third Business Day following the date of receipt of any Cash Proceeds in excess of such amount, the Borrower will make a prepayment of the Loans with an amount equal to 100% of the Net Cash Proceeds then received in excess of such amount from any Event of Loss in accordance with Section 2.13(d) below. Notwithstanding the foregoing, in the event any property suffers an Event of Loss and (A) the Cash Proceeds received in any fiscal year as a result of such Event of Loss are less than $40,000,000, (B) no Default or Event of Default has occurred and is continuing, and (C) the Borrower notifies the Administrative Agent and the Lenders in writing that it intends to rebuild or restore the affected property, that such rebuilding or restoration can be accomplished within 12 months out of such Cash Proceeds and other funds available to the Borrower, then no such prepayment of the Loans shall be required if the Borrower immediately deposits such Cash Proceeds in a cash collateral deposit account over which the Administrative Agent shall have sole dominion and control, and which shall constitute part of the Collateral under the Security Documents and may be applied as provided in Section 8.03 if an Event of Default occurs and is continuing. So long as no Default or Event of Default has occurred and is continuing, the Administrative Agent is authorized to disburse amounts from such cash collateral deposit account to or at the direction of the Borrower for application to the costs of rebuilding or restoration of the affected property. Any amounts not so applied to the costs of rebuilding or restoration or as provided in Section 8.03 shall be applied to the prepayment of the Loans as provided above.

(d) Applications of Certain Prepayment Proceeds. Each prepayment required to be made pursuant to Sections 2.13(c)(v), (vi), (vii) or (viii) above shall be applied as a mandatory prepayment of principal of first, the outstanding Swing Loans, and second, the outstanding Revolving Loans, and the Total Revolving Commitment shall be permanently reduced on the date of any such prepayment by an amount equal to such prepayment to the extent required by, and in accordance with, Section 2.12(b).

(e) Particular Loans to be Prepaid. With respect to each repayment or prepayment of Loans made or required by this Section, the Borrower shall designate the Types of Loans that are to be repaid or prepaid and the specific Borrowing(s) pursuant to which such repayment or prepayment is to be made; provided, however, that (i) the Borrower shall first so designate all Loans that are Base Rate Loans and Fixed Rate Loans with Interest Periods ending on the date of repayment or prepayment prior to designating any other Fixed Rate Loans for repayment or prepayment, and (ii) if the outstanding principal amount of Fixed Rate Loans made pursuant to a Borrowing is reduced below the applicable Minimum Borrowing Amount as a result of any such repayment or prepayment, then all the Loans outstanding pursuant to such Borrowing shall, in the case of Eurodollar Loans, be Converted into Base Rate Loans and, in the case of Foreign Currency Loans, be repaid in full. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Article III.

(f)  [Intentionally Omitted.]

(g)  Breakage  and Other  Compensation.  Any  prepayment  made  pursuant to this
     Section 2.13 shall be accompanied by any amounts payable in respect thereof under Article III hereof.

Section 2.14 Method and Place of Payment.

(a) Generally. All payments made by the Borrower hereunder (including any payments made with respect to the Borrower Guaranteed Obligations under
     Article X) under any Note or any other Loan Document, shall be made without setoff, counterclaim or other defense.

(b) Application of Payments. Except as specifically set forth elsewhere in this Agreement and subject to Section 8.03, (i) all payments and prepayments of Revolving Loans and Unpaid Drawings with respect to Letters of Credit shall be applied by the Administrative Agent on a pro rata basis based upon each Lender's Revolving Facility Percentage of the amount of such prepayment, and (ii) all payments or prepayments of Swing Loans shall be applied by the Administrative Agent to pay or prepay such Swing Loans.

(c) Payment of Obligations. Except as specifically set forth elsewhere in this Agreement, all payments under this Agreement with respect to any of the Obligations shall be made to the Administrative Agent on the date when due and shall be made at the Payment Office in immediately available funds and, except as set forth in the next sentence, shall be made in Dollars. With respect to any Foreign Currency Loan, all payments (including prepayments) to any Lender of the principal of or interest on such Foreign Currency Loan shall be made in the same Designated Foreign Currency as the original Loan and with respect to any Letter of Credit issued in a Designated Foreign Currency, all Unpaid Drawings with respect to each such Letter of Credit shall be made in the same Designated Foreign Currency in which each such Letter of Credit was issued.

(d) Timing of Payments. Any payments under this Agreement that are made later than 11:00 A.M. (local time at the Payment Office) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

(e) Distribution to Lenders. Upon the Administrative Agent's receipt of payments hereunder, the Administrative Agent shall immediately distribute to each Lender or the applicable LC Issuer, as the case may be, its ratable share, if any, of the amount of principal, interest, and Fees received by it for the account of such Lender. Payments received by the Administrative Agent in Dollars shall be delivered to the Lenders or the applicable LC Issuer, as the case may be, in Dollars in immediately available funds. Payments received by the Administrative Agent in any Designated Foreign Currency shall be delivered to the Lenders or the applicable LC Issuer, as the case may be, in such Designated Foreign Currency in same-day funds; provided, however, that if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Unpaid Drawings, interest and Fees then due hereunder then, except as specifically set forth elsewhere in this Agreement and subject to
     Section 8.03, such funds shall be applied, first, towards payment of interest and Fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and Fees then due to such parties, and second, towards payment of principal and Unpaid Drawings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Unpaid Drawings then due to such parties.

ARTICLE III.

                      INCREASED COSTS, ILLEGALITY AND TAXES

Section 3.01 Increased Costs, Illegality, etc.

(a) In the event that (y) in the case of clause (i) below, the Administrative Agent or (z) in the case of clauses (ii) and (iii) below, any Lender, shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

     (i) on any date for determining the interest rate applicable to any Fixed Rate Loan for any Interest Period that, by reason of any changes arising after the Closing Date, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in this Agreement for such Fixed Rate Loan; or

     (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable by it hereunder in an amount that such Lender deems material with respect to any Fixed Rate Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Closing Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves already includable in the interest rate applicable to such Fixed Rate Loan pursuant to this Agreement) or (y) other circumstances adversely affecting the London interbank market or the position of such Lender in any such market; or

     (iii) at any time, that the making or continuance of any Fixed Rate Loan has become unlawful by compliance by such Lender in good faith with any change since the Closing Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Lender customarily complies, or has become impracticable as a result of a contingency occurring after the Closing Date that materially adversely affects the London interbank market;

then, and in each such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (1) on or promptly following such date or time and (2) within ten (10) Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, the affected Type of Fixed Rate Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Continuation or Conversion given by the Borrower with respect to such Type of Fixed Rate Loans that have not yet been incurred, Converted or Continued shall be deemed rescinded by the Borrower or, in the case of a Notice of Borrowing other than a Borrowing of Foreign Currency Loans, shall, at the option of the Borrower, be deemed converted into a Notice of Borrowing for Base Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 3.01(b) as promptly as possible and, in any event, within the time period required by law.

     (b) At any time that any Fixed Rate Loan is affected by the circumstances described in Section 3.01(a)(ii) or (iii), the Borrower may (and in the case of a Fixed Rate Loan affected pursuant to Section 3.01(a)(iii) the Borrower shall) either (i) if the affected Fixed Rate Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 3.01(a)(ii) or (iii), cancel said Borrowing, or, in the case of any Borrowing other than a Borrowing of Foreign Currency Loans, convert the related Notice of Borrowing into one requesting a Borrowing of Base Rate Loans or require the affected Lender to make its requested Loan as a Base Rate Loan, or (ii) if the affected Fixed Rate Loan is then outstanding, upon at least one
          Business Day's notice to the Administrative Agent, require the affected Lender to Convert each such Fixed Rate Loan into a Base Rate Loan or, in the case of a Foreign Currency Loan, prepay in full such Foreign Currency Loan; provided, however, that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 3.01(b).

     (c) If any Lender shall have determined that after the Closing Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, in each case made subsequent to the Closing Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender to be material to the rate of return on such Lender's or its parent corporation's capital or assets as a consequence of such Lender's commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent corporation's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 3.01(c), will give prompt written notice thereof to the Borrower, which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 3.01(c) upon the subsequent receipt of such notice.

Section 3.02 Breakage Compensation. The Borrower shall compensate each Lender (including the Swing Line Lender), upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, costs, expenses and liabilities (including, without limitation, any loss, cost, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Fixed Rate Loans or Swing Loans and costs associated with foreign currency hedging obligations incurred by such Lender in connection with any Fixed Rate Loan) which such Lender may sustain in connection with any of the following: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of Fixed Rate Loans or Swing Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Continuation or Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 3.01(a)); (ii) if any repayment, prepayment, Conversion or Continuation of any Fixed Rate Loan occurs on a date that is not the last day of an Interest Period applicable thereto or any Swing Loan is paid prior to the Swing Loan Maturity Date applicable thereto; (iii) if any prepayment of any of its Fixed Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower; (iv) as a result of an assignment by a Lender of any Fixed Rate Loan other than on the last day of the Interest Period applicable thereto pursuant to a request by the Borrower pursuant to
Section 3.05(b); or (v) as a consequence of (y) any other default by the Borrower to repay or prepay any Fixed Rate Loans when required by the terms of this Agreement or (z) an election made pursuant to Section 3.05(b). The written request of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such request within 10 days after receipt thereof.

Section 3.03 Net Payments.

(a) Except as provided for in Section 3.03(b), all payments made by the Borrower hereunder, under any Note or any other Loan Document, including all payments made by the Borrower pursuant to its guaranty obligations under Article X, will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in this Section 3.03(a), any tax imposed on or measured by the net income or net profits of a Lender and franchise taxes imposed on it pursuant to the laws of the jurisdiction under which such Lender is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Lender, as applicable, is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes and such additional amounts (including additional amounts to compensate for withholding on amounts paid pursuant to this Section 3.03) as may be necessary so that every payment by it of all amounts due hereunder, under any Note or under any other Loan Document, after withholding or deduction for or on account of any Taxes will not be less than the amount provided for herein or in such Note or in such other Loan Document. The Borrower will indemnify and hold harmless the Administrative Agent and each Lender, and reimburse the Administrative Agent or such Lender upon its written request, for the amount of any Taxes imposed on and paid by such Lender. If any amounts are payable in respect of Taxes pursuant to this Section 3.03(a), the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income, profits or franchise of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or Applicable Lending Office of such Lender is located, as the case may be, or under the laws of any political subdivision or taxing authority therein, and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such reimbursement of taxes, which request shall be accompanied by a statement from such Lender setting forth, in reasonable detail, the computations used in determining such amounts. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts, or other evidence satisfactory to the respective Lender, evidencing such payment by the Borrower.

(b) Each Lender that is not a United  States  Person (as such term is defined in
Section 7701(a)(30) of the Code) for federal income tax purposes and that is entitled to claim an exemption from or reduction in United States withholding tax with respect to a payment by Borrower agrees to provide to the Borrower and the Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 11.06 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer and such Lender is in compliance with the provisions of this Section), on the date of such assignment or transfer to such Lender, and from time to time thereafter if required by the Borrower or the Administrative Agent two accurate and complete original signed copies of Internal Revenue Service Forms W-8BEN, W-8ECI, W-8EXP or W-8IMY (or successor, substitute or other appropriate forms and, in the case of Form W-8IMY, complete with accompanying Forms W-8BEN with respect to beneficial owners of the payment) certifying to such Lender's entitlement to exemption from or a reduced rate of withholding of United States withholding tax with respect to payments to be made under this Agreement, any Note or any other Loan Document, along with any other appropriate documentation establishing such exemption or reduction (such as statements certifying qualification for exemption with respect to portfolio interest). In addition, each Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of the applicable Internal Revenue Service form establishing such exemption or reduction (such as statements certifying qualification for exemption with respect to portfolio interest) and any related documentation as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax if the Lender continues to be so entitled. No Lender shall be required by this Section 3.03(b) to deliver a form or certificate that it is not legally entitled to deliver. The Borrower shall not be obligated pursuant to Section 3.03(a) hereof to pay additional amounts on account of or indemnify with respect to United States withholding taxes to the extent that such taxes arise solely due to a Lender's failure to deliver forms that it was legally entitled to but failed to deliver under this Section 3.03(b). The Borrower agrees to pay additional amounts and indemnify each Lender in the manner set forth in Section 3.03(a) in respect of any Taxes deducted or withheld by it as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

(c) If any Lender, in its sole opinion, determines that it has finally and irrevocably received or been granted a refund in respect of any Taxes as to which indemnification has been paid by the Borrower pursuant to this Section 3.03, it shall promptly remit such refund (including any interest received in respect thereof), net of all out-of-pocket costs and expenses to the Borrower; provided, however, that the Borrower agrees to promptly return any such refund (plus interest) to such Lender in the event such Lender is required to repay such refund to the relevant taxing authority. Any such Lender shall provide the Borrower with a copy of any notice of assessment from the relevant taxing authority (redacting any unrelated confidential information contained therein) requiring repayment of such refund. Nothing contained herein shall impose an obligation on any Lender to apply for any such refund.

Section 3.04 Increased Costs to LC Issuers. If after the Closing Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any LC Issuer or any Lender with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency (in each case made subsequent to the Closing Date) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such LC Issuer or such Lender's participation therein, or (ii) impose on such LC Issuer or any Lender any other conditions affecting this Agreement, any Letter of Credit or such Lender's participation therein; and the result of any of the foregoing is to increase the cost to such LC Issuer or such Lender of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such LC Issuer or such Lender hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), then, upon demand to the Borrower by such LC Issuer or such Lender (a copy of which notice shall be sent by such LC Issuer or such Lender to the Administrative Agent), the Borrower shall pay to such LC Issuer or such Lender such additional amount or amounts as will compensate any such LC Issuer or such Lender for such increased cost or reduction. A certificate submitted to the Borrower by any LC Issuer or any Lender, as the case may be (a copy of which certificate shall be sent by such LC Issuer or such Lender to the Administrative Agent), setting forth, in reasonable detail, the basis for the determination of such additional amount or amounts necessary to compensate any LC Issuer or such Lender as aforesaid shall be conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 3.04.

Section 3.05 Change of Lending Office; Replacement of Lenders.

(a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 3.01(a)(ii) or (iii), 3.01(c), 3.03 or 3.04 requiring the payment of additional amounts to the Lender, such Lender will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office for any Loans or Commitments affected by such event; provided, however, that such designation is made on such terms that such Lender and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section.

(b) If (i) any Lender requests any compensation, reimbursement or other payment under Sections 3.01(a)(ii) or (iii), 3.01(c) or 3.04 with respect to such Lender, (ii) the Borrower is required to pay any additional amount to any Lender or Governmental Authority pursuant to Section 3.03 or (iii) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any provisions hereof as contemplated by Section 11.12, the consent of the Required Lenders shall have been obtained but the consent of a Lender whose consent is required shall not have been obtained (each a "Non-Consenting Lender") then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with the restrictions contained in Section 11.06(c)), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations; provided, however, that (1) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, (2) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any breakage compensation under Section
3.02 hereof), (3) in the case of any such assignment resulting from a claim for compensation, reimbursement or other payments required to be made under Section 3.01(a)(ii) or (iii), Section 3.01(c) or Section 3.04 with respect to such Lender, or resulting from any required payments to any Lender or Governmental Authority pursuant to Section 3.03, such assignment will result in a reduction in such compensation, reimbursement or payments and (4) in the case of an assignment from a Non-Consenting Lender to an Eligible Assignee, such Eligible Assignee shall consent at the time of such assignment to each matter in respect of which such Non-Consenting Lender did not consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(c) Nothing in this Section 3.05 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 3.01, 3.03 or 3.04.

ARTICLE IV.

                              CONDITIONS PRECEDENT

Section 4.01 Conditions Precedent at Closing Date. The obligation of the Lenders to make Loans, and of any LC Issuer to issue Letters of Credit, is subject to the satisfaction of each of the following conditions on or prior to the Closing
Date:

     (i) Credit Agreement. This Agreement shall have been executed by the Borrower, the Administrative Agent, each LC Issuer and each of the Lenders.

     (ii) Notes.   The  Borrower  shall  have  executed  and  delivered  to  the
          Administrative Agent the appropriate Note or Notes for the account of each Lender that has requested the same.

     (iii) Subsidiary  Guaranty.  The  Subsidiary  Guarantors  shall  have  duly
          executed  and  delivered  a  Guaranty  of  Payment  (the   "Subsidiary
          Guaranty"), substantially in the form attached hereto as Exhibit C-1.

     (iv) Pledge Agreement. The Borrower and each Subsidiary Guarantor shall have duly executed and delivered the Pledge Agreement (the "Pledge Agreement"), substantially in the form attached hereto as Exhibit C-2, and shall have delivered the Equity Interests required to be pledged thereunder together with appropriate executed stock transfer powers.

     (v) Fees and Fee Letters. The Borrower shall have (A) executed and delivered to the Administrative Agent the Fee Letter and therein shall have paid to the Administrative Agent, for its own account, the fees required to be paid by it on the Closing Date, and (B) paid or caused to be paid all reasonable fees and expenses of the Administrative Agent and of special counsel to the Administrative Agent that have been invoiced on or prior to the Closing Date in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby.

     (vi) Corporate Resolutions and Approvals. The Administrative Agent shall have received certified copies of the resolutions of the Board of Directors or managing member, as the case may be, of each Credit Party approving the Loan Documents to which such Credit Party is or may become a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the execution, delivery and performance by the Credit Party of the Loan Documents to which it is or may become a party.

     (vii) Incumbency Certificates. The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower and of each Subsidiary Guarantor certifying the names and true signatures of the officers of the Borrower or such Subsidiary Guarantor, as the case may be, authorized to sign the Loan Documents to which the Borrower or such Subsidiary Guarantor is a party and any other documents to which the Borrower or any such other Subsidiary Guarantor is a party that may be executed and delivered in connection herewith.

     (viii) Opinions of Counsel. The Administrative Agent shall have received such opinions of counsel from counsel to the Borrower and the Subsidiary Guarantors as the Administrative Agent shall request, each of which shall be addressed to the Administrative Agent and each of the Lenders and dated the Closing Date and in form and substance satisfactory to the Administrative Agent.

     (ix) Recordation of Security Documents, Delivery of Collateral, Taxes, etc. The Security Documents (or proper notices or UCC financing statements in respect thereof) shall have been duly recorded, published and filed in such manner and in such places as is required by law to establish, perfect, preserve and protect the rights, Liens and security interests of the parties thereto and their respective successors and assigns, all Collateral items required to be physically delivered to the Administrative Agent thereunder shall have been so delivered, accompanied by any appropriate instruments of transfer, and all taxes, fees and other charges then due and payable in connection with the execution, delivery, recording, publishing and filing of such instruments and the issuance of the Obligations and the delivery of the Notes shall have been paid in full.

     (x) Evidence of Insurance. The Administrative Agent shall have received certificates of insurance and other evidence, satisfactory to it, of compliance with the insurance requirements of this Agreement and the Security Documents.

     (xi) Search Reports. The Administrative Agent shall have received the results of UCC and other search reports from one or more commercial search firms acceptable to the Administrative Agent, listing all of the effective financing statements filed against the Borrower or any Domestic Subsidiary, together with copies of such financing statements.

     (xii) Corporate Charter and Good Standing Certificates. The Administrative Agent shall have received: (A) an original certified copy of the Certificate or Articles of Incorporation or equivalent formation document of each Credit Party and any and all amendments and restatements thereof, certified as of a recent date by the relevant Secretary of State; (B) an original good standing certificate from the Secretary of State of the state of incorporation, dated as of a recent date, listing all charter documents affecting such Credit Party and certifying as to the good standing of such Credit Party; and (C) original certificates of good standing from each other jurisdiction in which each Credit Party is authorized or qualified to do business.

     (xiii) Closing Certificate. The Administrative Agent shall have received a certificate substantially in the form of Exhibit F hereto, dated the Closing Date, of an Authorized Officer of the Borrower to the effect that, at and as of the Closing Date and both before and after giving effect to the initial Borrowings hereunder and the application of the proceeds thereof: (A) no Default or Event of Default has occurred or is continuing; and (B) all representations and warranties of the Credit Parties contained herein or in the other Loan Documents are true and correct in all material respects as of the Closing Date.

     (xiv) Payment of Outstanding Indebtedness and Release of Liens. The Administrative Agent shall have received evidence that all Indebtedness, other than Indebtedness permitted by Section 7.04, together with all interest, all payment premiums and all other amounts due and payable with respect thereto, shall be paid in full and the commitments in respect of such Indebtedness shall be permanently terminated and all Liens, other than Permitted Liens, shall be released. The Administrative Agent shall have received all payoff and release letters, Uniform Commercial Code Form UCC-3 termination statements or other instruments or agreements as may be suitable or appropriate in connection with the release of any such Liens.

     (xv) Solvency Certificate. The Administrative Agent shall have received a solvency certificate substantially in the form attached hereto as Exhibit G, dated as of the Closing Date, and executed by the Chief Financial Officer of the Borrower.

     (xvi) Material Adverse Effect. As of the Closing Date, no condition or event shall have occurred since September 30, 2006 that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect. As of the Closing Date, no condition or event shall have occurred since December 31, 2006 with respect to Doble that has resulted in, or could reasonably be expected to result in, a material adverse effect on the business, operations, property, assets, liabilities, financial or other condition or prospects of Doble and its Subsidiaries, taken as a whole or on the ability of Doble and its Subsidiaries, taken as a whole, to pay their liabilities and obligations as they mature or become due.

     (xvii) Absence of Litigation. No legal or regulatory prohibitions shall exist which prevent any Credit Party or Lender from entering into the Loan Documents. There shall not be any action, suit, investigation or proceeding pending or, to the knowledge of any Credit Party, threatened, in any court or before any arbitrator that could reasonably be expected to have a Material Adverse Effect.

     (xviii) Material  Environmental  Liabilities.  As of the Closing  Date,  no
          condition or event shall have occurred or exists which could reasonably be expected to result in, an Environmental Claim for liabilities in excess of $2,000,000.

     (xix) Approvals, etc. The Administrative Agent shall have be reasonably satisfied that all necessary consents, permits, licenses and approvals (governmental or otherwise) required for the execution, delivery and performance by each Credit Party of the Loan Documents have been duly obtained and are in full force and effect.

     (xx) Consolidated EBITDA. The Administrative Agent shall have received evidence that (i) Consolidated EBITDA of the Borrower for the twelve-month period ending September 30, 2007 is not less than $63,000,000; and (ii) projected Consolidated EBITDA of Doble on a pro forma basis computed in a manner satisfactory to the Administrative Agent for the twelve-month period ending December 31, 2007 is not less than $27,000,000. On the Closing Date, no more than $275,000,000 of Revolving Loans may be requested.

     (xxi) Purchase Agreement Documentation. The Administrative Agent shall have received (i) a certified true and complete copy of the Purchase Agreement (including all amendments, supplements, schedules and exhibits thereto) and all other Purchase Agreement Documentation; (ii) a certificate by an Authorized Officer of the Borrower that the representations and warranties in the Purchase Agreement Documentation are true and correct in all material respects and the acquisition of Doble shall have been consummated in compliance with all applicable laws and in accordance with the terms of the Purchase Agreement, all applicable consents and approvals shall have been obtained and be in full force and effect, and all conditions precedent to the consummation of such acquisition shall have been satisfied (or waived with the consent of the Administrative Agent, or to the extent the waiver of such condition would not be adverse to the interests of the Administrative Agent and the Lenders, the Borrower).

     (xxii) Proceedings and Documents. All corporate and other proceedings and all documents incidental to the transactions contemplated hereby shall be satisfactory in substance and form to the Administrative Agent and the Lenders and the Administrative Agent and its special counsel and the Lenders shall have received all such counterpart originals or certified or other copies of such documents as the Administrative Agent or its special counsel or any Lender may reasonably request.

     (xxiii) Post-Closing Agreement. The Borrower shall have executed and delivered to the Administrative Agent the Post-Closing Agreement, in form and substance acceptable to the Administrative Agent.

     (xxiv) Miscellaneous. The Credit Parties shall have provided to the Administrative Agent and the Lenders such other items and shall have satisfied such other conditions as may be reasonably required by the Administrative Agent or the Lenders.

Section 4.02 Conditions Precedent to All Credit Events. The obligations of the Lenders, the Swing Line Lender and each LC Issuer to make or participate in each Credit Event is subject, at the time thereof, to the satisfaction of the following conditions:

     (a) Notice. The Administrative Agent (and in the case of subpart (iii) below, the applicable LC Issuer) shall have received, as applicable,
          (i) a Notice of Borrowing meeting the requirements of Section 2.06(b) with respect to any Borrowing (other than a Continuation or Conversion), (ii) a Notice of Continuation or Conversion meeting the requirements of Section 2.10(b) with respect to a Continuation or Conversion, or (iii) an LC Request meeting the requirements of Section 2.05(b) with respect to each LC Issuance.

     (b) No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties of the Credit Parties contained herein or in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

          The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to the Administrative Agent, the Swing Line Lender, each LC Issuer and each of the Lenders that all of the applicable conditions specified in Section 4.01 and Section 4.02 have been satisfied as of the times referred to in such Sections.

ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Administrative Agent, the Lenders and each LC Issuer to enter into this Agreement and to make the Loans and to issue and to participate in the Letters of Credit provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Administrative Agent, the Lenders and each LC Issuer, all of which shall survive the execution and delivery of this Agreement and each Credit Event:

Section 5.01 Corporate Status. The Borrower and each of its Subsidiaries (i) is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing or in full force and effect under the laws of the jurisdiction of its formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (ii) has duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified or authorized except where the failure to be so qualified would not have a Material Adverse Effect. Schedule 5.01 hereto lists, as of the Closing Date, each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein).

Section 5.02 Corporate Power and Authority. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is party. Each Credit Party has duly executed and delivered each Loan Document to which it is party and each Loan Document to which it is party constitutes the legal, valid and binding agreement and obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

Section 5.03 No Violation. Neither the execution, delivery and performance by any Credit Party of the Loan Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority applicable to such Credit Party or its properties and assets,
(ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than the Liens created pursuant to the Security Documents) upon any of the property or assets of such Credit Party pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other agreement or other instrument, to which such Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject, or (iii) will violate any provision of the Organizational Documents of such Credit Party.

Section 5.04 Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize or is required as a condition to (i) the execution, delivery and performance by any Credit Party of any Loan Document to which it is a party or any of its obligations thereunder, or (ii) the legality, validity, binding effect or enforceability of any Loan Document to which any Credit Party is a party, except the filing and recording of financing statements and other documents necessary in order to perfect the Liens created by the Security Documents.

Section 5.05 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened with respect to the Borrower or any of its Subsidiaries (i) that have had, or could reasonably be expected to have, a Material Adverse Effect, or (ii) that question the validity or enforceability of any of the Loan Documents, or of any action to be taken by the Borrower or any of the other Credit Parties pursuant to any of the Loan Documents.

Section 5.06 Use of Proceeds; Margin Regulations.

(a) The proceeds of all Loans and LC Issuances shall be utilized to consummate the acquisition of Doble, provide funds for Permitted Acquisitions, finance stock repurchases and capital expenditures, and provide working capital and funds for general corporate purposes, in each case, not inconsistent with the terms of this Agreement.

(b) No part of the proceeds of any Credit Event will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of any of the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of the Borrower or of the Borrower and its consolidated Subsidiaries that are subject to any "arrangement" (as such term is used in Section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

Section 5.07 Financial Statements.

(a) The Borrower has furnished to the Administrative Agent and the Lenders complete and correct copies of (x) (i) the audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries for the fiscal year ended September 30, 2006 and the related audited consolidated statements of income, shareholders' equity, and cash flows of the Borrower and its consolidated Subsidiaries for the fiscal year of the Borrower then ended, accompanied by the report thereon of KPMG LLP, and (ii) the condensed consolidated balance sheets of the Borrower and its consolidated Subsidiaries for the fiscal quarters ended December 31, 2006, March 30, 2007, and June 30, 2007 and the related condensed consolidated statements of income and of cash flows of the Borrower and its consolidated Subsidiaries for each of the fiscal periods then ended, and (y) (i) the audited consolidated balance sheets of Doble and its consolidated Subsidiaries for the fiscal year ended December 31, 2006 and the related audited consolidated statements of income, shareholders' equity, and cash flows of Doble and its consolidated Subsidiaries for the fiscal year of Doble then ended, accompanied by the report thereon of Grant Thorton LLP; and (ii) the condensed consolidated balance sheets of Doble and its consolidated Subsidiaries for the fiscal quarters ended March 30, 2007 and June 30, 2007 and the related condensed consolidated statements of income and of cash flows of Doble and its consolidated Subsidiaries for each of the fiscal periods then ended. All such financial statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present the financial position of the Borrower and its Subsidiaries, or Doble and its Subsidiaries, as the case may be, as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated, subject in the case of any such financial statements that are unaudited, to normal audit adjustments, none of which shall be material. The Borrower and its Subsidiaries did not have, as of the date of the latest financial statements referred to above, and will not have as of the Closing Date after giving effect to the incurrence of Loans or LC Issuances hereunder, any material or significant contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto in accordance with GAAP and that in any such case is material in relation to the business, operations, properties, assets, financial or other condition or prospects of the Borrower and its Subsidiaries.

(b) The financial projections of the Borrower and its Subsidiaries for the fiscal years 2008 through 2012 prepared by the Borrower and delivered to the Administrative Agent and the Lenders (the "Financial Projections") were prepared on behalf of the Borrower in good faith after taking into account historical levels of business activity of the Borrower and its Subsidiaries, known trends, including general economic trends, and all other information, assumptions and estimates considered by management of the Borrower and its Subsidiaries to be pertinent thereto; provided, however, that no representation or warranty is made as to the impact of future general economic conditions or as to whether the Borrower's projected consolidated results as set forth in the Financial Projections will actually be realized, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results for the periods covered by the Financial Projections may differ materially from the Financial Projections. No facts are known to the Borrower as of the Closing Date which, if reflected in the Financial Projections, would result in a material adverse change in the assets, liabilities, results of operations or cash flows reflected therein.

Section 5.08 Solvency. The Borrower has received consideration that is the reasonable equivalent value of the obligations and liabilities that the Borrower has incurred to the Administrative Agent, each LC Issuer and the Lenders under the Loan Documents. The Borrower now has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is now solvent and able to pay its debts as they mature and the Borrower, as of the Closing Date, owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay the Borrower's debts; and the Borrower is not entering into the Loan Documents with the intent to hinder, delay or defraud its creditors. For purposes of this Section, "debt" means any liability on a claim, and "claim" means (y) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (z) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

Section 5.09 No Material Adverse Change. Since September 30, 2006, there has been no change in the condition, business, affairs or prospects of the Borrower and its Subsidiaries taken as a whole, or their properties and assets considered as an entirety, except for changes none of which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect. Since December 31, 2006, there has been no change in the condition, business, affairs or prospects of Doble and its Subsidiaries taken as a whole, or their properties and assets considered as an entirety, except for changes none of which, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, financial or other condition or prospects of Doble and its Subsidiaries, taken as a whole or on the ability of Doble and its Subsidiaries, taken as a whole, to pay their liabilities and obligations as they mature or become due.

Section 5.10 Tax Returns and Payments. The Borrower and each of its Subsidiaries has filed all federal income tax returns and all other tax returns, domestic and foreign, required to be filed by it and has paid all taxes and assessments payable by it that have become due, other than those not yet delinquent and except for those contested in good faith. The Borrower and each of its Subsidiaries has established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by GAAP. Neither the Borrower nor any of its Subsidiaries knows of any proposed assessment for additional federal, foreign or state taxes for any period, or of any basis therefor, which, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as the Borrower and its Subsidiaries have made, could reasonably be expected to have a Material Adverse Effect.

Section 5.11 Title to Properties, etc. The Borrower and each of its Subsidiaries has good and marketable title, in the case of Real Property, and good title (or valid Leaseholds, in the case of any leased property), in the case of all other property, to all of its properties and assets free and clear of Liens other than Permitted Liens. The interests of the Borrower and its Subsidiaries in the properties reflected in the most recent balance sheet referred to in Section 5.07(a), taken as a whole, were sufficient, in the judgment of the Borrower, as of the date of such balance sheet for purposes of the ownership and operation of the businesses conducted by the Borrower and its Subsidiaries.

Section 5.12 Lawful Operations,  etc. The Borrower and each of its Subsidiaries:
(i) hold all necessary foreign, federal, state, local and other governmental licenses, registrations, certifications, permits and authorizations necessary to conduct its business; and (ii) is in full compliance with all requirements imposed by law, regulation or rule, whether foreign, federal, state or local, that are applicable to it, its operations, or its properties and assets, including, without limitation, applicable requirements of Environmental Laws, except for any failure to obtain and maintain in effect, or noncompliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.13 Environmental Matters.

(a) The Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws, except to the extent that any such failure to comply (together with any resulting penalties, fines or forfeitures) would not reasonably be expected to have a Material Adverse Effect. All licenses, permits, registrations or approvals required for the conduct of the business of the Borrower and its Subsidiaries under any Environmental Law have been secured and the Borrower and its Subsidiaries is in substantial compliance therewith, except for such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received written notice, or otherwise knows, that it is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which the Borrower or such Subsidiary is a party or that would affect the ability of the Borrower or such Subsidiary to operate any Real Property and no event has occurred and is continuing that, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as would not reasonably be expected to, in the aggregate, have a Material Adverse Effect. There are no Environmental Claims pending or, to the best knowledge of any Borrower, threatened wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Real Property now or at any time owned, leased or operated by the Borrower or any of its Subsidiaries or on any property adjacent to any such Real Property, that are known by the Borrower or as to which the Borrower or any such Subsidiary has received written notice, that could reasonably be expected: (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property of the Borrower or any of its Subsidiaries; or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

(b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property of the Borrower or any of its Subsidiaries or (ii) released on any such Real Property, in each case where such occurrence or event is not in compliance with Environmental Laws and is reasonably likely to have a Material Adverse Effect.

Section 5.14 Compliance with ERISA. Compliance by the Borrower with the provisions hereof and Credit Events contemplated hereby will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code. The Borrower and each of its Subsidiaries and each ERISA Affiliate (i) has fulfilled all obligations under the minimum funding standards of ERISA and the Code with respect to each Plan that is not a Multi-Employer Plan or a Multiple Employer Plan, (ii) has satisfied all contribution obligations in respect of each Multi-Employer Plan and each Multiple Employer Plan, (iii) is in compliance in all material respects with all other applicable provisions of ERISA and the Code with respect to each Plan, each Multi-Employer Plan and each Multiple Employer Plan, and (iv) has not incurred any liability under Title IV of ERISA to the PBGC with respect to any Plan, any Multi-Employer Plan, any Multiple Employer Plan, or any trust established thereunder. No Plan or trust created thereunder has been terminated, and there have been no Reportable Events, with respect to any Plan or trust created thereunder or with respect to any Multi-Employer Plan or Multiple Employer Plan, which termination or Reportable Event will or could give rise to a material liability of the Borrower or any ERISA Affiliate in respect thereof. Neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate is at the date hereof, or has been at any time within the five years preceding the date hereof, an employer required to contribute to any Multi-Employer Plan or Multiple Employer Plan, or a "contributing sponsor" (as such term is defined in Section 4001 of ERISA) in any Multi-Employer Plan or Multiple Employer Plan. Neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Administrative Agent and the Lenders in writing.

Section  5.15  Intellectual  Property,   etc.  The  Borrower  and  each  of  its
Subsidiaries has obtained or has the right to use all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

Section 5.16 Investment Company Act, etc. Neither the Borrower nor any of its Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as amended, the Interstate Commerce Act, as amended, the Federal Power Act, as amended, or any applicable federal or state public utility law.

Section 5.17 Insurance. The Borrower and each of its Subsidiaries maintains insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with industry standards and in each case in compliance with the terms of Section 6.03.

Section 5.18 Burdensome Contracts; Labor Relations. Neither the Borrower nor any of its Subsidiaries (a) is subject to any burdensome contract, agreement, corporate restriction, judgment, decree or order, (b) is a party to any labor dispute affecting any bargaining unit or other group of employees generally, (c) is subject to any material strike, slowdown, workout or other concerted interruptions of operations by employees of the Borrower or any Subsidiary, whether or not relating to any labor contracts, (d) is subject to any significant pending or, to the knowledge of the Borrower, threatened, unfair labor practice complaint, before the National Labor Relations Board, (e) is subject to any significant pending or, to the knowledge of the Borrower, threatened grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement, (f) is subject to any significant pending or, to the knowledge of the Borrower, threatened significant strike, labor dispute, slowdown or stoppage, or (g) is, to the knowledge of the Borrower, involved or subject to any union representation organizing or certification matter with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in any of the above clauses) for such matters as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.19 Security Interests. Once executed and delivered, each of the Security Documents creates, as security for the Obligations, a valid and enforceable, and upon making the filings and recordings referenced in the next sentence, perfected security interest in and Lien on all of the Collateral subject thereto from time to time, in favor of the Administrative Agent for the benefit of the Secured Creditors, superior to and prior to the rights of all third persons and subject to no other Liens, except that the Collateral under the Security Documents may be subject to Permitted Liens. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document that shall have been made, or for which satisfactory arrangements have been made, upon or prior to the execution and delivery thereof. All recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable legal requirements or other laws applicable to the property encumbered by the Security Documents in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement thereof have been paid.

Section 5.20 True and Complete Disclosure. All information heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein, other than the Financial Projections (as to which representations are made only as provided in Section 5.07(b)), is, and all other such information hereafter furnished by or on behalf of such Person in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided, except that any such future information consisting of financial projections prepared by the Borrower or any of its Subsidiaries is only represented herein as being based on good faith estimates and assumptions believed by such persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results.

Section 5.21 Defaults. No Default or Event of Default exists as of the Closing Date hereunder, nor will any Default or Event of Default begin to exist immediately after the execution and delivery hereof.

Section 5.22 Capitalization. As of the Closing Date, Schedule 5.22 is a true, complete and accurate description of the equity capital structure of the Borrower and its Subsidiaries showing, for each such Person, accurate ownership percentages of the equity holders of record and accompanied by a statement of authorized and issued Equity Interests for each such Person. Except as set forth on Schedule 5.22, as of the Closing Date (a) there are no preemptive rights, outstanding subscriptions, warrants or options to purchase any Equity Interests of any Credit Party or any of its Subsidiaries, (b) there are no obligations of any Credit Party to redeem or repurchase any of its Equity Interests and (c) there is no agreement, arrangement or plan to which any Credit Party or any of its Subsidiaries is a party or of which any Credit Party has knowledge that could directly or indirectly affect the capital structure of any Credit Party or its Subsidiaries. The Equity Interests of the Borrower and each of its Subsidiaries described on Schedule 5.22 are validly issued and fully paid and non-assessable and the Equity Interests of the Borrower and each of its Subsidiaries are owned of record and beneficially as set forth on Schedule 5.22, free and clear of all Liens (other than Liens created under the Security Documents).

Section 5.23 Representation and Warranties in Purchase Agreement Documentation. As of the Closing Date, (i) each of the representations and warranties made by the Credit Parties in the Purchase Agreement Documentation is true and correct in all material respects, except to the extent that such representation and warranty relates to a specific date, in which case such representation shall be true and correct as of such earlier date, and (ii) to the knowledge of the Credit Parties, each of the representations and warranties made by a party, other than a Credit Party, to the Purchase Agreement Documentation is true and correct in all material respects, expect to the extent that such representation and warranty relates to a specific date, in which case such representation shall be true and correct as of such earlier date.

Section 5.24 Anti-Terrorism Law Compliance. Neither the Borrower nor any of its Subsidiaries is subject to or in violation of any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list, Executive Order No. 13224 or the USA Patriot Act) that prohibits or limits the conduct of business with or the receiving of funds, goods or services to or for the benefit of certain Persons specified therein or that prohibits or limits any Lender or LC Issuer from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Borrower.

ARTICLE VI.

                              AFFIRMATIVE COVENANTS

The Borrower hereby covenants and agrees that on the Closing Date and thereafter so long as this Agreement is in effect and until such time as the Commitments have been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder and under the other Loan Documents, have been paid in full.

Section  6.01  Reporting   Requirements.   The  Borrower  will  furnish  to  the
Administrative Agent and each Lender:

(a) Annual Financial Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, (i) the unaudited consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related unaudited consolidating statements of income, of stockholders' equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail; and (ii) the audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income, of stockholders' equity (other than retained earnings) and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail and accompanied by the opinion with respect to such consolidated financial statements of independent public accountants of recognized national standing selected by the Borrower, which opinion shall be unqualified and shall (x) state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its consolidated subsidiaries as at the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in conformity with generally accepted accounting principles, or (y) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization).

(b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarterly period and the related unaudited consolidated statements of income and of cash flows for such quarterly period and/or for the fiscal year to date, and setting forth, in the case of such unaudited consolidated statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year, and which shall be certified on behalf of the Borrower by the Chief Financial Officer of the Borrower, subject to changes resulting from normal year-end audit adjustments.

(c) Officer's Compliance Certificates. At the time of the delivery of the financial statements provided for in subparts (a) and (b) above and within 45 days after the close of the fourth quarterly accounting period in each fiscal year of the Borrower, a certificate (a "Compliance Certificate"), substantially in the form of Exhibit E, signed by the Chief Financial Officer or the Treasurer of the Borrower to the effect that (i) no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and the actions the Borrower has taken or proposes to take with respect thereto, and (ii) the representations and warranties of the Credit Parties are true and correct in all material respects, except to the extent that any relate to an earlier specified date, in which case, such representations shall be true and correct in all material respects as of the date made, which certificate shall set forth the calculations required to establish compliance with the provisions of Section 7.07.

(d) Budgets and Forecasts. Not later than 90 days after the commencement of any fiscal year of the Borrower and its Subsidiaries, commencing with the fiscal year ending September 30, 2008, a consolidated budget in reasonable detail for such fiscal year, and (if and to the extent prepared by management of the Borrower) for any subsequent fiscal years, as customarily prepared by management for its internal use, setting forth, with appropriate discussion, the forecasted balance sheet, income statement, operating cash flows and capital expenditures of the Borrower and its Subsidiaries for the period covered thereby, and the principal assumptions upon which forecasts and budget are based.

(e) Notices. Promptly, and in any event within three Business Days, after, the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of:

(i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto;

(ii) the commencement of, or any other material development concerning, any litigation or governmental or regulatory proceeding pending against the Borrower or any of its Subsidiaries or the occurrence of any other event, if the same would be reasonably likely to have a Material Adverse Effect; or

(iii) any significant adverse change in the Borrower's or any Subsidiary's relationship with, or any significant event or circumstance which is in the Borrower's reasonable judgment likely to adversely affect the Borrower's or any Subsidiary's relationship with, (A) any customer (or related group of customers) representing more than 10% of the Borrower's consolidated revenues during its most recent fiscal year, or (B) any supplier which is material to the operations of the Borrower and its Subsidiaries considered as an entirety.

(f) ERISA. Promptly, and in any event within 10 days after the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate knows of the occurrence of any of the following, the Borrower will deliver to the Administrative Agent and each of the Lenders a certificate of an Authorized Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower or such Subsidiary of the Borrower or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given by the Borrower or such Subsidiary of the Borrower or the ERISA Affiliate to or filed with the PBGC, a Plan participant or the Plan administrator with respect thereto: (i) that a Reportable Event has occurred with respect to any Plan;
(ii) the institution of any steps by the Borrower, any Subsidiary of the Borrower, any ERISA Affiliate, the PBGC or any other Person to terminate any Plan or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan; (iii) the institution of any steps by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate to withdraw from any Multi-Employer Plan or Multiple Employer Plan, if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA or in Section 4063 of ERISA) in excess of $10,000,000; (iv) a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Plan; (v) that a Plan has Unfunded Benefit Liabilities exceeding $10,000,000; (vi) the cessation of operations at a facility of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to a Plan; (viii) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; (ix) the insolvency of or commencement of reorganization proceedings with respect to a Multi-Employer Plan; (x) any material increase in the contingent liability of the Borrower or any Subsidiary with respect to any post-retirement welfare liability; or (xi) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.

(g) Environmental Matters. Promptly upon, and in any event within ten (10) Business Days after, an officer of the Borrower or any of its Subsidiaries obtaining knowledge thereof, notice of one or more of the following environmental matters to the extent any of the following could reasonably be expected to have a Material Adverse Effect: (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Borrower or any of its Subsidiaries that (A) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or
(B) would reasonably be expected to form the basis of a Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property; (iii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other Global agency. All such notices shall describe in reasonable detail the nature of the Environmental Claim, the Borrower's or such Subsidiary's response thereto and the potential exposure in Dollars of the Borrower and its Subsidiaries with respect thereto.

(h) SEC Reports and Registration Statements. Promptly after transmission thereof or other filing with the SEC, copies of all registration statements (other than the exhibits thereto and any registration statement on Form S-8 or its equivalent) and all annual, quarterly or current reports that the Borrower or any of its Subsidiaries files with the SEC on Form 10-K, 10-Q or 8-K (or any successor forms).

(i) Annual, Quarterly and Other Reports. Promptly after transmission thereof to its stockholders, copies of all annual, quarterly and other reports and all proxy statements that the Borrower furnishes to its stockholders generally.

(j) [Intentionally Omitted.]

(k) [Intentionally Omitted.]

(l) Information Relating to Collateral. At the time of the delivery of the annual financial statements provided for in subpart (a) above, a certificate of an Authorized Officer of the Borrower certifying that neither the Borrower nor any of its Subsidiaries has taken any actions (and is not aware of any actions so taken) to terminate any UCC financing statements or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction to the extent necessary to protect and perfect the security interests and Liens under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

(m) Other Notices. Promptly after the transmission or receipt thereof, as applicable, copies of all notices received or sent by the Borrower or any Subsidiary to or from the holders of any Material Indebtedness or any trustee with respect thereto.

(n) Proposed Amendments,  etc. to Acquisition Documentation.  No later than five
(5) Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to any Acquisition Documentation.

(o) Other Information. Within ten (10) days after a request therefor, such other information or documents (financial or otherwise) relating to the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request from time to time.

Section 6.02 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, (i) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower or such Subsidiary, as the case may be, in accordance with GAAP; and (ii) permit, upon at least two Business Days' notice to the Borrower, officers and designated representatives of the Administrative Agent or any of the Lenders to visit and inspect any of the properties or assets of the Borrower and its Subsidiaries in whomsoever's possession (but only to the extent the Borrower or such Subsidiary has the right to do so to the extent in the possession of another Person), to examine the books of account of the Borrower and any of its Subsidiaries, and make copies thereof and take extracts therefrom, and to discuss the affairs, finances and accounts of the Borrower and of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any of the Lenders may request.

Section 6.03 Insurance.

(a) The Borrower will, and will cause each of its Subsidiaries to, (i) maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Borrower and its Subsidiaries as of the Closing Date, and (ii) forthwith upon the Administrative Agent's or any Lender's written request, furnish to the Administrative Agent or such Lender such information about such insurance as the Administrative Agent or such Lender may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to the Administrative Agent or such Lender and certified by an Authorized Officer of the Borrower.

(b) [Intentionally Omitted.]

(c) If the Borrower or any other Credit Party shall fail to maintain any insurance in accordance with this Section, or if the Borrower or any such Credit Party shall fail to so endorse and deliver or deposit all endorsements or certificates with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Administrative Agent on demand for all costs and expenses of procuring such insurance.

Section 6.04 Payment of Taxes and Claims. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims that, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP. Without limiting the generality of the foregoing, the Borrower will, and will cause each of its Subsidiaries to, pay in full all of its wage obligations to its employees in accordance with the Fair Labor Standards Act (29 U.S.C. Sections 206-207) and any comparable provisions of applicable law.

Section 6.05 Corporate Franchises. The Borrower will do, and will cause each of its Material Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, rights and authority; provided, however, that nothing in this Section shall be deemed to prohibit any transaction permitted by Section 7.02.

Section 6.06 Good Repair. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in similar businesses; provided, however, that nothing in this Section shall prevent the Borrower from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Borrower, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Lenders.

Section 6.07 Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property, other than those the noncompliance with which would not be reasonably expected to have a Material Adverse Effect.

Section 6.08 Compliance with Environmental Laws. Without limitation of the covenants contained in Section 6.07:

(a) The Borrower will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, except to the extent that such compliance with Environmental Laws is being contested in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP, and an adverse outcome in such proceedings is not reasonably expected to have a Material Adverse Effect.

(b) The Borrower will keep or cause to be kept, and will cause each of its Subsidiaries to keep or cause to be kept, all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws other than Permitted Liens.

(c) Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries or transport or permit the transportation of Hazardous Materials to or from any such Real Property other than in compliance with applicable Environmental Laws and in the ordinary course of business.

(d) If required to do so under any applicable order of any Governmental Authority, the Borrower will undertake, and cause each of its Subsidiaries to undertake, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries in accordance with, in all material respects, the requirements of all applicable Environmental Laws and in accordance with, in all material respects, such orders of all Governmental Authorities, except to the extent that the Borrower or such Subsidiary is contesting such order in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP.

Section 6.09 Certain Subsidiaries to Join in Subsidiary Guaranty. In the event that at any time after the Closing Date, (i) the Borrower acquires, creates or has any Material Domestic Subsidiary that is not already a party to the Subsidiary Guaranty, or (ii) any Domestic Subsidiary acquires, creates or has any Material Foreign Subsidiary and such Domestic Subsidiary is not party to the Subsidiary Guaranty, the Borrower will promptly, but in any event within ten
(10) Business Days, cause such Subsidiary to deliver to the Administrative Agent, in sufficient quantities for the Lenders, (a) a Guaranty Supplement (as defined in the Subsidiary Guaranty), duly executed by such Subsidiary, pursuant to which such Subsidiary joins in the Subsidiary Guaranty as a guarantor thereunder, and (b) resolutions of the Board of Directors or equivalent governing body of such Subsidiary, certified by the Secretary or an Assistant Secretary of such Subsidiary, as duly adopted and in full force and effect, authorizing the execution and delivery of such joinder supplement and the other Loan Documents to which such Subsidiary is or will be a party, together with such other corporate documentation and an opinion of counsel as the
Administrative Agent shall reasonably request, in each case, in form and substance satisfactory to the Administrative Agent.

Section 6.10      Additional Security; Further Assurances.

(a) Additional Security.  In the event that the Borrower,  any Material Domestic
Subsidiary or any other Domestic Subsidiary acquires, creates or holds any Equity Interest in a Material Foreign Subsidiary required to be pledged hereunder or under any Security Document and that is not at the time included in the Collateral, the Borrower will promptly notify the Administrative Agent in writing of such event, identifying the Equity Interests in question and referring specifically to the rights of the Administrative Agent and the Lenders under this Section 6.10(a), and the Borrower will, or will cause such Subsidiary to, within ten (10) Business Days following request by the Administrative Agent, pledge (or cause to be pledged) to the Administrative Agent for the benefit of the Secured Creditors the certificates representing 65% of the Equity Interest in such Foreign Subsidiary and, if applicable, deliver the certificates representing such Equity Interest together with appropriate executed stock transfer powers.

(b)  Further  Assurances.  The  Borrower  will,  and  will  cause  each  of  its
Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent from time to time such conveyances, financing statements, transfer endorsements, powers of attorney, certificates, and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Administrative Agent may reasonably require.

Section 6.11 Most Favored Covenant Status. If any Credit Party at any time after the Closing Date enters into or modifies any Material Indebtedness Agreement (other than any Material Indebtedness Agreement permitted by Section 7.04 hereof) such that such Material Indebtedness Agreement includes affirmative or negative covenants (or any events of default or other type of restriction that would have the practical effect of any affirmative or negative business or financial covenant, including, without limitation, any "put" or mandatory prepayment of such Indebtedness upon the occurrence of a "change of control") that are applicable to any Credit Party, other than those set forth herein or in any of the other Loan Documents, the Borrower shall promptly so notify the Administrative Agent and the Lenders and, if the Administrative Agent shall so request by written notice to the Borrower (after a determination has been made by the Required Lenders that such Material Indebtedness Agreement contains any such provisions that either individually or in the aggregate are more favorable to the holders of such Indebtedness than any of the provisions set forth herein), the Borrower, the Administrative Agent and the Lenders shall promptly amend this Agreement to incorporate some or all of such provisions, in the discretion of the Administrative Agent and the Required Lenders, into this Agreement and, to the extent necessary and reasonably desirable to the Administrative Agent and the Required Lenders, into any of the other Loan Documents, all at the election of the Administrative Agent and the Required Lenders.

Section 6.12 Senior Debt. The Obligations shall, and the Borrower shall take all necessary action to ensure that the Obligations shall, at all times rank at least pari passu in right of payment (to the fullest extent permitted by law) with all other senior Indebtedness of the Borrower and each Domestic Subsidiary.

Section 6.13 Amendment, Modification or Termination of Material Contracts. Each Credit Party will give prompt notice to the Administrative Agent of any cancellation or termination of any Material Contract or any amendment or other modification of any Material Contract or any other action in connection with any Material Contract in each case that would reasonably be expected to result in a Material Adverse Effect.

Section 6.14 Performance of Material Contracts. Each Credit Party will perform and observe in all material respects all the terms and provisions of each Material Contract to be performed or observed by it, and no Credit Party will take any action that would cause any such Material Contract to not be in full force and effect, and cause each of its Subsidiaries to do so except, in any case, where the failure to do so, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

ARTICLE VII.

                               NEGATIVE COVENANTS

The Borrower hereby covenants and agrees that on the Closing Date and thereafter for so long as this Agreement is in effect and until such time as the Commitments have been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder and under the other Loan Documents, have been paid in full:

Section 7.01 Changes in Business. Neither the Borrower nor any of its Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Subsidiaries, would be substantially changed from the general nature of the business engaged in by the Borrower and its Subsidiaries on the Closing Date.

Section 7.02 Consolidation, Merger, Acquisitions, Asset Sales, etc. The Borrower will not, and will not permit any Subsidiary to, (i) in the case of Material Subsidiaries, wind up, liquidate or dissolve its affairs, (ii) enter into any transaction of merger or consolidation, (iii) make or otherwise effect any Acquisition, (iv) sell or otherwise dispose of any of its property or assets outside the ordinary course of business, or otherwise make or otherwise effect any Asset Sale, or (v) agree to do any of the foregoing at any future time, except that, if no Default or Event of Default shall have occurred and be continuing or would result therefrom, each of the following shall be permitted:

(a) the merger, consolidation or amalgamation of (i) any Subsidiary of the Borrower with or into the Borrower, provided the Borrower is the surviving or continuing or resulting corporation; (ii) any Subsidiary of the Borrower with or into any Subsidiary Guarantor, provided that the surviving or continuing or resulting corporation is a Subsidiary Guarantor; or (iii) any Foreign Subsidiary of the Borrower with or into any other Foreign Subsidiary of the Borrower;

(b) any Asset Sale by (i) the Borrower to any other Domestic Credit Party, (ii) any Subsidiary of the Borrower to any Domestic Credit Party; or (iii) any Foreign Subsidiary of the Borrower to any other Foreign Subsidiary of the Borrower;

(c) the Borrower or any Subsidiary may make any Acquisition that is a Permitted Acquisition, provided that all of the conditions contained in the definition of the term Permitted Acquisition are satisfied;

(d) the Acquisition of Doble on the Closing Date pursuant to the Purchase Agreement Documentation; and

(e) in addition to any Asset Sale permitted above, the Borrower or any of its Subsidiaries may consummate any Asset Sale, provided that (i) the consideration for each such Asset Sale represents fair value and at least 90% of such consideration consists of cash; (ii) in the case of any Asset Sale involving consideration in excess of $5,000,000, at least five Business Days prior to the date of completion of such Asset Sale, the Borrower shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Officer, which certificate shall contain (A) a description of the proposed transaction, the date such transaction is scheduled to be consummated, the estimated sale price or other consideration for such transaction, and (B) a certification that no Default or Event of Default has occurred and is continuing, or would result from consummation of such transaction; and (iii) the aggregate amount of all Asset Sales made pursuant to this subpart during any fiscal year of the Borrower shall not exceed 20% of Tangible Net Worth of the Borrower.

Section 7.03 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind of the Borrower or any such Subsidiary whether now owned or hereafter acquired, except that the foregoing shall not apply to:

(a)      any Standard Permitted Lien;

(b) Liens in existence on the Closing Date that are listed in Schedule 7.03 hereto;

(c) Liens (i) that are placed upon fixed or capital assets, acquired, constructed or improved by the Borrower or any Subsidiary, provided that (A) such Liens only secure Indebtedness permitted by Section 7.04(c), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement,
(C) the Indebtedness secured thereby does not exceed 90% of the cost of acquiring, constructing or improving such fixed or capital assets; and (D) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary; or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, provided that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets;

(d) any Lien granted to the Administrative Agent securing any of the Obligations or any other Indebtedness of the Credit Parties under the Loan Documents or any Indebtedness under any Designated Hedge Agreement; or

(e) any Lien arising in the ordinary course of business in favor of a customer of a Domestic Subsidiary in connection with "bill and hold" sales transactions, provided that such Lien shall not encumber any property or assets of such Domestic Subsidiary other than the property subject to such bill and hold sales transaction.

Section 7.04 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness of the Borrower or any of its Subsidiaries, except:

(a) Indebtedness incurred under this Agreement and the other Loan Documents;

(b) the Indebtedness set forth on Schedule 7.04 hereto, and any refinancing, extension, renewal or refunding of any such Indebtedness not involving an increase in the principal amount thereof;

(c) (i) Indebtedness consisting of Capital Lease Obligations of the Borrower and its Subsidiaries, (ii) Indebtedness secured by a Lien referred to in Section 7.03(c), and (iii) any refinancing, extension, renewal or refunding of any such Indebtedness not involving an increase in the principal amount thereof, provided the aggregate outstanding principal amount (using Capitalized Lease Obligations in lieu of principal amount, in the case of any Capital Lease) of Indebtedness permitted by this subpart (c) shall not exceed 7.5% of Tangible Net Worth of the Borrower at the time of incurring any such Indebtedness;

(d)   Indebtedness   constituting   Permitted   Foreign   Subsidiary  Loans  and
Investments;

(e) any intercompany loans (i) made by the Borrower or any Subsidiary of the Borrower to any Domestic Credit Party; or (ii) made by any Foreign Subsidiary of the Borrower to any other Foreign Subsidiary of the Borrower;

(f) Indebtedness of the Borrower and its Subsidiaries under Hedge Agreements, provided such Hedge Agreements have been entered into in the ordinary course of business and not for speculative purposes;

(g) Indebtedness  constituting  Guaranty Obligations  permitted by Section 7.05;
and

(h) additional unsecured Indebtedness of the Borrower or any of its Subsidiaries to the extent not permitted by any of the foregoing clauses, provided that the aggregate outstanding principal amount of all such Indebtedness does not exceed $20,000,000 at any time.

Section 7.05 Investments and Guaranty Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, (i) make or commit to make any Investment or (ii) be or become obligated under any Guaranty Obligations, except:

(a) Investments by the Borrower or any of its Subsidiaries in cash and Cash Equivalents;

(b) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business;

(c) the Borrower and its Subsidiaries may acquire and hold receivables and similar items owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(d)      any Permitted Creditor Investment;

(e) loans and advances to employees for business-related travel expenses, moving expenses, costs of replacement homes, business machines or supplies, automobiles and other similar expenses, in each case incurred in the ordinary course of business;

(f) to the extent not permitted by any of the other subparts in this Section, Investments existing as of the Closing Date and described on Schedule 7.05 hereto;

(g) any Guaranty Obligations of the Borrower or any Subsidiary in favor of the Administrative Agent, each LC Issuer and the Lenders and any other benefited creditors under any Designated Hedge Agreements pursuant to the Loan Documents;

(h) Investments of the Borrower and its Subsidiaries in Hedge Agreements permitted to be entered into pursuant to this Agreement;

(i) Investments (i) of the Borrower or any of its Subsidiaries in any Subsidiary existing as of the Closing Date, (ii) of the Borrower in any Domestic Credit Party made after the Closing Date, (iii) of any Domestic Credit Party in any other Domestic Credit Party (other than the Borrower) made after the Closing Date, or (iv) constituting Permitted Foreign Subsidiary Loans and Investments;

(j) Investments of any Foreign Subsidiary in any other Subsidiary of the Borrower;

(k) intercompany loans and advances permitted by Section 7.04(e);

(l) the Acquisitions permitted by Section 7.02;

(m) any Guaranty Obligation incurred by any Domestic Credit Party with respect to Indebtedness of another Domestic Credit Party which Indebtedness is permitted by Section 7.04; and

(n) the acquisition of Doble pursuant to the Purchase Agreement Documentation.

Section 7.06 Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a) the Borrower or any of its Subsidiaries may declare and pay or make Capital Distributions that are payable solely in additional shares of its common stock (or warrants, options or other rights to acquire additional shares of its common stock);

(b) (i) any Subsidiary of the Borrower may declare and pay or make Capital Distributions to any Domestic Credit Party, and (ii) any Foreign Subsidiary of the Borrower may declare and pay or make Capital Distributions to any other Foreign Subsidiary or to any Domestic Credit Party; and

(c) the Borrower may Repurchase its Equity Interests, provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) the Borrower will be in compliance with the financial covenants set forth in Section 7.07 after giving pro forma effect to each such Repurchase, and (iii) the aggregate amount of all Repurchases made by the Borrower during any fiscal year shall not exceed $30,000,000.

Section 7.07 Financial Covenants.

(a) Leverage Ratio. The Borrower will not permit at any time the Leverage Ratio to be greater than the maximum ratio specified below for the Testing Period opposite such maximum ratio:

  -----------------------------------------------------------------------------
  Testing Period ending                                   Maximum Ratio
  -----------------------------------------------------------------------------
  -----------------------------------------------------------------------------
  December 31, 2007 and March 31, 2008                     4.00 to 1.00
  -----------------------------------------------------------------------------
  -----------------------------------------------------------------------------
  June 30, 2008 and thereafter                              3.5 to 1.00
  -----------------------------------------------------------------------------


(b) Interest Coverage Ratio. The Borrower will not permit at any time the Interest Coverage Ratio to be less than 3.0 to 1.0.

Section 7.08 Limitation on Certain Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist or become effective, any "negative pledge" covenant or other agreement, restriction or arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or suffer to exist any Lien upon any of its property or assets as security for Indebtedness, or (b) the ability of any such Subsidiary to make Capital Distributions or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, or to make loans or advances to the Borrower or any of the Borrower's other Subsidiaries, or transfer any of its property or assets to the Borrower or any of the Borrower's other Subsidiaries, except for such restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Loan Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (iv) customary provisions restricting assignment of any licensing agreement entered into in the ordinary course of business, (v) customary provisions restricting the transfer or further encumbering of assets subject to Liens permitted under Section 7.03(c), (vi) customary restrictions affecting only a Subsidiary of the Borrower under any agreement or instrument governing any of the Indebtedness of a Subsidiary permitted pursuant to Section 7.04, (vii) restrictions affecting any Foreign Subsidiary of the Borrower under any agreement or instrument governing any Indebtedness of such Foreign Subsidiary permitted pursuant to Section 7.04, and customary restrictions contained in "comfort" letters and guarantees of any such Indebtedness, (viii) any document relating to Indebtedness secured by a Lien permitted by Section 7.03, insofar as the provisions thereof limit grants of junior liens on the assets securing such Indebtedness, and (ix) any Operating Lease or Capital Lease, insofar as the provisions thereof limit grants of a security interest in, or other assignments of, the related leasehold interest to any other Person.

Section 7.09 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of the Borrower, any Subsidiary, and in the case of a Subsidiary, the Borrower or another Subsidiary) other than in the ordinary course of business of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate, except (i) sales of goods to an Affiliate for use or distribution outside the United States that in the good faith judgment of the Borrower comply with any applicable legal requirements of the Code, or (ii) agreements and transactions with and payments to officers, directors and shareholders that are either (A) entered into in the ordinary course of business and not prohibited by any of the provisions of this Agreement, or (B) entered into outside the ordinary course of business, approved by the directors or shareholders of the Borrower, and not prohibited by any of the provisions of this Agreement or in violation of any law, rule or regulation.

Section 7.10 Plan Terminations, Minimum Funding, etc. The Borrower will not, and will not permit any Subsidiary of the Borrower or ERISA Affiliate to, (i) terminate any Plan or Plans so as to result in liability of the Borrower or any ERISA Affiliate to the PBGC in excess of, in the aggregate, the amount that is equal to 5% of the Borrower's Consolidated Net Worth as of the date of the then most recent financial statements furnished to the Lenders pursuant to the provisions of this Agreement, (ii) permit to exist one or more events or conditions that present a material risk of the termination by the PBGC of any Plan or Plans with respect to which the Borrower or any Subsidiary of the Borrower or ERISA Affiliate would, in the event of such termination, incur liability to the PBGC in excess of such amount in the aggregate, (iii) fail to comply with the minimum funding standards of ERISA and the Code with respect to any Plan, or (iv) incur an obligation to contribute to, or become a contributing sponsor (as such term is defined in Section 4001 of ERISA) in, any Multi-Employer Plan or Multiple Employer Plan.

Section 7.11 Hedge Agreements. The Borrower shall obtain, and thereafter maintain in effect for a period of two (2) years after the Closing Date, interest rate Hedge Agreements with respect to at least $75,000,000 of Loans, and such Hedge Agreements shall conform to ISDA standards and otherwise, be in the form and substance satisfactory to the Administrative Agent.

Section 7.12 Amendments to Acquisition Documentation. Without the prior written consent of the Administrative Agent, no Credit Party will, and no Credit Party will permit any of its Subsidiaries to, amend, supplement, waive or otherwise modify, or consent or agree to any amendment, supplement, waiver or other modification to, or enter into any forbearance from exercising any rights with respect to, the terms or provisions contained in any Acquisition Documentation, except for (a) any amendment, supplement, waiver or other modification for purposes of curing any ambiguity or correcting any provision therein that is defective or inconsistent with the Acquisition Documentation for the applicable acquisition, as the Borrower shall reasonably deem necessary or desirable and which shall not adversely affect the Administrative Agent and the Lenders and
(b) any amendment, supplement, waiver or other modification that, in the aggregate with all other such amendments, supplements and modifications, (x) does not modify any provision of any agreement providing for an earnout or other contingent purchase price such that a larger payment would be due by any Credit Party or any payment would be required to made by any Credit Party at any earlier date, (y) does not modify any indemnities or licenses furnished to any Credit Party or any of its Subsidiaries such that, after giving effect thereto, such indemnities or licenses shall be less favorable to such interests of such Credit Party and such Subsidiaries or the Lenders and (z) could not reasonably be expected to have a Material Adverse Effect.

Section 7.13 Anti-Terrorism Laws. Neither the Borrower nor any of its Subsidiaries shall be subject to or in violation of any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list, Executive Order No. 13224 or the USA Patriot Act) that prohibits or limits the conduct of business with or the receiving of funds, goods or services to or for the benefit of certain Persons specified therein or that prohibits or limits any Lender or LC Issuer from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Borrower.

ARTICLE VIII.

                                EVENTS OF DEFAULT

Section 8.01 Events of Default. Any of the following specified events shall constitute an Event of Default (each an "Event of Default"):

(a) Payments: the Borrower shall (i) default in the payment when due (whether at maturity, on a date fixed for a scheduled repayment, on a date on which a required prepayment is to be made, upon acceleration or otherwise) of any principal of the Loans or any reimbursement obligation in respect of any Unpaid Drawing; or (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any interest on the Loans, any Fees or any other Obligations; or

(b) Representations, etc.: any representation, warranty or statement made by the Borrower or any other Credit Party herein or in any other Loan Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

(c) Certain Covenants: the Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in Sections 6.01, 6.09, 6.10, 6.11, 6.12 or Article VII of this Agreement; or

(d) Other Covenants: any Credit Party shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement or any other Loan Document (other than those referred to in Section 8.01(a) or (b) or (c) above) and such default is not remedied within 30 days after the earlier of (i) an Authorized Officer of any Credit Party obtaining knowledge of such default or (ii) the Borrower receiving written notice of such default from the Administrative Agent or the Required Lenders (any such notice to be identified as a "notice of default" and to refer specifically to this paragraph); or

(e) Cross Default Under Other Agreements: the Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Material Indebtedness (other than the Obligations), and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness, or (ii) default in the observance or performance of any agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Material Indebtedness to become due prior to its stated maturity; or any such Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof); or (iii) without limitation of the foregoing clauses, default in any payment obligation under a Designated Hedge Agreement, and such default shall continue after the applicable grace period, if any, specified in such Designated Hedge Agreement or any other agreement or instrument relating thereto; or

(f) Invalidity of Loan Documents or Liens: any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or under such Loan Document or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Credit Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Credit Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document or the Administrative Agent fails to have; or

(g) Judgments: (i) one or more judgments, orders or decrees shall be entered against the Borrower and/or any of its Subsidiaries involving a liability (other than a liability covered by insurance, as to which the carrier has adequate claims paying ability and has not effectively reserved its rights) of $10,000,000 or more in the aggregate for all such judgments, orders and decrees for the Borrower and its Subsidiaries, and any such judgments or orders or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; or (ii) one or more judgments, orders or decrees shall be entered against the Borrower and/or any of its Subsidiaries involving a required divestiture of any material properties, assets or business reasonably estimated to have a fair value in excess of $10,000,000, and any such judgments, orders or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; or

(h) Insolvency Event: any Insolvency Event shall occur with respect to the Borrower or any Subsidiary of the Borrower; or

(i)  ERISA:  (i) any of the events  described  in clauses  (i)  through  (xi) of
Section 6.01(f) shall have occurred; or (ii) there shall result from any such event or events the imposition of a Lien, the granting of a security interest, or a liability or a material risk of incurring a liability;

(j) Change of Control: if there occurs a Change of Control; or

(k)  Environmental:  any of the events  described in clauses (i) through (iv) of
Section 6.01(g) shall have occurred and any such event or events or liability, individually, and/or in the aggregate, has had, or could reasonably be expected to result in liabilities in excess of $10,000,000.

Section 8.02 Remedies. Upon the occurrence of any Event of Default, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower or any other Credit Party in any manner permitted under applicable law:

(a) declare the Commitments terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind;

(b) declare the principal of and any accrued interest in respect of all Loans, all Unpaid Drawings and all other Obligations (other than any Obligations under any Designated Hedge Agreement) owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

(c) terminate any Letter of Credit that may be terminated in accordance with its terms; or

(d) exercise any other right or remedy available under any of the Loan Documents or applicable law;

provided that, if an Event of Default specified in Section 8.01(h) shall occur, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (a) and/or (b) above shall occur automatically without the giving of any such notice.

Section 8.03 Application of Certain Payments and Proceeds. All payments and other amounts received by the Administrative Agent or any Lender through the exercise of remedies hereunder or under the other Loan Documents shall, unless otherwise required by the terms of the other Loan Documents or by applicable law, be applied as follows:

(i) first, to the payment of that portion of the Obligations constituting fees, indemnities and expenses and other amounts (including attorneys' fees and amounts due under Article III) payable to the Administrative Agent in its capacity as such;

(ii) second, to the payment of that portion of the Obligations constituting fees, indemnities and expenses (including attorneys' fees and amounts due under Article III) payable to each Lender or each LC Issuer, ratably among them in proportion to the aggregate of all such amounts;

(iii) third, to the payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Unpaid Drawings with respect to Letters of Credit, ratably among the Lenders in proportion to the aggregate of all such amounts;

(iv) fourth, pro rata to the payment of (A) that portion of the Obligations constituting unpaid principal of the Loans and Unpaid Drawings, ratably among the Lenders and each LC Issuer in proportion to the aggregate of all such amounts, and (B) the amounts due to Designated Hedge Creditors under Designated Hedge Agreements subject to confirmation by the Administrative Agent that any calculations of termination or other payment obligations are being made in accordance with normal industry practice;

(v) fifth, to the Administrative Agent for the benefit of each LC Issuer to cash collateralize the Stated Amount of outstanding Letters of Credit;

(vi) sixth, to the payment of all other Obligations of the Credit Parties owing under or in respect of the Loan Documents that are then due and payable to the Administrative Agent, each LC Issuer, the Swing Line Lender, the
     Lenders and the Designated Hedge Creditors, ratably based upon the respective aggregate amounts of all such Obligations owing to them on such date; and

(vii) finally, any remaining surplus after all of the Obligations have been paid in full, to the Borrower or to whomsoever shall be lawfully entitled thereto.

ARTICLE IX.

                            THE ADMINISTRATIVE AGENT

Section 9.01 Appointment. Each Lender hereby irrevocably designates and appoints National City Bank to act as specified herein and in the other Loan Documents, and each such Lender hereby irrevocably authorizes National City Bank as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this Article. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor any fiduciary relationship with any Lender or LC Issuer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and no Credit Party shall have any rights as a third-party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any of its Subsidiaries.

Section 9.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, sub-agents or attorneys-in-fact, and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents, sub-agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 9.03.

Section 9.03 Exculpatory Provisions. Neither the Administrative Agent nor any of its Related Parties shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Related Parties' own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any of their respective officers contained in this Agreement, any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for any failure of the Borrower or any Subsidiary of the Borrower or any of their respective officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any Subsidiary of the Borrower. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

Section 9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, e-mail or other electronic transmission, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders or all of the Lenders, as applicable, as to any matter that, pursuant to Section 11.12, can only be effectuated with the consent of all Required Lenders, or all applicable Lenders, as the case may be), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

Section 9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." If the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

Section 9.06 Non-Reliance. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its Related Parties has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including, without limitation, any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries. The Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrower or any of its Subsidiaries that may come into the possession of the Administrative Agent or any of its Related Parties.

Section 9.07 No Reliance on Administrative Agent's Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with the Borrower or any of its Subsidiaries, any of their respective Affiliates or agents, the Loan Documents or the transactions hereunder: (a) any identity verification procedures, (b) any record keeping, (c) any comparisons with government lists, (d) any customer notices or (e) any other procedures required under the CIP Regulations or such other laws.

Section 9.08 USA Patriot Act. Each Lender or assignee or participant of a Lender that is not organized under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (a) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (b) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Administrative Agent the certification, or, if applicable, recertification, certifying that such Lender is not a "shell" and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (i) within 10 days after the Closing Date, and (ii) at such other times as are required under the USA Patriot Act.

Section 9.09 Indemnification. The Lenders agree to indemnify the Administrative Agent and its Related Parties, ratably according to their pro rata share of the Aggregate Credit Facility Exposure (excluding Swing Loans), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent or such Related Parties in any way relating to or arising out of this Agreement or any other Loan Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent or such Related Parties under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower; provided, however, that no Lender shall be liable to the Administrative Agent or any of its Related Parties for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Administrative Agent's or such Related Parties' gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent or any such Related Parties for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment of all Obligations.

Section 9.10 The Administrative Agent in Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, its Subsidiaries and their Affiliates as though not acting as Administrative Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

Section 9.11 Successor Administrative Agent. The Administrative Agent may resign at any time upon not less than 30 days notice to the Lenders, each LC Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and each LC Issuer, appoint a successor Administrative Agent; provided, however, that if the Administrative Agent shall notify the Borrower and the Lenders that no such successor is willing to accept such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or any LC Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and LC Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.02 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 9.12 Other Agents. Any Lender identified herein as a Co-Agent, Syndication Agent, Documentation Agent, Managing Agent, Manager, Lead Arranger, Arranger or any other corresponding title, other than "Administrative Agent," shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document except those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.

ARTICLE X.

                                    GUARANTY

Section 10.01 Guaranty by the Borrower. The Borrower hereby unconditionally guarantees, for the benefit of the Benefited Creditors, all of the following (collectively, the "Borrower Guaranteed Obligations"): (a) all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued for the benefit of any LC Obligor (other than the Borrower) under this Agreement, and
(b) all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing owing by any Subsidiary of the Borrower under any Designated Hedge Agreement or any other document or agreement executed and delivered in connection therewith to any Designated Hedge Creditor, in all cases under subparts (a) or (b) above, whether now existing, or hereafter incurred or arising, including any such interest or other amounts incurred or arising during the pendency of any bankruptcy, insolvency, reorganization, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code). Upon failure by any Credit Party to pay punctually any of the Borrower Guaranteed Obligations, the Borrower shall forthwith on demand by the Administrative Agent pay the amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement or any other applicable agreement or instrument.

Section 10.02 Additional Undertaking. As a separate, additional and continuing obligation, the Borrower unconditionally and irrevocably undertakes and agrees, for the benefit of the Benefited Creditors that, should any Borrower Guaranteed Obligations not be recoverable from the Borrower under Section 10.01 for any reason whatsoever (including, without limitation, by reason of any provision of any Loan Document or any other agreement or instrument executed in connection therewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any notice or knowledge thereof by any Lender, the Administrative Agent, any of their respective Affiliates, or any other person, at any time, the Borrower as sole, original and independent obligor, upon demand by the Administrative Agent, will make payment to the Administrative Agent, for the account of the Benefited Creditors, of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Loan Documents or any other applicable agreement or instrument.

Section 10.03 Guaranty Unconditional. The obligations of the Borrower under this Article shall be unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:

(a) any extension, renewal, settlement, compromise, waiver or release in respect to the Borrower Guaranteed Obligations under any agreement or instrument, by operation of law or otherwise;

(b) any modification or amendment of or supplement to this Agreement, any Note, any other Loan Document, or any agreement or instrument evidencing or relating to any Company Guaranteed Obligation;

(c) any release, non-perfection or invalidity of any direct or indirect security for the Borrower Guaranteed Obligations under any agreement or instrument evidencing or relating to any Borrower Guaranteed Obligations;

(d) any change in the corporate existence, structure or ownership of any Credit Party or other Subsidiary or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Credit Party or other Subsidiary or its assets or any resulting release or discharge of any obligation of any Credit Party or other Subsidiary contained in any agreement or instrument evidencing or relating to any of the Borrower Guaranteed Obligations;

(e) the existence of any claim, set-off or other rights which the Borrower may have at any time against any other Credit Party, the Administrative Agent, any Lender, any Affiliate of any Lender or any other Person, whether in connection herewith or any unrelated transactions;

(f) any invalidity or unenforceability relating to or against any other Credit Party for any reason of any agreement or instrument evidencing or relating to any of the Borrower Guaranteed Obligations, or any provision of applicable law or regulation purporting to prohibit the payment by any Credit Party of any of the Borrower Guaranteed Obligations; or

(g) any other act or omission of any kind by any other Credit Party, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this Article, constitute a legal or equitable discharge of the Borrower's obligations under this Section other than the irrevocable payment in full of all Borrower Guaranteed Obligations.

Section 10.04 Borrower Obligations to Remain in Effect; Restoration. The Borrower's obligations under this Article shall remain in full force and effect until the Commitments shall have terminated, and the principal of and interest on the Notes and other Borrower Guaranteed Obligations, and all other amounts payable by the Borrower, any other Credit Party or other Subsidiary, under the Loan Documents or any other agreement or instrument evidencing or relating to any of the Borrower Guaranteed Obligations, shall have been paid in full. If at any time any payment of any of the Borrower Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Credit Party, the Borrower's obligations under this Article with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time. Section 10.05 Waiver of Acceptance, etc. The Borrower irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any other Credit Party or any other Person, or against any collateral or guaranty of any other Person.

Section 10.06 Subrogation. Until the indefeasible payment in full of all of the Obligations and the termination of the Commitments hereunder, the Borrower shall have no rights, by operation of law or otherwise, upon making any payment under this Section to be subrogated to the rights of the payee against any other
Credit Party with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any such Credit Party in respect thereof.

Section 10.07 Effect of Stay. In the event that acceleration of the time for payment of any amount payable by any Credit Party under any of the Borrower Guaranteed Obligations is stayed upon insolvency, bankruptcy or reorganization of such Credit Party, all such amounts otherwise subject to acceleration under the terms of any applicable agreement or instrument evidencing or relating to any of the Borrower Guaranteed Obligations shall nonetheless be payable by the Borrower under this Article forthwith on demand by the Administrative Agent.

ARTICLE XI.

                                  MISCELLANEOUS

Section 11.01 Payment of Expenses etc. The Borrower agrees to pay (or reimburse the Administrative Agent, the Lenders or their Affiliates, as the case may be) all of the following: (i) whether or not the transactions contemplated hereby are consummated, for all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, syndication, administration and execution and delivery of the Loan Documents and the documents and instruments referred to therein and the syndication of the Commitments; (ii) all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Administrative Agent in connection with any amendment, waiver or consent relating to any of the Loan Documents that are requested by any Credit Party; (iii) all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Lenders and their Affiliates in connection with the enforcement of any of the Loan Documents or the other documents and instruments referred to therein, including, without limitation, the reasonable fees and disbursements of any individual counsel to the Administrative Agent and any Lender (including, without limitation, allocated costs of internal counsel); (iv) any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Administrative Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to any such indemnified Person) to pay such taxes.

Section 11.02 Indemnification. The Borrower agrees to indemnify the Administrative Agent, each Lender, and their respective Related Parties (collectively, the "Indemnitees") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses reasonably incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (i) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Loan Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Loan Document, other than any such investigation, litigation or proceeding arising out of transactions solely between any of the Lenders or the Administrative
Agent, transactions solely involving the assignment by a Lender of all or a portion of its Loans and Commitments, or the granting of participations therein, as provided in this Agreement, or arising solely out of any examination of a Lender by any regulatory or other Governmental Authority having jurisdiction over it, or (ii) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries, the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, if the Borrower or any such Subsidiary could have or is alleged to have any responsibility in respect thereof, the non-compliance of any such Real Property with foreign, federal, state and local laws, regulations and ordinances (including applicable permits thereunder) applicable thereto, or any Environmental Claim asserted against the Borrower or any of its Subsidiaries, in respect of any such Real Property, including, in the case of each of (i) and (ii) above, without limitation, the reasonable documented fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or of any other Indemnitee who is such Person or an Affiliate of such Person). To the extent that the undertaking to indemnify, pay or hold harmless any Person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities that is permissible under applicable law.

Section 11.03 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender and each LC Issuer is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender or such LC Issuer (including, without limitation, by branches, agencies and Affiliates of such Lender or LC Issuer wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Lender or LC Issuer under this Agreement or under any of the other Loan Documents, including, without limitation, all claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not such Lender or LC Issuer shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each Lender and LC Issuer agrees to promptly notify the Borrower after any such set off and application, provided, however, that the failure to give such notice shall not affect the validity of such set off and application.

Section 11.04     Equalization.

(a) Equalization. If at any time any Lender receives any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) that is applicable to the payment of the principal of, or interest on, the Loans (other than Swing Loans), LC Participations, Swing Loan Participations or Fees (other than Fees that are intended to be paid solely to the Administrative Agent or an LC Issuer and amounts payable to a Lender under Article III), of a sum that with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount.

(b) Recovery of Amounts.  If any amount paid to any Lender  pursuant to subparts
(i) or (ii) above is recovered in whole or in part from such Lender, such original purchase shall be rescinded, and the purchase price restored ratably to the extent of the recovery.

(c) Consent of Borrower. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 11.05     Notices.

(a) Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subpart (c) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i) if to the Borrower or any other Credit Party, to it at 9900A Clayton Road, St. Louis, Missouri, 63124-1186, Attention: Matt Mainer, Treasurer, (Telecopier No. (314) 213-7250;

(ii) if to the Administrative Agent, to it at the Notice Office; and

(iii) if to a Lender, to it at its address (or telecopier number) set forth next to its name on the signature pages hereto or, in the case of any Lender that becomes a party to this Agreement by way of assignment under Section 11.04 of this Agreement, to it at the address set forth in the Assignment Agreement to which it is a party;

(b) Receipt of Notices. Notices and communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent and receipt has been confirmed by telephone. Notices delivered through electronic communications to the extent provided in subpart
(c) below shall be effective as provided in said subpart (c).

(c) Electronic Communications. Notices and other communications to the Administrative Agent, an LC Issuer or any Lender hereunder and required to be delivered pursuant to Sections 6.01(a), (b), (c), (d), (h) or (i) may be
delivered or furnished by electronic communication (including e-mail and Internet or intranet web sites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent and the Borrower may, in their discretion, agree in a separate writing to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and
(ii) notices or communications posted to an Internet or intranet web site shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the web site address therefor.

(d) Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to each of the other parties hereto in accordance with Section 11.05(a).

Section 11.06 Successors and Assigns.

(a) Successors and Assigns Generally. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Lenders, provided, further, that any assignment or participation by a Lender of any of its rights and obligations hereunder shall be effected in accordance with this Section 11.06.

(b) Participations. Each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to an Eligible Assignee, provided that in the case of any such participation,

(i) the participant shall not have any rights under this Agreement or any of the other Loan Documents, including rights of consent, approval or waiver (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto),

(ii) such  Lender's  obligations  under  this  Agreement   (including,   without
     limitation, its Commitments hereunder) shall remain unchanged,

(iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

(iv) such Lender shall remain the holder of the Obligations owing to it and of any Note issued to it for all purposes of this Agreement, and

(v) the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of Article III to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold,and, provided further, that no Lender shall transfer, grant or sell any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Loan Document except to the extent such amendment or waiver would (x) extend the final scheduled maturity of the date of any of the Loans in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any such Commitment), (y) release all or any substantial portion of the Collateral, or release any guarantor from its guaranty of any of the Obligations, except strictly in accordance with the terms of the Loan Documents, or (z) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

(c) Assignments by Lenders.

(i) Any Lender may assign all, or if less than all, a fixed portion, of its Loans, LC Participations, Swing Loan Participations and/or Commitments and its rights and obligations hereunder to one or more Eligible Assignees, each of which shall become a party to this Agreement as a Lender by execution of an Assignment Agreement; provided, however, that

(A) except in the case of (x) an assignment of the entire remaining amount of the assigning Lender's Loans and/or Commitments or (y) an assignment to another Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender, the aggregate amount of the Commitment so assigned (which for this purpose includes the Loans outstanding thereunder) shall not be less than $1,000,000;

(B) in the case of any assignment to an Eligible Assignee at the time of any such assignment the Lender Register shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders;

(C) upon surrender of the old Notes, if any, upon request of the new Lender, new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender, to the extent needed to reflect the revised Commitments; and

(D) unless waived by the Administrative Agent, the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500.

(ii) To the extent of any assignment pursuant to this subpart (c), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments.

(iii) At the time of each assignment pursuant to this subpart (c), to a Person that is not already a Lender hereunder and that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the applicable Internal Revenue Service Forms (and any necessary additional documentation) described in Section 3.03(b).

(iv) With respect to any Lender, the transfer of any Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to this subpart (c).

(v) Nothing in this Section shall prevent or prohibit (A) any Lender that is a bank, trust company or other financial institution from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (B) any Lender that is a trust, limited liability company, partnership or other investment company from pledging its Notes or Loans to a trustee or agent for the benefit of holders of certificates or debt securities issued by it. No such pledge, or any assignment pursuant to or in lieu of an enforcement of such a pledge, shall relieve the transferor Lender from its obligations hereunder.

(d) No SEC Registration or Blue Sky Compliance. Notwithstanding any other provisions of this Section, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

(e) Representations of Lenders. Each Lender initially party to this Agreement hereby represents, and each Person that becomes a Lender pursuant to an assignment permitted by this Section will, upon its becoming party to this Agreement, represents that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) that makes or acquires loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business; provided, however, that subject to the preceding Sections 11.06(b) and (c), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

Section 11.07 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Borrower and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand. Without limiting the generality of the foregoing, the making of a Loan or any LC Issuance shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any LC Issuer may have had notice or knowledge of such Default or Event of Default at the time. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that the Administrative Agent or any Lender would otherwise have.

Section 11.08 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (OTHER THAN THE LETTERS OF CREDIT, TO THE EXTENT SPECIFIED BELOW, AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT OR, IF NO LAWS OR RULES ARE SO DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES (ISP98 - INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE "ISP98 RULES")) AND, AS TO MATTERS NOT GOVERNED BY THE ISP98 RULES, THE LAW OF THE STATE OF NEW YORK.

(b) THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY IN ANY LITIGATION OR OTHER PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE L/C ISSUER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND; PROVIDED, FURTHER, THAT NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

(c) THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 11.05. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT ANY OF THEM MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO IN CLAUSE (a) ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS. THE BORROWER HEREBY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THAT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

(d) THE ADMINISTRATIVE AGENT, EACH LENDER, THE L/C ISSUER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, SUCH LENDER, THE L/C ISSUER OR THE BORROWER IN CONNECTION THEREWITH. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, EACH LENDER AND THE L/C ISSUER ENTERING INTO THE LOAN DOCUMENTS.

Section 11.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

Section 11.10 Integration. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, for its own account and benefit and/or for the account, benefit of, and distribution to, the Lenders, constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof or thereof. Notwithstanding the foregoing or anything herein to the contrary, the parties hereto expressly acknowledge and agree that the eighth paragraph of the Commitment Letter, dated October 17, 2007, between the Borrower and the Administrative Agent (the "Commitment Letter") regarding a "Successful Syndication" and each other provision of such Commitment Letter and the Fee Letter stated to expressly survive the execution and deliver of this Agreement and the other Loan Documents and/or the termination of the commitments under the Commitment Letter shall survive and are hereby reaffirmed, and the Borrower shall execute and deliver such agreements, amendments and other writings as the Administrative Agent shall request in connection therewith.

Section 11.11 Headings Descriptive. The headings of the several Sections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 11.12 Amendment or Waiver.

(a) Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, changed, waived or otherwise modified unless such amendment, change, waiver or other modification is in writing and signed by the Borrower, the Administrative Agent, and the Required Lenders or by the Administrative Agent acting at the written direction of the Required Lenders; provided, however, that

(i) no change, waiver or other modification shall:

(A) increase the amount of any Commitment of any Lender hereunder, without the written consent of such Lender or increase the Total Credit Facility Amount without the consent of all the Lenders;

(B) extend or postpone the Revolving Facility Termination Date or the maturity date provided for herein that is applicable to any Loan of any Lender, extend or postpone the expiration date of any Letter of Credit as to which such Lender is an LC Participant beyond the latest expiration date for a Letter of Credit provided for herein, or extend or postpone any scheduled expiration or termination date provided for herein that is applicable to a Commitment of any Lender, without the written consent of such Lender, it being expressly understood that the waiver or modification of any mandatory prepayment hereunder shall require only the approval of the Required Lenders;

(C) reduce the principal amount of any Loan made by any Lender, or reduce the rate or extend the time of payment of, or excuse the payment of, interest thereon (other than as a result of (x) waiving the applicability of any post-default increase in interest rates or (y) any amendment or modification of defined terms used in financial covenants), without the written consent of such Lender;

(D) reduce the amount of any Unpaid Drawing as to which any Lender is an LC Participant, or reduce the rate or extend the time of payment of, or excuse the payment of, interest thereon (other than as a result of waiving the applicability of any post-default increase in interest rates), without the written consent of such Lender; or

(E) reduce the rate or extend the time of payment of, or excuse the payment of, any Fees to which any Lender is entitled hereunder, without the written consent of such Lender; and

(ii) no change, waiver or other modification or termination shall, without the written consent of each Lender affected thereby,

(A)  release the Borrower from any of its obligations hereunder;

(B) release the Borrower from its guaranty obligations under Article X or release any Credit Party from the Subsidiary Guaranty, except, in the case of a Subsidiary Guarantor, in accordance with a transaction permitted under this Agreement;

(C) release all or any substantial portion of the Collateral, except in accordance with Section 2.19 or in connection with a transaction permitted under this Agreement;

(D) amend, modify or waive any provision of this Section 11.12, Section 8.03, or any other provision of any of the Loan Documents pursuant to which the consent or approval of all Lenders, or a number or specified percentage or other required grouping of Lenders or Lenders having Commitments, is by the terms of such provision explicitly required;

(E) reduce the percentage specified in, or otherwise modify, the definition of Required Lenders; or

(F) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

Any waiver or consent with respect to this Agreement given or made in accordance with this Section shall be effective only in the specific instance and for the specific purpose for which it was given or made.

(b) No provision of Section 2.05 or any other provision in this Agreement specifically relating to Letters of Credit may be amended without the consent of any LC Issuer adversely affected thereby.

(c) No provision of Article IX may be amended without the consent of the Administrative Agent and no provision of Section 2.04 may be amended without the consent of the Swing Line Lender.

(d) To the extent the Required Lenders (or all of the Lenders, as applicable, as shall be required by this Section) waive the provisions of Section 7.02 with respect to the sale, transfer or other disposition of any Collateral, or any Collateral is sold, transferred or disposed of as permitted by
     Section 7.02, (i) such Collateral shall be sold, transferred or disposed of free and clear of the Liens created by the respective Security Documents;
     (ii) if such Collateral includes all of the capital stock of a Subsidiary that is a party to the Subsidiary Guaranty or whose stock is pledged pursuant to the Security Documents, such capital stock shall be released from the Security Documents and such Subsidiary shall be released from the Subsidiary Guaranty; and (iii) the Administrative Agent shall be authorized to take actions deemed appropriate by it in order to effectuate the foregoing.

(e) Notwithstanding anything in paragraph (a) of this Section 11.12 to the contrary, this Agreement and the other Loan Documents may be amended at any time and from time to time to increase the Total Revolving Commitment or to permit the Borrower to incur Term Loans and/or Revolving Commitments (the "Incremental Loans") by an agreement in writing entered into by the Borrower, the Administrative Agent and each Person (including any Lender) that shall agree to provide such Incremental Loans so established (and each such Person that shall not already be a Lender shall, at the time such agreement becomes effective, become a Lender with the same effect as if it had originally been a Lender under this Agreement with the Incremental Loans set forth in such agreement); provided that the aggregate outstanding principal amount of the Incremental Loans shall at no time exceed
     $50,000,000. Any such agreement shall amend the provisions of this Agreement and the other Loan Documents to set forth the terms of the
     Incremental Loans established thereby (including the amount and final maturity thereof (which shall not be earlier than the Revolving Facility Termination Date), any provisions relating to the amortization or mandatory prepayment thereof, the interest to accrue and be payable thereon and any fees to be payable in respect thereof) and to effect such other changes (including changes to the provisions of this Section, Section 2.14 and the definition of "Required Lenders") as the Borrower and the Administrative Agent shall deem necessary or advisable in connection with the establishment of any such Class; provided that no such agreement shall (i) effect any change described in any of clauses (i) and (ii) of paragraph (a) of this Section without the consent of each Person required to consent to such change under such clause (it being agreed, however, that any increase in the Revolving Commitments or establishment of any Class of Term Loans will not, of itself, be deemed to effect any of the changes described in clauses (A), (C) or (D) of Section 11.12(a)(ii), (ii) amend Article VI, VII or VIII to establish any affirmative or negative covenant, Event of Default or remedy that by its terms benefits one or more Classes, but not all Classes, of Loans or Borrowings without the prior written consent of Lenders holding a majority in interest of the Loans and Commitments of each Class not so benefited (it being agreed that no provision requiring
     Borrower to prepay Term Loans of one or more Classes pursuant to Sections 2.13(c)(v) through (vii) shall be deemed to violate this clause) or (iii) change any other provision of this Agreement or any other Loan Document that creates rights in favor of Lenders holding Loans or Commitments of any existing Class, other than as necessary or advisable in the judgment of the Administrative Agent to cause such provision to take into account, or to make the benefits of such provision available to, Lenders holding Term Loans of such new Class or such new Commitments. The Loans, Commitments and Borrowings of any Class established pursuant to this paragraph shall constitute Loans, Commitments and Borrowings under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Subsidiary Guaranty and security interests created by the Security Documents. The Credit Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the UCC or otherwise after the establishment of any such Incremental Loan.

(f) If, in connection with any proposed amendment, modification, termination, waiver or consent with respect to any provision hereof as contemplated by this Section 11.12, the consent of the Required Lenders shall have been obtained but the consent of a Lender whose consent is required shall not have been obtained, the Borrower may replace such Non-Consenting Lender in accordance with the provisions of Section 3.05(b) hereof.

Section 11.13 Survival of Indemnities. All indemnities set forth herein including, without limitation, in Article III (subject to the limitations set forth Section 9.09 or Section 11.02 shall survive the execution and delivery of this Agreement and the making and repayment of the Obligations.

Section 11.14 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender; provided, however, that the Borrower shall not be responsible for costs arising under Section 3.01 resulting from any such transfer (other than a transfer pursuant to Section 3.05) to the extent not otherwise applicable to such Lender prior to such transfer.

Section 11.15     Confidentiality.

(a) Each of the Administrative Agent, each LC Issuer and the Lenders agrees to maintain the confidentiality of the Confidential Information, except that Confidential Information may be disclosed (1) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential
     Information confidential), (2) to any direct or indirect contractual counterparty in any Hedge Agreement (or to any such contractual counterparty's professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section, (3) to the extent requested by any regulatory authority, (4) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (5) to any other party to this Agreement, (6) to any other creditor of any Credit Party that is a direct or intended beneficiary of any of the Loan Documents, (7) in connection with the exercise of any remedies hereunder or under any of the other Loan Documents, or any suit, action or proceeding relating to this Agreement or any of the other Loan Documents or the enforcement of rights hereunder or thereunder, (8) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or participant in any of its rights or obligations under this Agreement, (9) with the consent of the Borrower, or (10) to the extent such Confidential Information
     (i) becomes publicly available other than as a result of a breach of this Section, or (ii) becomes available to the Administrative Agent, any LC Issuer or any Lender on a non-confidential basis from a source other than a Credit Party and not otherwise in violation of this Section.

(b) As used in this Section, "Confidential Information" shall mean all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any LC Issuer or any Lender on a non-confidential basis prior to disclosure by the Borrower; provided, however, that, in the case of information received from the Borrower after the Closing Date, such information is clearly identified at the time of delivery as confidential.

(c)  Any  Person  required  to  maintain  the  confidentiality  of  Confidential
Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information. The Borrower hereby agrees that the failure of the Administrative Agent, any LC Issuer or any Lender to comply with the provisions of this Section shall not relieve the Borrower, or any other Credit Party, of any of its obligations under this Agreement or any of the other Loan Documents.

Section 11.16 Limitations on Liability of the LC Issuers. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letters of Credit. Neither any LC Issuer nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by an LC Issuer against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the LC Obligor shall have a claim against an LC Issuer, and an LC Issuer shall be liable to such LC Obligor, to the extent of any direct, but not consequential, damages suffered by such LC Obligor that such LC Obligor proves were caused by
(i) such LC Issuer's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (ii) such LC Issuer's willful failure to make lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, an LC Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation.

Section 11.17 General Limitation of Liability. No claim may be made by any Credit Party, any Lender, the Administrative Agent, any LC Issuer or any other Person against the Administrative Agent, any LC Issuer, or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower, each Lender, the Administrative Agent and each LC Issuer hereby, to the fullest extent permitted under applicable law, waive, release and agree not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in their favor.

Section 11.18 No Duty. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such Person may act) retained by the Administrative Agent or any Lender with respect to the transactions contemplated by the Loan Documents shall have the right to act exclusively in the interest of the Administrative Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower, to any of its Subsidiaries, or to any other Person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation. The Borrower agrees, on behalf of itself and its Subsidiaries, not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

Section 11.19 Lenders and Agent Not Fiduciary to Borrower, etc. The relationship among the Borrower and its Subsidiaries, on the one hand, and the Administrative Agent, each LC Issuer and the Lenders, on the other hand, is solely that of debtor and creditor, and the Administrative Agent, each LC Issuer and the Lenders have no fiduciary or other special relationship with the Borrower and its Subsidiaries, and no term or provision of any Loan Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

Section 11.20 Survival of Representations and Warranties. All representations and warranties herein shall survive the making of Loans and all LC Issuances hereunder, the execution and delivery of this Agreement, the Notes and the other documents the forms of which are attached as Exhibits hereto, the issue and delivery of the Notes, any disposition thereof by any holder thereof, and any investigation made by the Administrative Agent or any Lender or any other holder of any of the Notes or on its behalf. All statements contained in any certificate or other document delivered to the Administrative Agent or any Lender or any holder of any Notes by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or otherwise specifically for use in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder, made as of the respective dates specified therein or, if no date is specified, as of the respective dates furnished to the Administrative Agent or any Lender.

Section 11.21 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 11.22 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action, event, condition or circumstance is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations or restrictions of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or event, condition or circumstance exists.

Section 11.23 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Base Rate to the date of repayment, shall have been received by such Lender.

Section 11.24 Judgment Currency. If the Administrative Agent, on behalf of the Lenders, obtains a judgment or judgments against the Borrower in a Designated Foreign Currency, the obligations of the Borrower in respect of any sum adjudged to be due to the Administrative Agent or the Lenders hereunder or under the Notes (the "Judgment Amount") shall be discharged only to the extent that, on the Business Day following receipt by the Administrative Agent of the Judgment Amount in the Designated Foreign Currency, the Administrative Agent, in accordance with normal banking procedures, may purchase Dollars with the Judgment Amount in such Designated Foreign Currency. If the amount of Dollars so purchased is less than the amount of Dollars that could have been purchased with the Judgment Amount on the date or dates the Judgment Amount (excluding the portion of the Judgment Amount which has accrued as a result of the failure of the Borrower to pay the sum originally due hereunder or under the Notes when it was originally due hereunder or under the Notes) was originally due and owing (the "Original Due Date") to the Administrative Agent or the Lenders hereunder or under the Notes (the "Loss"), the Borrower agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against the Loss, and if the amount of Dollars so purchased exceeds the amount of Dollars that could have been purchased with the Judgment Amount on the Original Due Date, the Administrative Agent or such Lender agrees to remit such excess to the Borrower.

Section 11.25 USA Patriot Act. Each Lender subject to the USA Patriot Act hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA Patriot Act.

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


     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                                      ESCO TECHNOLOGIES INC.



                                By:   /s/G.E. Muenster
                              Name:   __Gary E. Muenster
                             Title:  __Senior Vice President & CFO

                                       NATIONAL CITY BANK,
                                as a Lender, LC Issuer, Swing Line Lender, and as the Lead Arranger, Administrative Agent and Syndication Agent

                               By:   /s/S. Farris Tzinberg
                             Name:   ___S. Farris Tzinberg
                            Title:  ___Vice President



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